                                                                   Exhibit 10.10

                              SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT, made and entered into as of the ____ day of December 1999, by and between Halis, Inc. (hereinafter referred to as "Sublandlord"), and Accord Networks, Inc. (hereinafter referred to as "Subtenant"), with "Sublandlord-B" and "Landlord", as hereinafter defined, joining herein purposes set forth below.

                              W I T N E S S E T H:

     WHEREAS, GMH Management (herein after referred to as "Landlord"), and Sublandlord, as Tenant, entered into that certain Lease dated August 1, 1997, (hereinafter referred to as the "Prime Lease" and attached hereto as Exhibit "A") wherein Landlord leased to Sublandlord, and Sublandlord leased and took from Landlord the "Premises", as defined, at 9040 Roswell Road, Atlanta, GA 30350 (hereinafter referred to as the "Building"), and upon terms and conditions more particularly contained, in the Prime Lease;

     WHEREAS, Verifone, Inc. (herein after referred to as "Sublandlord-B"), and Sublandlord, as Tenant, entered into that certain Sublease dated February, 1996, (hereinafter referred to as the "Prime Sublease" and attached hereto as to the Primary Lease in Exhibit "A") wherein Sublandlord-B leased to Sublandlord, and Sublandlord leased and took from Sublandlord-B the "Sublease Premises", as defined, at the Building, and upon terms and conditions more particularly contained, in the Prime Sublease;

     WHEREAS, Sublandlord and Subtenant have agreed to a subletting by Sublandlord to Subtenant the Premises, being more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter referred to as the "Subleased Premises"), and desire to enter into this Sublease Agreement for the purpose of evidencing, in writing, the terms and provisions of such Sublease;

     WHEREAS, Landlord desires to join herein for the purpose of consenting to this Sublease Agreement;

     NOW THEREFORE, for and in consideration of the premises, covenants and agreements herein contained, the parties hereto agree as follows:

     1.  Subleased Premises.
         ------------------

     Sublandlord hereby leases to Subtenant and Subtenant does hereby lease from Sublandlord, upon the terms and conditions herein set forth, the Subleased Premises. Subtenant acknowledges and agrees that the Subleased Premises (being more particularly described on Exhibit "B" attached hereto and by this reference made a part hereof) contain 11,773 square feet of rentable area on the 4th Floor of the Building.

     2.  Term.
         ----

     The term of this Sublease shall commence on January 10, 2000 (hereinafter referred to as the "Commencement Date") on which the Subleased Premises are "Ready for Occupancy", as hereinafter defined, and shall terminate, if not sooner terminated or extended pursuant to the terms and provisions hereof, on December 31, 2003. Provided, however, Subtenant acknowledges that the terms and provisions of this Sublease are subject to the terms and provisions of the Prime Lease, and Subtenant hereby waives and releases Sublandlord and Sublandlord-B from any and all claims, liabilities or obligations resulting from any termination of the Prime Lease, in whole or in part, pursuant to the terms and provisions thereof, whether as a result of condemnation, damage or destruction or otherwise, which causes a termination of this Sublease, in whole or in part; provided however, that this release shall not be effective in the event that the Prime Lease is terminated as a result of a default by Sublandlord, as lessee, thereunder. Sublandlord covenants and agrees that it shall, during the term of this Sublease, comply with the terms and provisions of the Prime Lease.

     3.  Base Rent.
         ---------

     Commencing on the Commencement Date, January 10, 2000, and continuing during the term of this Sublease, expiring December 31, 2003, Subtenant shall pay to Landlord (GMH Management) and Sublandlord-B (Verifone) at Landlord's and Sublandlord-B's addresses as defined below, or at such other place as Sublandlord shall from time to time designate in writing, an annual rental (hereinafter referred to as the "Base Rent") in accordance with the Schedule of Payments for Base Rents ("Schedule of Payments for Base Rents" attached as Exhibit C) to be paid without notice, demand, deduction or setoff, on the first
(1st) day of each month, in advance. Said Base Rent shall be prorated for any partial calendar month during the term hereof.

     Payment of rent to Landlord shall be made at the following address:

     Shelley Dobbs
     Property Manager
     GMH Management
     9040 Roswell Rd., Suite 450
     Atlanta, GA 30350

     Payment of rent to Sublandlord-B shall be made at the following address:

     Walter Holloman
     Verifone
     3080 Airway Avenue
     Costa Mesa, CA 92626

     4.  Use and Condition.
         -----------------

          (a) The Subleased Premises are to be used only for general office purposes and for no other business or purpose without the express written consent of Sublandlord.

          (b) Subtenant acknowledges they will take the space "as is", "where-is".

     5.  Landlord/Tenant Relationship.
         ----------------------------

     This Sublease shall create the relationship of Landlord and Tenant between Sublandlord and Subtenant; no estate shall pass out of Sublandlord; Subtenant has only a usufruct, not subject to levy and sale, and Subtenant may not assign this Sublease, or any interest hereunder, or sublet the Subleased Premises, or any part thereof, without Sublandlord's prior written consent, which consent may be withheld in its sole and absolute discretion.

     6.  Notice.
         ------

     Any notice required or permitted to be given hereunder shall be in writing and either personally delivered, sent by U.S. Certified or Registered Mail, return receipt requested, postage prepaid, or sent by Federal Express, or any similar service, to the party being given such notice at the following addresses:

LANDLORD:         GMH Management
                  Attn: Shelley Dobbs
                  Property Manager
                  9040 Roswell Rd., Suite 450
                  Atlanta, GA 30350

SUBLANDLORD-B:    Verifone Real Estate & Facilities
                  4988 Great America Parkway
                  Santa Clara, CA 95054-1200

                  cc: Hewlett Packard Legal Department
                  3000 Hanover Street
                  Palo Alto, CA 94303-1181

SUBLANDLORD:      Halis, Inc.
                  9040 Roswell Road, Suite 470
                  Atlanta, GA 30350

SUBTENANT:        Accord Networks, Inc.
                  Attn: Jeffery B. Bradley (CFO)
                  9040 Roswell Rd., Suite 470
                  Atlanta, GA 30350

The time period in which a response to any notice, demand or request must be given, if any, shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Rejection or failure to claim delivery of any such notice, demand or request, or the inability to deliver because of changed address of which no notice was given, shall be deemed to be in receipt of the notice, demand or request sent as of the date of deposit in the United States Mail or the date of attempted personal delivery, as the case may be. By giving at least thirty (30) days written notice thereof, any party shall have the right from time to time and at anytime to change their respective addresses.

     7.  Indemnification.
         ---------------

     Subtenant shall, and does hereby, indemnify and hold Sublandlord and Sublandlord's employees and agents, harmless from, against and in respect of, all liabilities, damages, losses, costs, expenses (including all reasonable attorneys' fees), causes of action, suits, claims, demands and judgments of any nature whatsoever arising, in whole or in part, out of, by reason of, or in connection with:

         (a) injury to or the death of persons or damage to property (i) on the Subleased Premises, or (ii) in any manner arising out of, by reason of or in connection with, the use, non-use or occupancy of the Subleased Premises, or
(iii) resulting from the condition of the Subleased Premises; excluding, however, work done by or on behalf of Sublandlord prior to the Rental Commencement Date;

         (b) the violation or breach of, or the failure of Subtenant to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of this Sublease;

         (c) the violation by Subtenant or anyone claiming by, through or under Subtenant of any law affecting the Subleased Premises or the use or occupancy thereof; or

         (d) the violation by Subtenant or anyone claiming by, through or under Subtenant of any term or provision of the Prime Lease.

     8.  Defaults and Remedies  The occurrence of any of the following shall
         ---------------------
constitute an "Event of Default" hereunder: (i) if Subtenant fails to pay any Rent when due and such failure continues for 10 days after written notice of such failure, [provided, however, that Subtenant shall not be entitled to such notice if Sublandlord has given notice to Subtenant of 1 or more previous such failures within a 12 month period, in which event such failure shall constitute a default hereunder upon the expiration of 10 days after such payment was due,] or (ii) if Subtenant fails to perform or observe any of the terms of this Sublease other than those requiring the payment of Rent and such failure continues for 15 days after Sublandlord gives written notice of said failure; provided, however, that if the grace period for such default provided to Sublandlord under the Prime Lease is shorter than 15 days, the length of Subtenant's grace period shall be one-half of Sublandlord's grace period; or
(iii) if the subleasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Subtenant's property for the benefit of creditors, or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of Subtenant's property by a court of competent jurisdiction, or if a petition is filed by Subtenant under any bankruptcy or insolvency law, or if a petition is filed against Subtenant under any bankruptcy law and the same shall not be dismissed within 30 days from the date upon which it is filed.

     If an Event of Default occurs, Sublandlord may at its option immediately or at any time thereafter exercise any one or more of the remedies provided in the Prime Lease with respect to a default thereunder by Sublandlord. Notwithstanding the fore going and in addition thereto, Sublandlord may at its option immediately or at any time thereafter exercise one or more of the following remedies, consecutively or simultaneously, without notice or demand:

     a. Sublandlord may bring suit for damages or specific performance for the collection of unpaid Rent or the performance of any of Subtenant's obligations, all either with or without entering into possession or terminating this Sublease.

     b. Sublandlord may, at its option, give Subtenant a notice terminating this Sublease on a date not less than 3 business days after Sublandlord gives such notice, and upon such date this Sublease shall terminate and all rights of Subtenant shall cease without further notice or lapse of time, Subtenant hereby waiving all statutory rights, including rights of redemption, if any. Upon termination of this Sublease, Subtenant shall surrender the Sublet Premises to Sublandlord in accordance with the terms of this Sublease. Subtenant's liability hereunder shall survive such termination and Subtenant shall indemnify and hold Sublandlord harmless from all claims, losses, costs, expenses, damages or liabilities arising out of or in connection with such termination.

     c. If, after such termination, Sublandlord elects to relet all or any part of the Sublet Premises, such reletting may be on such terms and conditions as Sublandlord in its reasonable discretion may determine. Sublandlord may retain for itself all rents from reletting, and Sublandlord shall not be liable for any failure to relet all or any part of the Sublet Premises. The rent obtained from such reletting shall be, for purposes of subsection 8(d)(2), prima facie evidence of the fair rental value for the part of the Sublet Premises so relet during the term of the reletting. The proceeds of reletting shall be applied first to pay all Sublandlord's reletting expenses, including, without limitation, all repossession costs, alteration costs, brokerage commissions, advertising expenses and reasonable attorneys' fees ("Reletting Expenses"), then to pay any cost to Sublandlord of curing Subtenant's defaults, then to pay Rent, any balance then to be kept by Sublandlord.

     d.   After such termination, Subtenant shall:
          1. pay Sublandlord monthly on the days on which Base Rent would have been payable, as damages for Subtenant's default, the difference between: (i) the amount of Rent which would be payable under this Sublease by Subtenant if this Sublease were still in effect, less
               (ii) the net proceeds of any reletting,
               after deducting Sublandlord's Reletting Expenses and Sublandlord's costs incurred in curing Subtenant's defaults; or

          2. at Sublandlord's election, whether or not Sublandlord shall have collected any payments under the preceding paragraph (1), pay Sublandlord, on demand, an amount equal to: (i) the present value, discounted at the discount rate at which one-year Treasury bills have then most recently sold, of the difference between (a) all Rent which would have been payable from the date of such termination until the last day of the term of this Sublease, and
               (b) the fair rental value of the Sublet Premises for the same period; plus (ii) Sublandlord's reasonable estimate of Reletting Expenses.

     e. If an Event of Default occurs, Sublandlord shall have the right, but not the obligation, without the necessity of terminating this Sublease, to enter the Sublet Premises and perform any of Subtenant's obligations notwithstanding that no specific provision for such substituted performance by Sublandlord is made in this Sublease. All sums so paid by Sublandlord, and all costs and expenses incurred by Sublandlord in connection with the performance of Subtenant's obligations, plus interest thereon at the rate of 12% per annum (or, if less, the maximum rate of interest permitted at such time by law), shall be deemed Additional Rent and shall be payable to Sublandlord immediately upon demand.

          The rights and remedies granted to Sublandlord herein are cumulative and in addition to any others Sublandlord may be entitled to at law or in equity.

          Subtenant shall pay on demand all of Sublandlord's costs and expenses incurred in connection with enforcement of this Sublease, including without limitation, reasonable attorneys' fees and court costs.

          All sums not paid by Subtenant when due hereunder (regardless of whether or not the applicable grace period has expired) shall bear interest at a rate equal to the lesser of (i) 1-1/2% per month or (ii) the highest rate permitted by law (the "Default Rate of Interest"), which interest shall be payable to Sublandlord as Additional Rent hereunder immediately upon demand.

     9. Surrender
        ---------

     Upon the expiration or earlier termination of the Sublease Term, Subtenant shall surrender the Sublet Premises free and clear of all tenants and occupants, and in good order and condition, reasonable wear and tear and damage by casualty or taking only excepted. All Subtenant's alterations, additions and improvements shall remain part of the Sublet Premises and shall not be removed unless Sublandlord so requests such removal by notice to Subtenant at least thirty (30) days prior to the expiration or earlier termination date. Subtenant shall repair any damage to the Sublet Premises caused by the removal of its property. Any property of Subtenant not removed at or prior to the expiration or earlier termination of the Sublease Term may be removed and stored or disposed of by Sublandlord as it deems appropriate in its sole discretion. Subtenant agrees to reimburse Sublandlord for all of Sublandlord's costs resulting from such removal and storage or disposition.

     10.  Limitation of Liability.
          -----------------------

     Except with regard to Sublandlord's covenant not to default under the Prime Lease Sublandlord's obligations and liability to Subtenant with respect to this Sublease shall be limited solely to Sublandlord's interest in the Premises, and neither Sublandlord, nor any joint venture, partner, officer, director or shareholder of Sublandlord shall have any personal liability whatsoever with respect to this Sublease.

     11.  Consent of Landlord.
          -------------------

     The Landlord under the Prime Lease, hereby consents to the foregoing Sublease, without waiver of any restriction in the Prime Lease concerning further assignment or subletting; provided, however, that (i) Sublandlord shall remain primarily liable to Landlord under the Prime Lease for the entire term of the Prime Lease and is in no way released from full and complete performance of all of the terms, conditions, covenants and agreements contained therein, (ii) Landlord is not bound by any of the terms, entering into the Sublease and of the Subtenant as a Subtenant thereunder, does not consent to or approve any matters which are contemplated by the Sublease and which are subject to Landlord's further consent or approval under the Prime Lease, and (iii) the Sublease is subject in its entirety to the Prime Lease, and in the event of any conflict between the terms and provisions of the Prime Lease and the Sublease, the terms and provisions of the Prime Lease shall prevail. Landlord certifies that as of the date Landlord's execution hereof, Sublandlord and Sublandlord-B are not in default or breach of any of the provisions of the Prime Lease, and that the Prime Lease has not been amended or modified except as expressly set forth in the foregoing Sublease. This consent shall in no event relieve Sublandlord or Sublandlord-B from any obligation or any liability contained in the Prime Lease.

     12.  Miscellaneous.
          -------------

     This Sublease constitutes the entire agreement between the parties hereto and it is understood and agreed that all undertakings and agreements heretofore had between these parties are merged herein and superseded hereby. No representation, promise or inducement not, included herein shall be binding upon any party hereto. This Sublease shall be governed by and construed in accordance with the laws of the State of Georgia. This Sublease may not be changed orally, but only by an agreement in writing signed by the parties hereto. Time is of the essence of this Sublease.

     13.  Miscellaneous.
          -------------

     Subtenant will be given access to the space by Sublandlord upon Landlord's and Sublandlord-B's final approval of this Sublease agreement.

     14.  Operating Expenses.
          ------------------

     Subtenant will be responsible for normal pass-through of operating expenses as defined in the Prime Lease.

     15.  Parking.
          --------

          Subtenant will have access to the parking rights as defined in the Prime Lease.

     16.  Security Deposit.
          -----------------

     Upon execution of the Sublease Agreement, Subtenant will provide to Sublanldord an Security Deposit equal to one (1) months rent.

     17.  Contingencies.
          --------------

This Sublease agreement is contingent upon Subtenant leasing suite 450, the management office, from the Landlord.

          IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their seals the day and year first above written.


          LANDLORD:

               By:-----------------------------------------

               Title:--------------------------------------

               Attest:-------------------------------------




          SUBLANDLORD-B (Verifone):

                    /s/
               By:-----------------------------------------

               Title:--------------------------------------

               Attest:-------------------------------------



          SUBLANDLORD (Halis, Inc.):

                   /s/
               By:-----------------------------------------

               Title:--------------------------------------

               Attest:-------------------------------------




          SUBTENANT(Accord Networks):

                   /s/
               By:-----------------------------------------

               Title:--------------------------------------

               Attest:-------------------------------------

                          EXHIBIT A TO EXHIBIT 10.10

                             Exhibit A To Sublease



                LEASE BY AND BETWEEN DOA 87 LIMITED PARTNERSHIP

                                      AND

                                  HALIS, INC.

                            FOR PREMISES LOCATED AT
                         RIVER RIDGE CORPORATE CENTER
                               ATLANTA, GEORGIA

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
1. Demise of the Premises................................................................ 1

2. Definitions........................................................................... 1

3. Change in Commencement of Term........................................................ 2

4. Rent.................................................................................. 3

5. Late Payments......................................................................... 3

6. Use of the Premises................................................................... 3

7. Services.............................................................................. 3

8. Condition of the Premises............................................................. 4

9. Repairs and Maintenance............................................................... 5

10. Alterations and Improvements......................................................... 5

11. Tenant's Property and Leasehold Improvements......................................... 6

12. Rules and Regulations................................................................ 6

13. Certain Rights Reserved to the Landlord.............................................. 6

14. Assignment and Subletting............................................................ 7

15. Holding Over......................................................................... 8

16. Surrender of the Premises............................................................ 9

17. Destruction or Damage................................................................ 9

18. Eminent Domain....................................................................... 9

19. Indemnification...................................................................... 10

20. Tenant's Insurance................................................................... 11

21. Subordination and Attornment......................................................... 11

22. Estoppel Certificate by Tenant....................................................... 12

23. Transfer of Landlord's Interest...................................................... 12

24. Default.............................................................................. 12

25. Brokerage Fees....................................................................... 13

26. Notices.............................................................................. 13

27. Government Energy or Utility Controls................................................ 13

28. Security Deposit..................................................................... 13

29. Relocation of the Premises........................................................... 14

30. Quiet Enjoyment...................................................................... 14

31. Observance of Law.................................................................... 14

32. Force Majeure........................................................................ 14

33. Curing Tenant's Defaults; Additional Rent............................................ 14

34. Limitation of Landlord's Liability................................................... 15

35. Shoring.............................................................................. 15

36. Sign Control......................................................................... 15

37. Parking.............................................................................. 15

38. Miscellaneous........................................................................ 16

39. Arbitration.......................................................................... 17

40. Right of First Offer................................................................. 18

41. Lender Approval........................................................  18
41. VeriFone Sublease Space................................................  19

               Exhibit A - Plan of Premises
               Exhibit B - Description of Land
               Exhibit C - Landlord's Work
               Exhibit D - Rules and Regulations
               Exhibit E - Janitorial Specifications
               Exhibit F - Subordination, Non-Disturbance And Attornment
                           Agreement
               Exhibit G - Form of Statement of Operating Expenses


               Rider to Lease




                                      II

                              OFFICE LEASE


     THIS LEASE (this "Lease") dated as of August 1, 1997, by and between DOA 87 LIMITED PARTNERSHIP, a Connecticut limited partnership ("Landlord"), and HALIS, INC., a Georgia corporation ("Tenant").

1.   Demise of the Premises

     In consideration of the Rent (as hereinafter defined) and the covenants and agreements made herein, Landlord leases to Tenant and Tenant accepts and leases from Landlord the Premises (as hereinafter defined) as outlined on the plan attached hereto as Exhibit A located in the Building (as hereinafter defined), together with the nonexclusive right to use, in common with Landlord and others, the parking areas and the following portions of the Building: the entrance foyer and lobby; the corridors and lavatories on the floor on which the Premises are situated; and the stairways, elevators, shipping and receiving areas (all of the foregoing sometimes collectively referred to as the "Common Areas").

2.   Definitions

     As used in this Lease, the following terms shall have the following meanings:

          (a) Building: the office building known as River Ridge Corporate Center, Atlanta, Georgia, located on certain real property (the "Land"), more particularly described in Exhibit B attached hereto and made a part hereof.

          (b) Premises: Suite ___, containing approximately 7,790 rentable square feet on the fourth (4th) floor of the Building, as outlined on Exhibit A.

          (c) Building Manager: J&S Development and Management Corporation or such other person as Landlord may designate.

          (d)  Commencement Date:  January 1, 1998.

          (e) Termination Date: December 31, 2003, unless sooner terminated as provided in this Lease.

          (f) Term: the period commencing on the Commencement Date and expiring at midnight on the Termination Date.

          (g) Lease Year: each successive period of twelve (12) consecutive months beginning on the Commencement Date or on the anniversary of the Commencement Date, as the case may be.

          (h)  Base Rent:

               Period                    Annual Base Rent
               ------                    ----------------

             1/2/98 - 12/31/98     $163,590.00  ($21.00 per square foot)
             1/1/99 - 12/31/99     $168,497.70  ($21.63 per square foot)
             1/1/00 - 12/31/00     $173,552.63  ($22.28 per square foot)
             1/1/01 - 12/31/01     $178,759.21  ($22.95 per square foot)
             1/1/02 - 12/31/02     $184,121.99  ($23.64 per square foot)
             1/1/03 - 12/31/03     $189,645.65  ($24.34 per square foot)

          (i)    Monthly Installments of Base Rent:

                 Period                           Monthly Installments
                 ------                           --------------------

             1/2/98 - 12/31/98                        $13,632.50
             1/1/99 - 12/31/99                        $14,041.48
             1/1/00 - 12/31/00                        $14,462.72
             1/1/01 - 12/31/01                        $14,896.60
             1/1/02 - 12/31/02                        $15,343.50
             1/1/03 - 12/31/03                        $15,803.80

          (j)    Tenant's Proportionate Share: 4.54 percent.

          (k)    Security Deposit: $54,530.00.

          (l) Landlord's Mailing Address: 433 South Main Street, West Hartford, Connecticut 06110.

                 Tenant's Mailing Address: HALIS, Inc., River Ridge, 9040 Roswell Road, Suite 470, Atlanta, Georgia 30350.

          (m) Normal Business Hours: the hours from 8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturday, except recognized federal and state holidays.

          (n)    Broker: ICON Commercial Interests.

          (o) Tenant's Representatives: Tenant's employees, agents, contractors, licensees and invitees.

          (p)    Common Area Factor:  Twelve percent (12%)


3.   Change in Commencement of Term

     (a) If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date because of the holding over by any occupant of the Premises, or because improvements to the Premises are not substantially completed, or for any other reason, this Lease shall continue in effect and Landlord shall not be liable to Tenant or any third party for such inability; provided, however, the Rent (as hereinafter defined) shall abate (provided
--------  -------
Tenant is not responsible for its inability to take possession) until the date that the Premises are substantially complete and landlord provides Tenant notice thereof. If Landlord fails to give such notice within six (6) months after the Commencement Date, this Lease shall be null and void.

     (b) If Landlord gives Tenant permission to enter into possession of the Premises prior to the Commencement Date, such possession shall be deemed to be upon all the terms, covenants, conditions and provisions of this Lease, including payment of the Rent (as hereinafter defined).

     (c) If the substantial completion of improvements to the Premises by Landlord is delayed due to any act or omission of Tenant or Tenant's Representatives, including any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorization or approval, the Premises shall be deemed substantially completed on the date when they would have been ready but for such delay.

     (d) The Premises shall be deemed substantially completed and ready for occupancy upon the issuance of a certificate of occupancy by the local building authority and substantial completion of Landlord's Work (as hereinafter defined), notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed.

     (e) Nothing in this Section 3 shall be deemed to require or obligate Landlord to make any improvements of any kind or nature to the Premises except as otherwise specifically set forth herein.

4.   Rent

     (a) Tenant shall pay Monthly Installments of Base Rent in advance on the first day of each month of the Term. If the Term shall commence and end on a day other than the first day of a month, the Monthly Installments of Base Rent for the first and last partial month shall be prorated on a per diem basis. Upon the execution of this Lease, Tenant shall pay one Monthly Installment of Base Rent on account of the first full calendar month of the Term and a prorated Monthly Installment of Base Rent for any partial month of the Term which may precede such full calendar month.

     (b) Tenant shall pay to Landlord, as Additional Rent (as hereinafter defined), Tenant's Proportionate Share of Real Estate Taxes and Operating Expenses (both as defined in the Rider attached hereto and made a part hereof [the "Rider"]) in accordance with the Rider.

     (c) All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease shall be deemed additional rent ("Additional Rent"), whether or not so designated herein (Base Rent and Additional Rent are sometimes collectively referred to herein as the "Rent"). The Rent shall be paid in lawful money of the United States of America to the Building Manager or to such other person or at such other place as Landlord may from time to time designate in writing, without any prior notice or demand therefor and without deduction or offset.

5.   Late Payments

     If the Rent or any Monthly Installment or other portion thereof is not paid within ten (10) days after the same is due, Tenant shall pay Landlord a late charge of five percent (5%) of the amount due.

6.   Use of Premises

     Tenant shall use the Premises only for general office purposes and all other uses or purposes are strictly prohibited. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs the character, reputation or appearance of the Building as a first class office building; (c) impairs the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; or
(d) annoys or inconveniences other tenants or occupants of the Building.

7.   Services

     (a) Landlord shall provide climate control (including heat, ventilation or air conditioning) to the Premises during Normal Business Hours as required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises. The quality of services provided by Landlord to the Premises shall be comparable to other class A office buildings in the submarketplace.

     (b) Landlord shall furnish elevator service during Normal Business Hours to be used by Tenant in common with others. At least one elevator shall remain in service during all other hours. Landlord may designate a specific elevator for use as a service elevator.

     (c) Landlord shall make janitorial and cleaning services available to the Premises as more particularly set forth in Exhibit E attached hereto. Tenant shall pay to Landlord on demand the reasonable costs incurred by Landlord for services beyond the set forth on Exhibit E for (i) extra cleaning in the Premises required because of (A) misuse or neglect of the Premises on the part of Tenant or Tenant's Representatives, (B) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (C) interior glass partitions or unusual quantities of interior glass surfaces, or (D) nonbuilding standard materials or finishes installed by Tenant or at its request; and (ii) removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord's standard cleaning times.

     (d) (i) Landlord shall make available hot and cold water in reasonable quantities for drinking and hygiene purposes to the Premises and cause electric service to be supplied to the Premises sufficient for lighting and for the operation of ordinary office equipment. "Ordinary office equipment" shall mean office equipment wired for 120 volt electric service and rated and using less than 6 amperes or 750 watts of electric current.

          (ii) Landlord shall have the exclusive right to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises. Notwithstanding the provisions of subsection (b)(ii) of the Rider, the entire cost of such replacement shall be borne in full by Tenant, and shall be due and payable from time to time as Additional Rent upon demand by Landlord. Landlord may adopt a system of relamping and ballast replacement periodically on a group basis in accordance with good management practice.

          (iii) Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Premises. In order to ensure that such capacity is not exceeded and to avoid any possible adverse effect upon the Building's electric system, Tenant shall not, without Landlord's prior written consent in each instance, connect appliances or heavy-duty equipment, other than ordinary office equipment, to the Building's electric system or make any alteration or addition to the Building's electric system. Should Landlord grant such consent, all additional risers, piping and electrical conductors or other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within ten (10) days of Landlord's demand therefor. As a condition to granting such consent, Landlord shall have the right to increase the Base Rent by the expected cost to Landlord of the additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment, as determined by an independent electrical engineer, to be selected by Landlord and paid by Tenant.

     (e) In the event that Tenant's usage of utilities services provided to the Premises shall exceed general office usage, the Landlord may install separate meters for the Premises to register the usage of such utilities services, and in such event Tenant shall pay for the cost of such metered utility usage by Tenant in excess of general office usage. Tenant shall reimburse Landlord for the cost of installation of meters if such usage exceeds such general office usage by more than 10%.

     (f) The performance of Landlord of its obligations under this Section 7 is subject to Tenant's compliance with the conditions of occupancy of the Premises herein established by Landlord. Use of the Premises or any part thereof in a manner exceeding the electrical, heating, ventilating or air conditioning design capacities of the Building for the Premises, including rearrangement of partitioning which interferes with normal operation of the electrical, heating, ventilating or air conditioning systems serving the Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the electrical, heating, ventilating, air conditioning or plumbing systems or controls servicing the Premises or portions thereof, in order to provide comfortable occupancy. Any such required change shall be made by Landlord at Tenant's expense as alterations in accordance with the provisions of Section 10, but only to the extent permitted and upon the conditions set forth in that Section.

     (g) Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, and Tenant acknowledges that any one or more such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant's obligations under this Lease, except to the extent caused by Landlord's gross negligence or willful misconduct. Landlord shall, however, exercise reasonable diligence to promptly restore any service so interrupted.

8.   Condition of the Premises

     Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order, condition and repair when Tenant took possession, except for such matters of which Tenant gives Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises or the Building and no representation, either expressed or implied, respecting any matter or thing relating to the Building or this Lease (including the condition of the Premises or the Building) have been made by Landlord to Tenant, other than as may be contained herein or in a separate exhibit signed by Landlord and Tenant.

9.   Repairs and Maintenance

     (a) Tenant shall keep the Premises, including the Leasehold Improvements and Tenant's Property (both as hereinafter defined) neat, clean and in good order and condition. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Premises, the Leasehold Improvements, Tenant's Property, or the Building (including mechanical, electrical, plumbing, heating, ventilating, air conditioning and other equipment facilities and systems located within or serving the Building, collectively sometimes hereinafter referred to as the "Building Systems"). Tenant shall be responsible for (i) all repairs, replacements and alterations in and to the Premises, the Leasehold Improvements and Tenant's Property, and (ii) for all repairs, replacements and alterations in and to the Building and the Building Systems, the need for which arises out of (A) Tenant's use or occupancy of the Premises; (B) the installation or use of Tenant's Property in the Premises; (C) the moving of Tenant's Property into or out of the Building; or
(D) any other act or omission of Tenant or Tenant's Representatives; provided,
                                                                     --------
however, that such repairs, replacements or alterations (other than to Tenant's
-------
Property) shall be made by Landlord and Tenant shall pay Landlord within ten
(10) days of demand the cost therefor as determined by Landlord, plus 7% for Landlord's overhead and profit. Landlord may, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security in form (including a bond issued by a surety satisfactory to Landlord) and amount as Landlord shall deem necessary.

     (b) Tenant shall not place a load upon any portion of the floor of the Premises which exceeds the load per square foot which such floor was designed to carry.

     (c) Tenant shall not install business machines or mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building.

     (d) Landlord (except as provided in subsection 9(a)) shall; at Landlord's expense, repair, replace and maintain the external and structural parts of the Building which do not constitute a part of the Premises and are not leased to others, and shall perform such repairs, replacements and maintenance in a good and workmanlike manner and using commercially reasonable efforts to minimize disruption to Tenant's business operations and access to the Premises.

     (e) Except to the extent caused by the gross negligence of Landlord and except as otherwise provided herein, Landlord shall have no liability to Tenant nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Premises, the Building or the Building Systems. Landlord shall use its best efforts to minimize any interference with Tenant's business in the Premises on account of Landlord's making of such repairs or changes.

10.  Alterations and Improvements

     (a) With respect to the initial tenant improvements to be performed at the Premises, Landlord shall perform the improvements to the Premises set forth in the plans and specifications annexed hereto as Exhibit C ("Landlord's Work"). All costs and expenses incurred by Landlord in respect of the Landlord's Work in excess of Seventy Thousand One Hundred Ten and No/100 Dollars ($70,110.00) or Nine and No/100 Dollars ($9.00) per rentable square foot of Premises (the "Allowance") shall be borne by Tenant, and Tenant shall reimburse Landlord for any such excess cost within fifteen (15) days after Landlord's demand therefor, provided that Tenant has approved any excess amount in advance. Tenant shall give Landlord written notice of any incomplete work, unsatisfactory conditions or defects in the Demised Premises within thirty (30) days after the Commencement Date and Landlord shall, at its sole expense, complete said work and/or remedy such unsatisfactory conditions or defects as soon as possible. The existence of any incomplete work, unsatisfactory conditions or defects as aforesaid shall not affect the Commencement Date or the obligation of Tenant to pay rent, Additional Rent and all other charges hereunder, provided that the Premises has been substantially completed as required herein and a certificate of occupancy has been issued by the local building authority.

     (b) Tenant shall not make any alterations or improvements without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord may elect to perform on Tenant's behalf any alterations or improvements requested by Tenant. If alterations or improvements requested by Tenant are made by Landlord, Tenant shall pay Landlord within ten
(10) days of demand the cost therefor, as determined by Landlord, plus 7% for Landlord's overhead and profit. If Landlord gives its consent to the making of alterations or improvements by Tenant, all such work shall be done in accordance with such requirements and upon such conditions as Landlord, in its reasonable discretion, may impose. Any review or approval by Landlord of any plans or specifications with respect to any alteration or improvement is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy or correctness thereof or otherwise.

     (c) Tenant shall defend, indemnify and save Landlord harmless from and against any and all mechanics', materialmen's and other liens and encumbrances filed by any person claiming through or under Tenant, including security interests in any materials, fixtures, equipment or any other improvements or appurtenances installed in and constituting part of the Premises, and against all costs, expenses and liabilities (including reasonable attorneys' fees) incurred by Landlord in connection with any such lien or emcumbrance or any action or proceeding brought thereon or in connection therewith. Tenant at its expense shall procure the satisfaction, discharge or bond of record of all such liens and encumbrances within sixty (30) days after the filing thereof.

11.  Tenant's Property and Leasehold Improvements

     (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not by or at the expense of Tenant, and any carpeting or other personal property in the Premises on or after the Commencement Date installed by Landlord (collectively sometimes hereinafter called "Leasehold Improvements") (i) shall be and remain a part of the Premises;
(ii) shall be deemed the property of Landlord; and (iii) shall not be removed by Tenant at any time, whether prior to, during, or after the Term.

     (b) All movable partitions, other business and trade fixtures, furnishings, furniture, machinery and equipment, communications equipment, and other personal property located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without damage to the Building (collectively sometimes hereinafter called "Tenant's Property"), shall be and remain the property of Tenant and, except as otherwise prohibited by this Lease, may be removed by it at any time during the Term; provided that, if any of Tenant's Property is removed, Tenant shall pay the cost

--------
of repairing any damage to the Premises or to the Building resulting from such removal in accordance with Section 9(a).

12.  Rules and Regulations

     Tenant shall comply with (and cause Tenant's Representatives to comply with) the rules and regulations attached hereto as Exhibit D and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be liable to Tenant for any loss, claim, cost or damage incurred or suffered by Tenant as a result of or in connection with the violation by any person or entity of any of said rules and regulations, except to the extent caused by Landlord's gross negligence or willful misconduct.

13.  Certain Rights Reserved to Landlord

     Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property (except to the extent caused by Landlord's gross negligence or willful misconduct), person or business and without effecting an eviction, constructive or actual, or constituting a disturbance of Tenant's use or possession of the Premises or giving rise to any claim:

          (a) to name the Building and to change the name or street address of the Building;

          (b) to install and maintain all signs on the exterior and interior of the Building;

          (c)  to designate all sources furnishing sign painting and lettering;

          (d) during the last ninety (90) days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises of reoccupancy, without affecting Tenant's obligation to pay Rent;

          (c) to have pass keys to the Premises and all doors therein, excluding Tenant's vaults and safes;

          (f) on reasonable prior notice to Tenant and using reasonable efforts to minimize disruption to Tenant's business operations, to exhibit the Premises to any prospective purchaser, mortgagee or assignee of any mortgage on the Building or Land and to others having an interest therein at any time during the Term, and to prospective tenants during the last six
     (6) months of the Term;

          (g) to enter the Premises from time to time with reasonable prior notice to Tenant except in the case of an emergency, for the purpose of taking measurements or making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with any and all laws, orders and requirements of any governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that
                                                       --------  -------
     Landlord shall attempt to minimize interference with Tenant's business in the Premises on account of such entry;

          (h) to relocate various facilities within the Building and on the Land if Landlord shall determine such relocation to be in the best interest of the development of the Building and Land, provided that such relocation
                                                  --------
     shall not materially restrict access to the Premises or materially and adversely affect Tenant's intended use of the Premises; and

          (i)  to install vending machines of all kinds in the Premises and the Building and to receive all of the revenue derived therefrom, provided,
                                                                       --------
     however, that no vending machines shall be installed by Landlord in the
     -------
     Premises unless Tenant so requests.

14.  Assignment and Subletting

     (a) (i) Tenant shall not assign, mortgage or encumber this Lease, nor sublet, suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, without Landlord's prior written consent, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance by Landlord of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance of its covenants herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining Landlord's written consent to any further assignment or subletting.

          (ii) For the purposes of this Lease, an "assignment" prohibited by this section shall be deemed to include the following: if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law, or otherwise) of any of the partners thereof, or the dissolution of the partnership; or, if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law, or otherwise) from one thereof to the other or others thereof; or, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock, or otherwise) of 50% or more of its capital stock from the ownership existing on the date of execution hereof, or the sale of 50% of the value of the assets of Tenant.

          (iii) Notwithstanding the foregoing, without Landlord's consent but upon ten (10) days' written notice to Landlord by Tenant, this Lease may be assigned, or the Premises may be sublet, to any corporation which is a parent, subsidiary or affiliate of Tenant. For the purposes of this section, a "parent" shall mean a corporation which owns 100% of the outstanding stock of Tenant, a "subsidiary" shall mean any corporation 100% of whose outstanding stock shall be owned by Tenant, and an "affiliate" shall mean any corporation 100% of whose outstanding stock shall be owned by Tenant's parent.

     (b) Any request by Tenant to sublet or assign all or any portion of the Premises shall be submitted to Landlord in writing, and shall contain all material terms of the proposed assignment or subletting. Such request by Tenant shall also be deemed to be an offer by Tenant to reconvey to Landlord, as of the effective date of the proposed assignment or subletting, that portion of the Premises which Tenant is seeking to assign or sublet, which offer shall be deemed to contain an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord's release of Tenant from all future Rent and other obligations under this Lease with respect to the Premises or the portion thereof so reconveyed. Landlord shall have thirty (30) days from actual receipt of Tenant's written request in which to either (i) consent to the proposed assignment or subletting, (ii) not consent to the proposed assignment or subletting, or (iii) accept the reconveyance. Failure by Landlord to respond in writing to Tenant within said thirty (30) day time period shall be deemed to be a rejection by Landlord of the proposed assignment or subletting. If Landlord accepts either the proposed assignment, subletting or the reconveyance, as the case may be, the transaction shall be evidenced by an agreement reasonably acceptable to Landlord in form and substance.

     (c) If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord, as Additional Rent:

          (i) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including any sums paid for the sale, rental or use of Tenant's Property in excess of the then unamortized value of Tenant's Property as reflected in Tenant's federal income tax returns) less the reasonable brokerage commissions and legal fees, if any, actually paid by Tenant in connection with such assignment; or

          (ii) in the case of a sublease, fifty percent (50%) of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including any sums paid for the sale, rental or use of Tenant's Property in excess of the then unamortized value of Tenant's Property as reflected in Tenant's federal income tax returns) which are in excess of the Rent during the term of the sublease in respect of the subleased space, less the reasonable brokerage commissions and legal fees, if any, actually paid by Tenant in connection with such subletting.

The sums payable hereunder shall be paid to Landlord as and when payable by the assignee or subtenant to Tenant.

     (d) Tenant shall reimburse Landlord on demand for any reasonable costs that Landlord may incur in connection with said assignment or sublease, including the costs of investigating the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent, not to exceed Seven Hundred Fifty and 00/100 Dollars ($750.00).

     (e) No assignment or subletting shall affect the continuing primary liability of Tenant hereunder (which, following an assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease by reason of any such assignment or subletting.

15.  Holding Over

     If Tenant retains possession of the Premises or any part thereof after the Termination Date, Tenant's occupancy of the Premises shall be as a tenant at will, terminable at any time by Landlord. Tenant shall pay Landlord for Tenant's use and occupancy of the Premises for such time as Tenant remains in possession thereof, or of any part thereof, after the Termination Date, at the rate of 150% of the total amount of the Rent payable hereunder for the month immediately preceding the Termination Date, and, in addition thereto, shall pay Landlord for all damages sustained by reason of Tenant's retention of possession. The provisions of this section shall not exclude Landlord's rights of re-entry or any other right hereunder.

16.  Surrender of the Premises

     (a) Tenant, on the Termination Date, shall peaceably surrender the Premises, including the Leasehold Improvements, in broom-clean condition and otherwise in as good condition as when Tenant took possession, except for: (i) reasonable wear and tear subsequent to the last repair, replacement, restoration or alteration required by this Lease, (ii) loss by fire or other casualty, and
(iii) loss by condemnation. Tenant shall remove Tenant's Property on or before the Termination Date and pay the cost of repairing all damage to the Premises or the Building caused by such removal in accordance with subsection 9(a) hereof.

     (b) If Tenant abandons or surrenders the Premises, or is dispossessed thereof by process of law, or otherwise, any of Tenant's Property (except money, securities and other like valuables) left on the Premises shall be deemed abandoned and, at Landlord's option, title thereto shall pass to Landlord under this Lease as by a bill of sale, or, if Landlord elects to remove all or any part of such Tenant's Property, the cost of such removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant within ten (10) days of Landlord's demand therefor. Tenant's obligation set forth in this subsection 16(b) shall survive the termination of this Lease. On or before the Termination Date, Tenant shall surrender all keys to the Premises to Landlord.

17.  Destruction or Damage

     If the Building and/or the Premises are damaged or destroyed by fire or other casualty, and this Lease is not terminated as provided below, Landlord shall repair the damage and restore and rebuild the Building and/or the Premises (as the case may be), at its expense, within one hundred eighty (180) days following the date the damage or destruction occurred; provided, however, that
                                                       --------  -------
Landlord shall not be required to repair or replace any of Tenant's Property or any alteration or Leasehold Improvements made by Tenant.

     (a) If the Premises are partially damaged or totally destroyed by fire or other casualty, and such damage or destruction was not caused by the negligence of Tenant or Tenant's Representatives, the Rent shall equitably abate, to the extent that the Premises are rendered untenantable in the reasonable judgment of Landlord, for the period from the date of such damage or destruction to the date such damage or destruction is repaired or restored. If such damage or destruction was caused by the negligence of Tenant or Tenant's Representatives, Rent shall abate notwithstanding the foregoing to the extent covered by Landlord's rental loss insurance.

     (b) If the Building or the Premises are substantially damage or destroyed by fire or other casualty, Landlord may terminate this Lease by notice to Tenant within thirty (30) days after the date of the occurrence of such casualty, in which case this Lease shall terminate upon the 30th day after such notice, by which date Tenant shall vacate and surrender the Premises to Landlord, and the Rent shall be prorated to the date of the casualty. The Premises or Building (whether or not the Premises are damaged) shall be deemed substantially damaged or destroyed if (i) Landlord is required to expend for repairs more than 20% of the replacement value of the Building immediately prior to the casualty, as determined by Landlord, or (ii) restoration is not possible in accordance with Landlord's reasonable estimate within one hundred eighty (180) days following the date the damage or destruction occurred.

     (c) Tenant may not terminate this Lease nor repair the Premises at Landlord's expense as a result of any casualty, and no damages, compensation or claim shall be payable by Landlord to Tenant or anyone claiming by, through or under Tenant for any casualty or any inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Section 17. Landlord shall attempt to make such repair or restoration promptly and in such manner as will not unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord shall not be required to do such repair or restoration work except during Normal Business Hours.

18.  Eminent Domain

     (a) If the whole of the Building is taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of vesting of title in the condemning authority (which date is hereinafter sometimes referred to as the "date of taking"), and the Rent shall be prorated to such date. If any part of the Building or Land is so taken, this Lease shall be unaffected by such taking, except that (i) Landlord may terminate this Lease by notice to Tenant within ninety (90) days after the date of taking, and (ii) if 20% or more of the Premises shall be taken and the remaining area of the Premises, in Tenant's reasonable estimation, shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within ninety (90) days after the date of taking. This Lease shall terminate on the 30th day after any such notice by Landlord or Tenant, by which date Tenant shall vacate and surrender the Premises to Landlord, and in which case the Rent shall be prorated to such date as Tenant vacates the Premises by reason of said taking. If this Lease continues in force upon such partial taking, the Rent and Tenant's Proportionate Share shall be equitably adjusted according to the rentable area of the Premises and Building remaining after such partial taking.

     (b) In the event of any taking as set forth in the immediately preceding subsection, all of the proceeds of any award, judgment or settlement payable by the condemning authority other than for damage to Tenant's Property shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment or settlement to Landlord. Tenant, however, shall have the right, to the extent that the same shall not reduce or prejudice any award, judgment or settlement to Landlord, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for moving expenses and damage to Tenant's Property.

19.  Indemnification

     (a) Tenant shall indemnify Landlord and save it harmless from all claims, suits, actions, damages, liabilities and expenses, including reasonable attorneys' fees and investigation costs, in connection with loss of life, bodily or personal injury or property damage occurring on or arising from or out of the use or occupancy of the Premises or any part thereof, or occurring in the Building or Common Areas or on the Land, occasioned by any negligent act or omission of Tenant or Tenant's Representatives. The foregoing indemnification shall not apply to injury, loss, or damage proximately caused solely by the gross negligence of Landlord or its agents, contractors or employees, unless such injury, loss or damage is covered by insurance Tenant is required to provide or does provide. Landlord shall indemnify Tenant and save it harmless from all claims, suits, actions, damages, liabilities and expenses, including reasonable attorneys' fees and investigation costs, in connection with loss of life, bodily or personal injury or property damage arising from or out of the gross negligence of Landlord or its agents, contractors or employees.

     (b) Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any injury, loss or damage that may be occasioned by or through the acts or omissions of persons occupying other premises in the Building. Except to the extent caused by Landlord's gross negligence, Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any defect or failure, latent or otherwise, in (or any act or omission in the construction of) the Building, the Premises or any of the Building Systems. Landlord shall not be responsible or liable for any injury, loss or damage to any person or property of Tenant, or any person, caused by or resulting from bursting, breakage or leakage of pipes, steam, snow or ice; running, backing up, seepage or overflow of water or sewerage in any part of the Building; or for any injury, loss or damage caused by or resulting from acts of God or the elements. Landlord shall in no event be liable to Tenant for indirect or consequential damages. Tenant shall give prompt notice to Landlord in case of fire, casualty, defect or accident in the Premises or in the Building or of defects therein or in any of the Building Systems upon Tenant's becoming aware of the same.

     (c) In case any action or proceeding is brought against a party hereto to which indemnification contained in this Section 19 shall be applicable, the indemnifying party shall pay all costs, attorneys' fees, expenses and liabilities resulting therefrom and shall defend such action or proceeding if so request, at the indemnifying party's expense, by counsel satisfactory to party to be indemnified.

20.  Tenant's Insurance

     (a) Tenant shall maintain at its sole cost and expense (i) insurance against fire and such other perils as may be included in so-called "fire and special extended coverage" insurance on the Leasehold Improvements and Tenant's Property in an amount adequate to cover their replacement cost; and (ii) comprehensive general liability insurance on an all-occurrence basis with limits of liability in an amount not less than $2,000,000 combined single limit for each occurrence with respect to loss of life, bodily or personal injury and damage to property. All such insurance shall be issued by insurers approved by Landlord and authorized to do business in Georgia, shall name Landlord as an additional insured, shall provide for a deductible not greater than $1,000.00 from any loss payable, shall contain appropriate endorsements denying Tenant's insurers the right of subrogation against Landlord, and shall contain a provision whereby each insurer agrees not to cancel such insurance without 30 days' prior written notice to Landlord. On or before the Commencement Date Tenant shall furnish Landlord with a certificate evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Landlord at least 30 days prior to the expiration date of each policy or policies of such insurance.

     (b) If during the Term insurance premiums on any insurance policy carried by Landlord on the Building or the Premises are increased due to or resulting from Tenant's occupancy hereunder, Tenant shall pay to Landlord as Additional Rent the amount of such increase in insurance premiums. Any amount payable by Tenant hereunder shall be paid to Landlord within ten (10) days after notice to Tenant accompanied by the premium notice or other evidence of the amount due.

     (c) Landlord shall maintain commercially reasonable (i) insurance against fire and such other perils on the Building; and (ii) comprehensive general liability insurance on the Building. Such insurance may be maintained through a blanket policy if insurance.

21.  Subordination and Attornment

     (a) This Lease and all rights of Tenant hereunder shall be subordinate to all ground leases and underlying leases (collectively referred to as the "Ground Leases" and individually as a "Ground Lease") which may now or hereafter affect the Building or Land and to all mortgages and deeds of trust (collectively referred to as the "Mortgages" and each individually as a "Mortgage") which may now or hereafter affect the Building or Land, whether or not the Ground Leases or Mortgages shall also cover other lands, buildings, or leases, to all amendments, renewals, modifications, replacements and extensions of such Ground Leases and Mortgages and to spreaders and consolidations of such Mortgages.
This section shall be self-operative and no further instruments of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any Ground Lease or the holder of any Mortgage or any of their respective assigns or successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge, or deliver any such instruments within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. Any Ground Lease to which this Lease is subject and subordinate is hereinafter called "Superior Lease" and the lessor under a Superior Lease or its assigns or successors in interest is hereinafter called "Superior Lessor." Any Mortgage to which this Lease is subject and subordinate is hereinafter called "Superior Mortgage" and the holder of a Superior Mortgage is hereinafter called "Superior Mortgagee". If a Superior Lessor or Superior Mortgagee requires that any instrument or instruments of subordination be executed by Tenant, Tenant's failure to do so within ten (10) days after request therefor shall be deemed a default under this Lease.

     (b) If any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (hereinafter a "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Landlord shall attempt to obtain from each Superior Lessor and Superior Mortgagee an agreement that if as a result of the exercise of their rights they become Successor Landlord, then as Successor Landlord they shall recognize the validity and continuance of this Lease and shall not disturb Tenant's possession of the Premises so long as Tenant shall not be in default of this Lease, except that Successor Landlord shall in no event: (i) be liable for any previous act or omission of Landlord or any other prior Landlord under this Lease; (ii) be subject to any offset for a claim arising prior to its succession to the rights of Landlord under this Lease; or
(iii) after notice to Tenant of the existence of a Superior Lessor or a Superior Mortgagee, be bound by any subsequent modification of this Lease or by any subsequent prepayment of more than one month's installment of Rent, unless such modification or prepayment shall have been expressly approved by Successor Landlord.

          (c) Landlord shall use diligent efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit F from any Superior Lessor or Superior Mortgagee.

     22.  Estoppel Certificate by Tenant

          (a) Tenant shall from time to time within twenty (15) days after request by Landlord deliver to Landlord a statement in writing certifying
     (i) that this Lease is unmodified and in full force and effect (or if there have been any modifications, identifying such modifications by date and parties and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which the Rent has been paid; (iii) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default); and (iv) the address to which notices to Tenant shall be sent; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

          (b)  Tenant's failure to deliver such statement within such twenty
     (15) day time period shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Landlord may represent; (ii) not more than one month's Rent has been paid in advance;
     (iii) Landlord is not in default hereunder; and (iv) notices to Tenant shall be sent to Tenant's Mailing Address as set forth in this Lease. Notwithstanding the presumptions contained herein, Tenant shall not be relieved of its obligation to deliver the statement contemplated to be given by Tenant pursuant to this section.

     23.  Transfer of Landlord's Interest

          The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease. Upon any transfer or transfers of such interest, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of Landlord contained in this Lease.

     24.  Default

          (a) The following shall be events of default under this Lease: (i) if Tenant defaults in payment of Rent for a period of five (5) days after written notice from Landlord; (ii) if Tenant defaults in the performance of any other term, covenant, condition or obligation of Tenant under this Lease and fails to cure such default within a period of thirty (30) days after notice from Landlord specifying such default (or if such default specified by Landlord is not curable within such thirty (30) day period, if Tenant fails within ten (10) days after such notice from Landlord to commence to cure such default or thereafter fails diligently to pursue completion of such cure during and after such thirty (30) day period);
     (iii) if Tenant makes any transfer, assignment, conveyance, sale, pledge or disposition of all or a substantial portion of Tenant's Property, or removes a substantial portion of Tenant's Property from the Premises other than by reason of an assignment or subletting of the Premises permitted under this Lease; (iv) if Tenant's interest herein is sold under execution;
     (v) if Tenant shall file a voluntary petition pursuant to the United States Bankruptcy Code (as amended from time to time, the "Bankruptcy Code") or any successor thereto, or take the benefit of any insolvency act or law or be dissolved, or if an involuntary petition be filed against Tenant pursuant to the Bankruptcy Code or any successor thereto and said petition is not dismissed within sixty (60) days after such filing; (vi) if a receiver shall be appointed for Tenant's business or assets or any of them and the appointment of such receiver is not vacated within sixty (60) days after such appointment; or (vii) if Tenant shall make an assignment for the benefit of its creditors.

          (b) Upon the occurrence of any such event of default, Landlord may without prejudice to its other rights hereunder, or at law, do any one or more of the following: (i) terminate this Lease and re-enter and take possession of the Premises: (ii) without such re-entry, recover possession of the Premises in the manner prescribed by any statute relating to summary process, and any demand for the Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature, to which Tenant may be entitled, are hereby specifically waived; or (iii) declare immediately due and payable all the remaining installments of the Rent and such amount, less the fair rental value of the Premises for the remainder of the Term, shall be construed as liquidated damages and shall constitute a debt provable in bankruptcy or receivership. Upon recovery of possession of the Premises, Landlord may relet the Premises as Landlord may see fit without thereby avoiding or terminating this Lease, and for the purpose of such reletting, Landlord is authorized to make such repairs to the Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs and the expense of such reletting and the collection of rent accruing therefrom) each month to equal the Rent, then Tenant shall pay such deficiency each month upon demand therefor.

     (c) After default by Tenant, the acceptance of the Rent or failure to re-enter by Landlord shall not be held to be a waiver of its right to terminate this Lease, and Landlord may re-enter and take possession of the Premises as if no Rent had been accepted after such default. All of the remedies given to Landlord in this Lease in the event of default by Tenant are in addition to all other rights or remedies which Landlord may be entitled under the laws of the State of Georgia. Any and all remedies given to Landlord hereunder or by law by reason of Tenant's default hereunder shall be deemed cumulative and the election of one shall not be deemed a waiver of any other or further right or remedies.

25.  Brokerage Fees

     Tenant warrants and represents that it has not dealt with any realtor, broker or agent in connection with this Lease except ICON Commercial Interests. Tenants shall indemnify and hold Landlord harmless from any cost, expense or liability (including cost of suit and reasonable attorneys' fees) for any compensation, commissions or charges claimed by any realtor, broker or agent other than ICON Commercial Interests in connection with this Lease or by reason of any act of Tenant.

26.  Notices

     All notices, demands or other communications ("notices") permitted or required to be given hereunder shall be in writing and, if mailed postage prepaid by United States certified or registered mail, return receipt requested, shall be deemed given on the sooner of: (a) three (3) days after the date of mailing thereof; or (b) the date of actual receipt. All notices not so mailed shall be deemed given on the date of actual receipt. Notices shall be addressed as follows:

     If to Landlord:     DOA 87 Limited Partnership
                         433 South Main Street, West Hartford,
                         Connecticut 06110

     with a copy to:     J&S Development and Management Corporation
                         433 South Main Street, West Hartford,
                         Connecticut 06110

     if to Tenant:       HALIS, Inc.
                         9040 Roswell Road, Suite 470, Atlanta,
                         Georgia 30350

Landlord and Tenant may from time to time by notice to the other designate another place or other places for the receipt of future notices.

27.  Government Energy or Utility Controls

     In the event of the imposition of federal, state or local government control, rules, regulations or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby.

28.  Security Deposit

     (a) Tenant shall deposit with Landlord the Security Deposit on or before November 15, 1997, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults and fails to cure the same within the applicable cure period with respect to any provision of this Lease, including payment of the Rent, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of Rent or any portion thereof, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after notice thereof, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease. Landlord shall not, unless otherwise required by law, be required to keep the Security Deposit separate from its general funds, nor pay interest thereon to Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the Term and upon Tenant's vacation of the Premises. If the Building is sold during the Term, the Security Deposit may be transferred to the new owner, and Landlord shall thereafter be discharged from further liability with respect thereto.

     (b) Provided that Tenant (i) is not in default (taking into account any notice and cure periods) under the terms of this Lease on any of the dates set forth below and (ii) Tenant has not received more than two (2) notices of default from Landlord in any twelve (12) consecutive calendar months during the term of this Lease, then commencing on January 1, 1999 and on January 1 of each subsequent year of the term thereafter to and including January 1, 2002, Thirteen Thousand Six Hundred Thirty Two and 50/100 Dollars ($13,632.50) of the Security Deposit shall be applied toward the amount due for the Monthly Installment of Base Rent for such month, and the Security Deposit shall accordingly be reduced by such amount.

29.  Relocation of the Premises-Intentionally Deleted

30.  Quiet Enjoyment

     Tenant, upon paying the Rent and performing all of the terms hereof on its part to be performed, shall peaceably and quietly enjoy the Premises, subject, nevertheless, to the terms of this Lease and to any Superior Mortgage or Superior Lease or other agreement to which this Lease is subordinated.

31.  Observance of Law

     (a) Tenant shall comply with all provisions of law, including federal, state, county and city laws, ordinances and regulations, building codes and any other governmental, quasi-governmental or municipal regulations which relate to the partitioning, equipment operation, alteration, occupancy or use of the Premises, or to the making of any repairs, replacements, additions, changes, substitutions or improvements of or to the Premises.

     (b) Tenant shall comply with all police, fire and sanitary regulations imposed by any federal, state, county or municipal authority, or made by insurance underwriters, and shall observe and obey all other requirements governing the conduct of any business conducted in or at the Premises.

32.  Force Majeure

     Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services, or through acts of God.

33.  Curing Tenant's Defaults; Additional Rent

     (a) If Tenant defaults in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of the applicable grace period provided in Section 24 or elsewhere in this Lease for cure of such default.

     (b) Any costs or expenses incurred by Landlord, including reasonable attorneys' fees, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, including the rights set forth in this Section 33, or curing or endeavoring to cure any default of Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense or disbursement involved in instituting and prosecuting summary proceedings, shall bear interest at the highest rate permitted by law from the date such cost or expense is incurred or disbursement made, until reimbursement to Landlord by Tenant, and shall be due and payable within ten (10) days of Landlord's demand therefor, as Additional Rent.

34.  Limitation of Landlord's Liability

     If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord hereunder, Tenant shall be limited for the satisfaction of said money judgment solely to Landlord's interest in the Building and Land. No other property or assets of Landlord or the individual partners, directors, officers or shareholders of Landlord shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of said money judgment.

35.  Shoring

     If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of the Rent, or of a constructive or actual eviction of Tenant. Landlord shall perform such work using commercially reasonable efforts to minimize disruption to Tenant's business operations and access to the Premises.

36.  Sign Control

     Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall have the right to withdraw such consent at any time and to require Tenant to remove any sign, projection, awning, signal or advertisement to be affixed to the Building or the Premises. If such work is done by Tenant through any person, firm or corporation not designated by Landlord, or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within ten
(10) days of Landlord's demand therefor.

37.  Parking

     (a) Landlord hereby grants to Tenant a license to use, in common with Landlord and others, the parking spaces located in the parking lot adjacent to the Building.

     (b) If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use such parking spaces and if requested by Landlord, such automobiles shall be identified by automobile window stickers provided by Landlord, and only such designated automobiles shall be permitted to use such parking spaces.

     (c) The parking spaces are provided solely for the accommodation of Tenant and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or Tenant's Representatives, except to the extent caused solely by Landlord's gross negligence or willful misconduct.

38.  Miscellaneous

     (a) The failure of a party hereto to insist in any one or more instances upon the strict performance by the other of any one or more of its obligations under this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. The receipt by Landlord of the Rent or any portion thereof with knowledge of a breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

     (b) In any action or proceeding which Landlord or Tenant may be required to prosecute to enforce its respective rights hereunder, the unsuccessful party in such action or proceeding agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees.

     (c) If any clause or provision of this Lease is or becomes illegal or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such clause or provision is, in the reasonable determination of Landlord, essential and material to its right hereunder, in which event Landlord shall have the right to terminate this Lease by notice to Tenant.

     (d) Tenant and Landlord both waive a trial by jury of any and all issues arising in any action or proceeding between the parties hereto or their successors or assigns, under or connected with this Lease, or any of its provisions.

     (e) All the terms and provisions of this Lease shall be binding upon and, except as prohibited or limited by Section 14, inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     (f) This Lease shall be deemed to have been made in and shall be construed in accordance with the laws of the State of Georgia.

     (g) This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, Building and Land, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

     (h) The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

     (i) No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction (unless Landlord expressly agrees to an accord and satisfaction in a separate agreement duly accepted by Landlord's appropriate officer or officers), and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary, and any such payment shall be treated by Landlord at its option as being received solely on account of any amounts due and owing Landlord, including the Rent, and to such items and in such order as Landlord in its sole discretion shall determine.

     (j) At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. In no event shall this Lease be recorded and if Tenant records this Lease in violation of the terms hereof, in addition to any other remedy available to Landlord upon Tenant's default, Landlord shall have the option to terminate this Lease by recording a notice to such effect. If a memorandum of this Lease is recorded, Tenant shall, on the Termination Date, execute, acknowledge and deliver to Landlord an instrument in recordable form releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

     (k) Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in the event of such refusal, withholding or delaying, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement.

     (l) If any provision contained in an exhibit, rider or addendum hereto is inconsistent with any other provision of this Lease, the provision contained in such exhibit, rider or addendum shall control, unless otherwise provided herein or in said exhibit, rider or addendum.

     (m) The use of the neuter singular pronoun to refer to either party shall be deemed a proper reference even though it may be an individual, partnership, corporation or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural number where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

     (n) This Lease has been executed in several counterparts, all of which constitute one and the same instrument.

     (o) As used in this Lease, any list of one or more items preceded by the word "including" shall not be deemed limited to the stated items but shall be deemed without limitation.

     (p) If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions hereof to be observed or performed by Tenant.

     (q) Tenant shall assume and pay to Landlord at the time of paying the Rent or any portion thereof any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Rent or portion thereof or may be imposed on or on account of the letting evidenced and provided for hereby and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted.

     (r) The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at Landlord's option, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of Tenant's interest in any or all of such subleases or subtenancies.

     (s) Tenant shall, within ten (10) business days after a request therefor, deliver to Landlord Tenant's most recent public financial statements.

39.  Arbitration

     (a) Either party hereto may request arbitration of any dispute where arbitration is expressly provided for in this Lease as the procedure for resolving such dispute. Notwithstanding the foregoing, Tenant shall not be entitled to have arbitration of any such dispute if Tenant is then in default in the payment of any portion of Rent. Such arbitration shall be the exclusive procedure for the determination of such dispute. Except as otherwise specifically provided in this Lease, the party initially requesting arbitration shall do so by giving written notice to the other party, specifying in said notice the nature of the dispute. Said dispute shall be determined in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto) in the City of Atlanta, State of Georgia. The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction.

     (b) Except as otherwise specifically provided herein, the fees and expenses of any arbitration shall be borne by the parties equally; provided,
                                                                   --------
however, that each party shall bear the expense of its own attorneys and experts
-------
and the additional expenses of presenting its own proof.

40.  Right of First Offer

     (a) Provided that this Lease is in full force and effect and that no default shall exist under this Lease (both at the time of the exercise of the right(s) described in this Section 40 and at the commencement of the term of any lease in respect of the Offer Space [as hereinafter defined]), Tenant shall have the right (the "Right of First Offer") during the first three (3) years of this Lease to lease all or any portion of the area of the Building cross hatched on Exhibit A (the "Right of First Offer Space") as such area becomes available. The Right of First Offer is subject to any rights of other tenants in the Building in respect of the Right of First Offer Space and further subject to the right of Landlord to enter into extensions or renewals of leases in effect with any tenant on such floor following the expiration of its lease (whether or not an express renewal option is afforded to such tenant under the terms of its lease). If Landlord proposes to offer for lease all or any portion of the Right of First Offer Space, Landlord shall first furnish to Tenant a notice (the "First Offer Proposal") containing the material terms of the proposed lease in respect of the applicable portions of the Right of First Offer Space (the "Offer Space"), including without limitation (i) a floor plan of the Offer Space, (ii) annual fixed rent, (iii) any and all escalations or other charges, (iv) tenant concessions or other inducements, (v) the proposed effective date, and (vi) any other material terms which Landlord shall deem appropriate. Tenant shall have the option, exercisable by notice delivered to Landlord within five (5) days after Tenant's receipt of Landlord's First Offer Proposal, to lease the Offer Space upon such terms and conditions as are contained in the First Offer Proposal. If Tenant timely delivers to Landlord written notice of Tenant's exercise of the Right of First Offer for the Offer Space, then promptly thereafter the parties shall enter into a supplemental agreement to this Lease incorporating the Offer Space as part of the Premises. If Tenant declines or fails to timely exercise its Right of First Offer, Landlord shall thereafter be free to lease the Offer Space to any third-party tenant without regard to the restrictions contained in this Section 40 and on such terms and conditions as Landlord may decide in its sole discretion, provided, however, that the annual
                                            --------  -------
fixed rent and other material terms are not substantially more favorable to any such prospective third party tenant.

     (b) The Right of First Offer is personal to Tenant and shall become null and void upon the occurrence of an assignment of the Lease or subletting of all or any portion of the Premises in accordance with the terms of this Lease.

41.  Lender Approval

     The parties hereto acknowledge that the present mortgage encumbering the Premises in favor of General Electric Capital Corporation ("Lender") requires that the Lease be approved by Lender. Landlord shall submit the Lease to Lender for its approval upon execution of this Lease by both parties. In the event that Landlord notifies Tenant on or before the Commencement Date that Lender has not consented to this Lease then this Lease shall be terminated as of the date of such notice and shall be of no further force or effect. If Landlord shall not have given such notice to Tenant on or before the Commencement Date then this Lease shall continue in full force and effect. Tenant hereby agrees that Tenant shall agree to any amendment to this Lease required by Lender, provided that such amendments do not materially increase Tenant's obligations hereunder or materially decrease Tenant's rights or benefits hereunder. Tenant agrees to give Lender and such other Superior Mortgagee and Superior Lessor, if any, notice of any Landlord default under this Lease, provided that Tenant has been given written notice of such parties names and addresses. In the event Landlord fails to cure such default within the time period prescribed in this Lease, then Lender or such other Superior Mortgagee or Superior Lessor, as the case may be, shall have an additional fifteen (15) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary provided such cure is commenced within said fifteen (15) day period and thereafter diligently pursued.

41.  VeriFone Sublease Space

     (a) Tenant currently subleases approximately 3,983 rentable square feet of space (the "Sublease Premises") on the fourth (4/th/) floor of the Building commonly known as Suite 470 from VeriFone, Inc. pursuant to a certain Sublease by and between VeriFone, Inc. and Tenant, VeriFone, Inc., as tenant, is leasing from Landlord certain premises which include the Sublease Premises pursuant to a certain undated Lease having a commencement date of August 1, 1987, as amended (such lease, as amended, the "Master Lease").

          (b) Provided that this Lease is in full force and effect and that no default shall exist under this Lease, upon the termination of the Master Lease or such earlier period of time that the Sublease Premises becomes available for Landlord to lease, the Sublease Premises shall be added to the premises demised from Landlord to Tenant under this Lease, upon the same terms and conditions as are contained in and coterminous with this Lease, including base annual rent at the per square foot rate set forth in
     Section 2(h), provided, however, that the Sublease Premises shall be demised hereunder in "as is" condition and Landlord shall not be obligated to perform any work in or with respect to the Sublease Premises. The provisions of this Section 41 are subject to any rights of VeriFone, Inc. under the Master Lease and any rights of other tenants in the Building in respect of the Sublease Premises. Upon the request of either party hereto, Landlord and Tenant agree to enter into a supplemental agreement to this Lease incorporating the Sublease Premises as part of the Premises.

          IN WITNESS WHEREOF, the parties hereto have caused to be set their hands and seals to this instrument and three (3) others of like tenor as of the day and year first above written.

                                      LANDLORD:
                                      DOA 87 LIMITED PARTNERSHIP

                                      By /s/ [ILLEGIBLE]
                                         -----------------

                                            Its Partner

                                      TENANT:
                                      HALIS, INC.


                                      By /s/ [ILLEGIBLE]
                                         -----------------
                                         Chief Financial Officer
                                          Its Duly Authorized

                                   EXHIBIT A

[Plan showing leased office space of 7,790 rentable square feet on the fourth floor of the River Ridge Corporate Center, 9040 Roswell Road, Atlanta, Georgia appears here.]

                                    EXHIBIT B

                              (Description of Land)





     All that tract, or parcel, of land in land lots 367, 368, 371, and 372, sixth district, Fulton County, Georgia being more particularly described as follows:

     Beginning at the corner common to land lots 367, 368, 371, and 372 proceed in an easterly direction along the southern boundary lines of L.L. 372 (plus over minus) 417.0' to a point. Said point being on the western right of way of U.S. Highway 19 (Roswell Road) being the true point of beginning.

     Thence from said point of beginning S 02 degrees 20' 28" W, 516.95' to a point; Thence N86 degrees 17' 25" W, 15.00' to a point; thence S 04 degrees 38' 38" W, 351.98' to a point; thence S84 degrees 29' 19" E, 15.00' to a point; thence S 05 degrees 40' 27" W, 38.50' to a point; thence S 05 degrees 40' 27" W, 254.86' to a point; thence N 72 degrees 07' 57" W 222.72' to a point; thence N 53 degrees 48' 02" W, 599.45' to a point; thence N 42 degrees 38' 02" W, 188.30' to a point; thence N02 degrees 18' 02" W, 671.72' to a point; thence N 79 degrees 28' 17" E, 258.92' to a point; thence N 70 degrees 03' 05" E, 490.35' to a point; thence N87 degrees 41' 44" E, 220.01' to a point; thence S 01 degrees 15' 07" W, 295.85' to a point, said point being the true point of beginning. That tract thus described consists of 23.07 Acres.

                                                                 BK10162 page173

                                   EXHIBIT C

                                Landlord's Work

[Plans and specifications showing improvements to the premises to be performed by Landlord appear here.]

                                  [Page One]

                                  [Page Two]

                                 [Page Three]

                                  [Page Four]

                                   EXHIBIT D

                             Rules and Regulations
                             ---------------------


     1. The rights of tenants in the entrance, corridors, elevators and escalators servicing the Building are limited to ingress and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere unreasonably with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant or licensee, invitee or employee of a tenant shall bring or keep any pet in the Building.

    2. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of business hours and business days to register. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall not in any event be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this paragraph. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall cooperate to prevent the same.

     3. No tenant shall obtain or accept for use in its premises towel, barbering, bootblacking, floor polishing, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord
--------
are comparable to charges for similar services in other first class office buildings in Atlanta, Georgia. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord. No tenant shall operate a cafeteria or restaurant within the Premises.

     4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of a tenant, shall be paid by such tenant.

     5. No projections over or around any window shall be installed by any tenant, and only such draperies or window blinds as are permitted by Landlord shall be used in a tenant's premises. Linoleum, tile or other floor covering shall be laid in a tenant's premises only in a manner approved by Landlord, and shall in no event be cemented to any floor of the tenant's premises.

     6. Landlord shall have the rights to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object the weight of which exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the judgement of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of business hours upon previous notice to Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's or equivalent license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, shall be paid by the tenant to Landlord, on demand.

          7. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

          8. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

          9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on the door therein shall be changed or altered in any respect. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord, who may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

          10. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

          11. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

                                   EXHIBIT E

JANITORIAL SERVICE SCHEDULE FOR: RIVER RIDGE, ATLANTA, GEORGIA

A.   OFFICES AND CONFERENCE ROOMS - Daily (Five (5) Days Per Week)
     ----------------------------
     1.   All floors dust mopped, vacuumed.
     2.   Furniture and furnishings dusted.
     3.   All low ledges, sills and rails dusted.
     4.   All trash receptacles emptied and trash removed to designated areas.
     5.   Ash trays emptied and cleaned.
     6.   Carpeting and rugs vacuumed.
     7.   Glass desktops cleaned and dry polished.

     OFFICES AND CONFERENCE ROOMS - Periodic
     ----------------------------
     1.   Carpeting and rugs thoroughly vacuumed.
     2.   Closet shelving and coat racks dusted monthly.
     3.   High ledges and molding dusted each three (3) months.
     4.   Exterior of lighting fixtures dusted each six (6) months.
     5.   Diffusers and return vents dusted each three (3) months.
     6.   Spot clean walls, doors and partitions weekly.
     7.   Carpet and rugs spot cleaned each day.
     8.   Buff and polish composition floors monthly.

B.   RESTROOMS AND LOUNGE AREAS - Daily (Five (5) Days Per Week)
     --------------------------
     1.   Sweep, soap mop and rinse floors.
     2.   Clean and disinfect commodes, urinals and basins.
     3.   Clean and dry polish mirrors.
     4.   Clean and dry polish bright metal work.
     5.   Dust and spot clean partitions.
     6.   Dust low ledges and molding.
     7.   Spot clean walls and doors.
     8.   Ash trays and cigarette urns emptied and wiped clean.
     9.   Trash receptacles emptied and trash removed to designated area.
     10.  Replenish expendable restrooms supplies into proper dispensers.

C.   ELEVATOR LOBBIES & CORRIDORS - Daily (Five (5) Days Per Week)
     ----------------------------
     1.   Furniture and furnishings dusted.
     2.   Walls and doors spot cleaned.
     3.   Carpeting and rugs vacuumed.
     4.   Composition floors dust mopped.
     5.   Water fountains cleaned, sanitized and dry polished.
     6.   Cigarette urns emptied, wiped clean and polished.
     7.   Trash receptacles emptied and trash removed to designated area.

D.   ELEVATOR LOBBIES & CORRIDORS - Periodic
     ----------------------------
     1.   Walls and doors dusted daily.
     2.   Diffusers and return vents dusted each three (3) months.
     3.   Bright metal work spot cleaned and dry polished daily.
     4.   Exterior of lighting fixtures dusted each three (3) months.
     5.   Trash receptacles washed each six (6) months.
     6.   Elevator tracks cleaned each week.
     7.   Elevator doors washed monthly.
     8.   Buff, polish composition floors in lobby daily.

E.   MISCELLANEOUS
     -------------
     1.   Spot clean entrance doors daily.
     2.   Wash entrance glass weekly.
     3.   Sweep entrance mats, police front of building entrance.
     4.   Sweep all stairs weekly, dust rails and walls monthly, police daily.
     5.   Refinish, buff and wax lobby floor as needed.
     6.   Wet mop composition floors at all snack areas daily - buff and polish.

Page 2
EXHIBIT  E
                                  DEFINITIONS
                                  -----------

Listed below are definitions of terms for clarification of this Service
Schedule:

DAMP WIPE          Remove surface dirt with a damp cloth, chamois, mop, or
---------
                   other similar item.

DISINFECT          Wash or spray with a fluid containing disinfectant.
---------

DUST               Remove surface dirt with a treated cloth, lambs wool
----
                   duster, or other similar item.

POLISH             Clean with a polishing compound, or rub (waxed surface)
------
                   with a dry cloth.

SPOT CLEAN         Remove spots, finger prints, and other isolated defacements
----------
                   by washing or by using a commercial cleaning compound.

SWEEP              Remove surface dirt with a broom, treated dust mop or
-----
                   mechanical sweeper

VACUUM CLEAN       Remove surface and/or imbedded dirt with a suction cleaner.
------------

WASH               Remove dirt and/or other accumulations with a detergent,
----
                   disinfectant or similar product.

WAX OR FINISH      Apply wax or finish after the surface has been stripped,
-------------
                   scrubbed, or wet mopped.

WET MOP            Remove dirt with a cotton or nylon mop and water by laying
-------
                   down solution and rinsing in two separate operations.

DAMP MOP           Remove dirt with a moist cotton or nylon mop.
--------

SPOT MOP           Clean isolated areas after spillage, etc., with a damp
--------
                   cotton or nylon mop.

POLICE             Remove cigarette butts, paper cups or other debris between
------
                   regular cleaning activities.


WIPE               Remove surface dirt with a soft cloth, chamois or other
----
                   similar article.

SCRUB              Clean with neutral detergent, scrub brush, and floor machine.
-----

STRIP              Remove accumulations of wax or finish & dirt.
-----

GENERAL CLEAN      Applies to given areas (i.e., offices, lobbies, corridors,
-------------
                   etc.) Includes dusting furniture and furnishing, empty and wipe ash trays and trash receptacles, spot clean walls, partitions, doors, etc., sweep floors (hard surfaced) and/or vacuum (if carpeted).

CLEAN              Remove dirt, stains or other extraneous matter.
-----

SEAL               Apply one or more coats of scrubbable floor sealer to
----
                   floor after stripping operation.

SPRAY BUFF         System of resilient floor maintenance whereby a cleaning-
----------
                   finish solution is applied in spray form, and immediately buffed dry. Scuffs, marks, etc. are removed and gloss is restored.

                                   EXHIBIT F

                      SUBORDINATION, NON-DISTURBANCE AND
                             ATTORNMENT AGREEMENT

     THIS AGREEMENT is dated the __________ day of 1997, and is made between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation having an office at 125 Park Avenue, New York, New York 10017, ("Mortgagee"), and HALIS, INC., a Georgia corporation having an office at _________________________ ("Tenant").

                                   RECITALS:

     (a) Tenant has entered into a certain Office Lease dated as of August 1, 1997 (as it may be modified hereafter, the "Lease") with DOA 87 Limited Partnership as lessor ("Landlord"), covering certain premises in the building commonly known as River Ridge Corporate Center, Atlanta, Georgia (the "Demised Premises"); and

     (b) Mortgagee has made a mortgage loan to Landlord pursuant to an Amended and Restated Loan Agreement, dated December 22, 1992 (the "Loan"), secured, in part, by a mortgage (as amended to dated, the "Mortgage") encumbering the Demised Premises, and the parties desire to set forth their agreement herein.

     NOW, THEREFORE, in consideration of the sum of ONE DOLLAR ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   The Recitals set forth above are hereby incorporated herein.

     2. The Lease is and shall be subject and subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of amounts secured thereby and interest thereon.

     3. Tenant agrees that it shall attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Demised Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser or transferee, as its landlord for the unexpired balance (and any extensions, if exercised) of the term of said Lease upon the same terms and conditions set forth in said Lease.

     4. If it becomes necessary to foreclose the Mortgage, Mortgagee shall not terminate the Lease or join Tenant in summary of foreclosure proceedings so long as Tenant is not in default beyond any applicable cure period under any of the terms, covenants or conditions of the Lease.

     5. Mortgagee, whether or not it succeeds to the interest of Landlord under the Lease, shall not be:

          (a) liable for any act or omission of any prior landlord (including Landlord); or

          (b) liable for the return of any security deposit which has not been transferred to Mortgagee; or

          (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

          (d) bound by any rent or additional rent which Tenant might have paid for more than one month in advance to any prior landlord (including Landlord); or

          (e) bound by any amendment or modification of the Lease made without its consent.

     6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

          7. Tenant agrees to give Mortgagee, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of Mortgagee if it is different from Mortgagee's address set forth below. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease, then Mortgagee shall have an additional sixty
     (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such sixty (60) day Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

          IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.


     WITNESSES                         GENERAL ELECTRIC CAPITAL
                                       CORPORATION

     _____________________             By: _______________________
                                            Its
     _____________________

                                       TENANT:

     _____________________             HALIS, INC.
                                       -----------

     _____________________             By: /s/ [ILLEGIBLE]
                                           -----------------------
                                            Its Chief Financial Officer

CAPITAL CORPORATION, a New York corporation, on behalf of said corporation.


                                        _______________________________
                                        Notary Public
                                        Commissioner of Superior Court



STATE OF            )
                    ) ss.
COUNTY OF           )

     The foregoing instrument was acknowledged before me this _________ day of _______________, 1997, by _____________________, _____________________ of HALIS,
INC., a Georgia corporation, on behalf of said corporation.



                                        _______________________________
                                        Notary Public
                                        Commissioner of Superior Court

                                   EXHIBIT G

                    Form of Statement of Operating Expenses
                    ---------------------------------------

                          RIVER RIDGE OFFICE BUILDING
                                     1996
                       (Statement of Operating Expenses)

Expenses:

     Cleaning                                   $    128,660

     Repairs and Maintenance                         135,444

     Security and Life Safety                        135,518

     Roads and Grounds                                40,594

     Administrative                                  198,308

     Utilities                                       342,737

     Insurance                                        26,823

     Taxes                                           229,495
                                                ------------

               Total 1996 Operating Expenses    $  1,237,579
                     ----                       ============

                   Rider to Lease dated as of August 1, 1997

                                    Between

                     DOA 87 LIMITED PARTNERSHIP (Landlord)
                                      and
                             HALIS, INC. (Tenant)

     Escalation. The Base Rent does not anticipate any amount of taxes on the
     ----------
Building, the Land, any improvements situated thereon, or any leasehold improvements (together hereinafter referred to as the "Property") or the cost of operations and maintenance thereof, in excess of such taxes and cost of operations and maintenance for the Base Year (hereinafter defined). Therefore, in order that the Rent payable shall reflect any amount in excess thereof, the parties agree as hereinafter in this Rider set forth.

     (a) Tenant shall pay Landlord, as Additional Rent, an amount equal to Tenant's proportionate share ("Tenant's Contribution") of the amount by which total Real Estate Taxes (as hereinafter defined) and Operating Expenses (as hereinafter defined) incurred by Landlord for or during each calendar year of the Term exceeds such Real Estate Taxes and Operating Expenses for the Base Year (such excess hereinafter referred to as the "Excess Expenses"). For purposes hereof, the "Base Year" shall be calendar year 1996. Tenant's proportionate share has been calculated to be 4.54%. For purposes of calculating Tenant's Contribution hereunder for any period during which the Building is less than 100% occupied, Real Estate Taxes and Operating Expenses shall be equitably increased to reflect 100% occupancy.

     (b)       (i)       "Real Estate Taxes" shall mean and include: (1) all
general and special taxes, assessments, duties and levies, if any, payable (adjusted after protest of litigation, if any) for any part of the Term exclusive of penalties or discounts, on the Property; (2) any taxes which shall be levied on the rentals of the Building in lieu of any such Real Estate Taxes in whole or in part; (3) the reasonable expenses of contesting the amount or validity of any such taxes, charges, or assessments, such expense to be applicable to the period of the item contested.

               (ii) "Operating Expenses" shall mean all reasonable expenses paid or incurred by Landlord or on Landlord's behalf in respect of the management, repair, operation and maintenance of the Property, including: (1) salaries, wages and benefits of employees of Landlord engaged in the management, repair, operation and maintenance of the Property; (2) payroll taxes, workmen's compensation, uniforms and related expenses for such employees; (3) the cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heat, ventilation, air-conditioning, water, sewers and other utilities furnished to the Building or Property, together with taxes on such utilities, provided,
                                                                    --------
however, that if Landlord consents to (A) the connection of appliances or heavy
-------
duty equipment other than ordinary office equipment by any tenant of the Building, or (B) any alteration or addition to the Building's electrical system by any tenant, the cost of the additional electric energy consumed by or made available to such tenant due to such connections, additions or alterations shall be reimbursable solely by such tenant, (4) the cost of painting nontenant space;
(5) the cost of all charges for rent, casualty, liability and fidelity insurance with regard to the Property and the maintenance or operation thereof; (6) the cost of all supplies (including cleaning supplies), tools, materials and equipment, the rental thereof and sales and other taxes thereon; (7) depreciation of hand tools and other movable equipment used in the repair, operation or maintenance of the Building; (8) the cost of all charges for window and other cleaning and janitorial, snow and ice removal, and security services;
(9) charges of independent contractors; (10) repairs and replacements made by Landlord at its expense; (11) exterior and interior landscaping; (12) alterations and improvements to the Building made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies;
(13) building management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees of first class office buildings in Atlanta, Georgia; (14) the cost of any capital improvements or additions to the Building which improve the comfort or amenities available to tenants of the Building; (15) the cost of any capital improvements or additions to the Building and of any machinery or equipment installed in the Building and which have the effect of reducing the expenses which otherwise would be included in Operating Expenses to the extent of the lesser of (A) such cost, as reasonably amortized by Landlord with interest on the unamortized amount at the prime rate then generally available in Georgia, or (B) the amount of such reduction in Operating Expenses; (16) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance, and management of the Property; and (17) all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally accepted accounting principles. Excluded from Operating Expenses shall be the following: (aa) depreciation (except as provided above); (bb) interest on and amortization of debts; (cc) leasehold improvements including redecorating made for tenants of the Building; (dd) brokerage commissions advertising expenses and legal fees for procuring new tenants of the Building; (ee) refinancing costs;
(ff) Real Estate Taxes; (gg) the cost of any item included in Operating Expenses under clauses (1)-(17) to the extent that such cost is reimbursed by an insurance company or a condemnor or a tenant (except as a reimbursement of Operating Expenses) or any other party, but if at the time Operating Expenses are determined for any calendar year during the Term such reimbursement has not been made, such expenses may be included in Operating Expenses and an adjustment shall be made when and if such reimbursement is actually received.

     (c) In order to provide for current payments on account of Excess Expenses, Tenant shall pay as Additional Rent, an amount equal to Tenant's proportionate share of Excess Expenses due for each calendar year of the Term, as estimated by Landlord from time to time, in twelve (12) equal monthly installments, commencing on the Commencement Date. It is the intention hereunder to estimate the amount of Excess Expenses for each calendar year of the Term, and then to adjust such estimate upon the expiration of each calendar year based on the actual Excess Expenses incurred or paid by Landlord.

     (d)     (i)         On or before March 1 of each calendar year (or as soon
thereafter as is practical), Landlord shall deliver to Tenant a statement, certified by a partner of Landlord, of Tenant's proportionate share of Excess Expenses for the preceding year and an itemized statement of operating expenses substantially in the form of the 1996 Statement of Operating Expenses annexed hereto as Exhibit G. If Tenant's proportionate share of the actual Excess Expenses for the preceding year exceeds the aggregate of the estimated monthly payments made by Tenant during such year, Tenant shall within ten (10) days of the receipt of such statement, tender to Landlord an amount equal to such excess as Additional Rent. If such aggregate of the estimated monthly payments exceeds Tenant's proportionate share of the actual Excess Expenses for such year, then Landlord shall refund Tenant's overpayment, or Landlord shall credit against Tenant's next ensuing monthly installment or installments of Rent an amount equal to such difference until the credit is exhausted.

             (ii) If a credit is due from Landlord on the Termination Date, Tenant shall be entitled to receive the amount of the credit in the form of payment from Landlord; provided, however, that Landlord may at its option, in
                          --------  -------
lieu of payment, apply the credit against any Rent which is due but not paid on said date. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Rider. The obligations of Tenant and Landlord to make payments or credits required by this Rider shall survive the Termination Date.

     (e) Each statement given by Landlord pursuant to this Rider shall be conclusive and binding upon Tenant unless within thirty (30) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which it is claimed to be incorrect. If such dispute shall not have been settled by agreement, then pending the legal determination of such dispute by a later agreement or litigation, Tenant shall pay Additional Rent in accordance with such statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith credit Tenant the amount of Tenant's overpayment of Additional Rent resulting from compliance with Landlord's statement. Landlord shall grant Tenant reasonable access to Landlord's books and records for the purpose of verifying the Excess Expenses.

     (f) If the Commencement Date is other than January 1 of any calendar year, Tenant's proportionate share of Excess Expenses for that year shall be multiplied by a fraction, the numerator of which shall be the number of days from the Commencement Date through and including the following December 31 and the denominator of which shall be three hundred sixty-five(365).

     (g) If the Termination Date is other than December 31 of any calendar year, Tenant's proportionate share Excess Expenses for that year shall be multiplied by a fraction, the numerator of which shall be number of days from January 1 of that calendar year through and including the Termination Date and the denominator of which shall be three hundred sixty-five (365).

     (h) Anything to the contrary contained in this Rider notwithstanding, in no event shall Tenant's proportionate share of Excess Expenses (other than snow removal, sanding and related costs, insurance and taxes) exceed the "Maximum Allowable Amount". The Maximum Allowable Amount shall be, with respect to calendar year 1998, Tenant's proportionate share of actual Excess Expenses (other than snow removal, insurance and taxes). With respect to calendar year 1999 and each subsequent year thereafter, the

Maximum Allowable Amount will be one hundred and five percent (105%) of the Maximum Allowable Amount for the immediately preceding calendar year. In addition, if in any calendar year Tenant's share of Excess Expenses exceeds the Maximum Allowable Amount, the excess may be carried forward and charged to Tenant in any subsequent calendar year in which the Maximum Allowable Amount exceeds Tenant's share of Excess Expenses, provided that the total amount charged in such calendar year on account of Tenant's share of Excess Expenses and the carry-over(s) does not exceed the Maximum Allowable Amount for such calendar year. All costs with respect to snow removal, sanding and related costs, insurance and taxes shall be excluded from calculations of Maximum Allowable Amount, and Tenant shall in any event pay its proportionate share of the actual amount of such costs.

                         EXHIBIT A-2 TO EXHIBIT 10.10

                                Prime Sublease

                                 EXHIBIT A - 2
                                   SUBLEASE

     This Sublease is entered into this 10th day of January, 1997 by and between VeriFone, Inc., a Delaware corporation ("Sublessor"), and HALIS, Inc., a Georgia corporation (Sublessee"). Terms not specifically defined herein are as defined in the Master Lease.

     A. Sublessor, as Tenant, is leasing from DOA 87 Limited Partnership ("Master Lessor") those certain premises located at River Ridge, 9040 Roswell Road, Atlanta Georgia ("Premises") pursuant to that certain undated Lease having a commencement date of August 1, 1987, as amended by that certain Amendment of Office Lease dated September 14, 1987, that certain Second Amendment of Lease dated ________, 1989, that certain Third Amendment of Lease dated October 1, 1991, that certain Fourth Amendment of Lease dated June 2, 1995 and that certain Fifth Amendment of Lease dated January 18, 1996 (collectively, the "Master Lease"). Sublessee acknowledges having reviewed a copy of the Master Lease, which is attached hereto as Exhibit A.
                            ---------

     B. Sublessor desires to lease to Sublessee and Sublessee desires to lease from Sublessor the Sublease Premises (as defined below) on the terms and conditions set forth in this Sublease.


1.   SUBLEASE PREMISES

     a. Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described premises together with the appurtenances thereto, situated in the City of Atlanta, State of Georgia commonly known as River Ridge, 9040 Roswell Road, Atlanta Georgia, consisting of approximately 3,983 rentable square feet and located on the fourth floor and commonly known as Suite 470 (the "Sublease Premises"). The Sublease Premises are shown on the site plan attached hereto as Exhibit B.
                   ---------

     b. Sublessee will be taking possession of the Sublease Premises "as is," in its condition existing on the date of delivery of the Sublease Premises to Sublessee. Sublessee acknowledges that Sublessee is leasing the Sublease Premises based on its own inspection of the Sublease Premises and those of its agents, and is not relying on any representations or warranties of the Sublessor regarding the physical condition of the Sublease Premises. Sublessee acknowledges that as of the date of delivery of the Sublease Premises to Sublessee, the Sublease Premises will contain wiring from Sublessee's security system (but not the software or hardware for such system) and a paging system (collectively, "Equipment"). Sublessor expressly does not warrant the working condition of the Equipment or its usefulness for Sublessee's purposes and Sublessor shall not be responsible for any damages incurred by Sublessee or any third party related to such Equipment. Sublessee's taking of possession of the Sublease Premises shall constitute conclusive evidence that the Sublease Premises were, as of that date, in good, clean and tenantable condition. Sublessee acknowledges that the square footage of the Sublease Premises as specified in Subparagraph 1.2 is an estimate and that Sublessor does not warrant the exact square footage of the Sublease Premises. By taking possession of the Sublease Premises, Sublessee accepts the square footage of the Sublease Premises as that specified in Subparagraph

     1.a above. Sublessee shall not be entitled to any tenant improvement allowance for the Sublease Premises.

     2.   INCORPORATION OF MASTER LEASE

          This Sublease is subject to all of the terms and conditions of the Master Lease and Sublessee hereby accepts, assumes and agrees to perform all of the rights and obligations of Sublessor as Sublessee under the Master Lease to the extent such rights and obligations are applicable to the Sublease Premises and all of the terms and conditions of the Master Lease are incorporated herein as terms and conditions of this Sublease (with each reference therein to Landlord, Tenant and Premises to be deemed to refer to Sublessor, Sublessee, and Sublease Premises respectively). Notwithstanding the foregoing, Sublessee shall not have any rights of renewal, expansion or early cancellation which may be provided to Tenant under the Master Lease.

     3.   TERM

          a. The term of this Sublease shall be for a period of approximately fifty-five (55) months, commencing on March 1, 1997 ("Commencement Date"), and ending on September 30, 2001, unless terminated earlier pursuant to the provisions of this Sublease.

          b. In the event of the termination for any reason of Sublessor's interest as tenant under the Master Lease, then this Sublease shall terminate therewith without any liability of Sublessor to Sublessee; provided, however, that Sublessor may be liable to Sublessee for any termination of the Sublease that results from Sublessor's breach of the Master Lease, so long as such breach is not caused by Sublessee.

          c. In the event Sublessor is unable to deliver possession of the Sublease Premises to Sublessee by March 1, 1997 for any reason, then Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable nor shall the term hereof be extended by such delay; provided, however, that Sublessee shall not be liable for rent until possession of the Sublease Premises has been delivered to Sublessee. If Sublessor has not delivered possession of the Sublease Premises to Sublessee by March 1, 1997, and such delay is not caused in whole or in part by Sublessee. Sublessor shall reimburse Sublessee for the cost of Sublessee's holdover rent as its existing locations which is in excess of its scheduled base rent for such period commencing March 1, 1997 and ending on the delivery of possession of the Sublease Premises to Sublessee, not to exceed an aggregate of $6,000 per month and for no longer than a two (2) month period. If Sublessor has not delivered possession of the Sublease Premises to Sublessee within sixty (60) days after March 1, 1997 and such delay is not caused in whole or in part by Sublessee, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations under this Sublease, and Sublessor shall return to Sublessee any prepaid rent.

4.   USE

     a. Sublessee shall use the Sublease Premises solely for general office use and for no other purpose without the consent of Sublessor. Sublessee agrees that its use shall comply with all applicable governmental laws and ordinances, and that it shall not use or permit the Sublease Premises to be used for any purpose other than those described above. Sublessee shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term or condition of the Master Lease.

     b. Sublessee shall be responsible for the installation and cost of any and all improvements, alterations or other work on or to the Sublease Premises or to any other portion of the property and/or building of which the Sublease Premises are a part, required by applicable governmental laws, rules, orders and ordinances because of the particular use to which the Sublease Premises are put by Sublessee, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990 due to Sublessee's particular use of the Sublease Premises or due to changes or alterations to the Sublease Premises made or proposed to be made by Sublessee.

5.   RENTAL

     a. Sublessee shall pay Rent to Sublessor for the Sublease Premises as follows, without offset or deduction, in advance, on the first day of each month of the term of this Sublease (which month may or may not commence on the first day of a calendar month), without prior written notice or demand from the Commencement Date in lawful money of the United States. Rent for any partial month shall be prorated on the basis of a thirty (30) day month.

          i. Base Rent per annum of $74,681.25 ($18.75 per rentable square foot) payable in equal monthly installations of $6,223.44;

          ii.  One hundred percent (100%) of Sublessee's after hours HVAC usage.

          iii. Sublessee's pro rata share of increases in annual Operating Costs above the amount of Operating Costs incurred by Landlord during the 1997 calendar year as pro rated for the number of months in 1997 commencing with the Commencement Date. Sublessee's pro rata share shall be 2.24%

     b. Upon execution of this Sublease, Sublessee shall deliver to Sublessor the sum of $6,223.44, in the form of a cashier's check made payable to Sublessor, to be applied against Base Rent for the first month of the Sublease term.

6.   ALTERATIONS

     Sublessee shall make no alterations, additions or improvements in or to the Sublease Premises without the prior written consent of Sublessor and Master Lessor. Any such approved alterations, additions or improvements shall be installed in accordance with the terms of the Master

Lease. Notwithstanding the foregoing, and subject to the approval of Mastet Lessor. Sublessor hereby approves of Sublessee's installation of an interior wall to divide conference room number 403 in the Sublease Premises, as shown in Exhibit D, provided the installation is performed in accordance with the terms
---------
of the Master Lease. Sublessee shall restore the Premises at ther expiration or earlier termination of the Sublease Term to its condition existing as of the Commencement Date and shall remove any installations installed by sublessee, reasonable wear and tear expected.

7.      SECURITY DEPOSIT

        Concurrently with Sublessee's executin of this Sublesse shall deposit with Sublessor, by cashier's check made payable to Subleassor, the sum of Thirty-Seven Thousand Three Hundred Forty Dollars and Sixty Three Cents ($37,340.63) as a non-interest bearing security deposit for Sublessee's performance under this Sublease. Commencing on March 1, 1998, and on March 1 of each subsequent year of the Sublease term thereafter, Six Thousand Two Hundred Twenty-Three dollars and Forty-Four Cents ($6,223.44) of the security deposit shall be utilized for the payment of Base Rent for such month, and the security deposit shall be accordingly reduced by the amount of Six Thousand Two Hundred Twenty-Three Dollars and Forty-Four Cents ($6,223.44). In the event Sublessee has performed all of the terms and conditions of this Sublease throughout the term, the balance of the security deposit shall be returned to Sublessee within 14 days after Sublessee's vacating the Sublease Premises, after first deducting any sums owing to Sublessor. In the event Sublessee breaches this Sublease, sublessor will be entitled but not obligated to use or retain some or all of this security deposit to compensate for any losd or expensr associated with the breach, all without seeking judicial relief. In the event of such recourse to the security deposit, Sublessor is entitled to require Sublessee to replenish the security deposit funds on thirty days written notice. In no event will Sublessere be entitled to have access or require any portion of Sublessor's deposit with the Master Lessor.

8.      NOTICES

        All notices and demands of any kind required to be given by Sublessor or Sublessee hereunder shall be in writing and effective twenty-four (24) hours after depositing in the United States mail, by certified mail, postage prepaid, or by nationally recognized overnight courier, and addressed to Sublessor or Sublessee, as the case may be, at the address set forth below their respective signatures or at such other address as they may designate from time to time.
All rent and other payments due under this Sublease or the Master Lease shall be made to Sublessor at the same address.

9.      FURNITURE

        Sublessee shall have the right to purchase from Sublessor the office furniture (desks, desk chairs and credenzas) currently in the Sublease Premises which Sublessor elects not to relocate to its other facilities ("Eligible Furniture"), at the purchase price of 25% of its original cost (purchase price plus original sales tax), plus resale tax, if applicable. Prior to January 15, 1997, Sublessor shall provider Sublessee with a list of the Eligible Furnituire, along with the original cost for each item, and a calculation of 25% of such cost. On or prior to January 31, 1997. Sublessee shall provide Sublessor with notice of the Eligible Furniture which Sublessee desires to purchase, which notice shall be accompanied by a cashier's check made payable to Sublessor in the required amount for the purchase price of such Eligible Furniture (or any other payment arrangement mutually acceptable to Sublessor and Sublessee), time being strictly of the essence. Eligible Furniture purchased by Sublessee shall be accepted by Sublessee in its "as is" condition and Sublessor makes no representations or warranties regarding the condition of such Eligible Furniture.

10.  HAZARDOUS MATERIALS

     Sublessor represents that to the best of Sublessor's knowledge, without independent investigation, Sublessor is not aware of any Hazardous Materials in the Sublease Premises. Sublessee will indemnify, defend and hold Sublessor harmless from any judgment, damages, losses, claims, actions, attorneys' fees, consultant's fees, costs or expenses which result from Sublessee's or any of Sublessee's agents (including employees, contractors and visitors) use, storage, or disposal of Hazardous Materials in or about the Sublease Premises. As used herein the term "Hazardous Materials" will mean and include asbestos, petroleum products and any and all toxic or hazardous substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR 302) and in any and all amendments to such lists or such substances, materials or wastes otherwise regulated under applicable local, state or federal law. The provisions of this Paragraph shall survive the expiration or termination of the Sublease.

11.  DEFAULT

     The monetary and non-monetary default provisions are articulated in the Master Lease. In addition, in the event of Sublessee's failure to pay Base Rent under this Sublease, which failure is not cured within ten (10) days after Sublessor delivers a written notice to Sublessee stating the nature and amount of such past due base rent, then Sublessor shall have no continuing obligation to Sublessee to maintain the Master Lease for Sublessee's benefit.

12.  PROVISIONS OF MASTER LEASE

     Notwithstanding anything to the contrary contained in this Sublease:

     a. Sublessee shall indemnify and hold both Sublessor and Master Lessor harmless pursuant to the indemnity provision of the Master Lease;

     b. The obligations of Master Lessor under the Master Lease to repair or replace the Premises shall remain the obligation of Master Lessor and shall not be assumed by Sublessor;

     c. The right of entry of Master Lessor under the Master Lease shall be the right of each of Master Lessor and Sublessor,

     d. Sublessee shall pay Sublessor a late charge, as provided in the Master Lease, if rent is not received by Sublessor when due; and

     e. Any assignment or subletting by Sublessee of the Sublease or the Sublease Premises shall be governed by the Master Lease, and the term "Landlord" in Article 16 of the Third Amendment of Lease shall mean each of Master Lessor and Sublessor.

13.  PEST CONTROL

     Sublessee agrees that any interior pest control of the Sublease Premises undertaken by Sublessee will be done using an Integrated Pest Management (IPM) method. In the event Sublessee undertakes to perform such pest control, Sublessee agrees to notify Sublessor of Sublessee's choice of a pest control vendor. Sublessee shall obtain Sublessor's prior written consent to the treatment procedures and the treatment plan recommended by Sublessee's pest control vendor. If Sublessee's pest control vendor recommends the use of chemicals for additional action, Sublessee shall utilize only safe, nontoxic organic chemicals. In no event shall Sublessee permit its pest control vendor to spray toxic chemicals (including herbicides) in or around the Sublease Premises without obtaining Sublessor's prior written consent. If Sublessee violates this Paragraph 13, Sublessee shall be required to completely abate residue of any disallowed chemicals to the satisfaction of Sublessor, at Sublessee's cost.

14.  MISCELLANEOUS

     a. Sublessee represents and warrants that it has not had dealings with any real estate broker, finder or other person who could claim a commission or finder's fee from Sublessor with respect to this Sublease, except for Stephanie Marino of Icon Interests. Sublessee shall hold Sublessor harmless from all damages resulting from Sublessee's breach of the foregoing representation and warranty. Sublessor will be responsible for the payment of a brokerage commission on this transaction to Icon Interests, a licensed real estate brokerage company, in an amount equal to (i) a procurement fee of the first full month's Base rent due hereunder, plus (ii) four percent (4%) of the balance of the Base Rent payments for the term of this Sublease less the procurement fee. The commission shall be payable one-half (1/2) when this Sublease has been executed by Sublessor and Sublessee and consented to by Master Lessor, and one-half (1/2) upon Sublessee's occupancy.

     b. This Sublease is subject to Master Lessor approval pursuant to a written letter of consent substantially in the form attached to this Sublease as Exhibit C (the "Sublease Consent"). Sublessor shall use all reasonable efforts to obtain Master Lessor's approval of this Sublease pursuant to such form, or such other form as is acceptable to Sublessee, as soon as possible following execution of this Sublease, but in no event later than twenty-one (21) days after such execution. In the event that Master Lessor's approval as stated herein is not obtained within said twenty-one (21) day period, then either party may, by written notice to the other within ten (10) days of the expiration of the twenty-one (21) day period, terminate this Sublease, and each Party shall be relieved of any further obligation to the other with respect to this Sublease.

     15.  REPRESENTATIONS AND WARRANTIES.

          Sublessor hereby warrants and represents that (i) it is not in default under the Master Lease, and to the best of Sublessor's knowledge, the Master Lease is in full force and effect (ii) that all rent and other amounts due Master Lessor under the Master Lease have been paid; and (iii) Sublessor is not aware of any facts that may result in any default under the Master Lease. The representations and warranties shall survive the termination of this Sublease.

     16.  SURRENDER AND HOLDOVER

          Upon the expiration or earlier termination of this Sublease, Sublessee shall promptly quit and surrender to Sublessor the Sublease Premises broom clean, in the same condition as received, ordinary wear and tear and loss by fire and other casualty expected. Sublessee shall removal all of its movable furniture and other effects. If Sublessee fails to so vacate the Sublease Premises on a timely basis as required, Sublessee shall be responsible to Sublessor and to Master Lessor for all costs, expenses, attorneys fees and damages (including but not limited to any amounts required to be paid to third parties who were to have occupied the Sublease Premises) incurred by Sublessor and/or Master Lessor as a result of such failure to vacate, plus interest thereon at the rate of the lesser of 18% per annum or the maximum rate allowed by law, on all amounts not paid by Sublessee within ten (10) days of demand.

          Should Sublessee hold over after the termination of this Sublease, with Sublessor's and Master Lessor's express written consent, Sublessee shall be deemed a holdover tenant at will. During such holdover period, Sublessee shall be liable for all damages incurred by Sublessor and/or Master Lessor as a result of Sublessee's holding over in the Sublease Premises. During such holding over, Sublessee shall become a Sublessee from month to month upon each and all of the terms herein provided as are applicable to such month to month tenancy and during such holding over, Sublessee shall pay monthly Base Rent and additional Rent to Sublessor at the rate of two hundred percent (200%) of the Base Rent and additional Rent payable by Sublessee for the last month of the Sublease Term. Such tenancy shall continue until terminated by Sublessor, as provided by law, or until either party shall have given to the other at least thirty (30) days written notice.


     "SUBLESSOR"                              "SUBLESSEE"
     VeriFone, Inc.                           HALIS, Inc.
     a Delaware corporation                   a Georgia corporation

     By: /s/ [ILLEGIBLE]                      By: /s/ [ILLEGIBLE]
         ------------------------                 ------------------------
     Title: SR. VP FINANCE/CFO                Title: President
            ---------------------                    ---------------------
     Three Lagoon Drive, Suite 400            ____________________
     Redwood City, CA 94065                   ____________________
     Attn: Legal Department                   Attn: ______________

     Date Executed: 1-17-97                   Date Executed: 1/10/97
                   ---------------                          --------------

                      EXHIBITS TO BE ATTACHED TO SUBLEASE


          Exhibit A        Master Lease

          Exhibit B        Site Plan of Sublease Premises

          Exhibit C        Sublease Consent

          Exhibit D        Space Plan of Alteration

                            EXHIBIT A TO SUBLEASE

                         [NOTE: Throughout Exhibit A,
                        "XXX" refers to illegible copy
                            in original document.]

                                 OFFICE LEASE

     This Lease is entered into this __________________ day of ________________,
19 ___________ by and between General Electric Real Estate Credit Corporation whose address for the purposes hereof is 9040 Roswell Road, Atlanta, GA 30338 (hereinafter referred to as "Landlord") and Verifone, Inc. whose address for purpose hereof is One Lagoon Drive, Suite 280, Redwood City, CA 94065 (hereinafter referred to as "Tenant").

                                  WITNESSETH:

     1. Demised Premises. Subject to and upon the terms, provisions, covenants and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease, demise and let from Landlord those certain premises (hereinafter sometimes called the "Premises" or "Demised Premises") in the building known as River Ridge (hereinafter called the "Building") located at 9040 Roswell Road such Demised Premises being more particularly described as follows: 3478 square feet of Net Rentable Area (hereinafter defined) located on the Second floor of the Building as reflected in red on the floor plan of such Leased Premises attached hereto as Exhibit "A" and made a part hereof, identified by the signatures or initials of Landlord and Tenant.

     The term "Net Rentable Area" as used herein, shall refer to (i) in the case of a single tenancy floor, all space measured from the inside surface of the outer glass of the Building to the inside surface of the opposite outer wall, excluding only the areas ("Service Areas") within the outside walls used for building stairs, fire towers, elevator shafts, flues, vents, pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators and (ii) in the case of a multi-tenancy floor, all space within the inside surface of the outer glass enclosing the tenant occupied portion of the floor and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, rest rooms and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called "Common Areas"), but including a proportionate part of the Common Areas located on such floor, entry floor or building service areas. Tenant space excluding proportionate part of Common Areas is sometimes hereinafter referred to as "Usable Area" or "Usable Square Feet."

     No deductions from Net Rentable Areas are made for columns necessary to the Building. The Net Rentable Areas in the Demised Premises and in the Building have been calculated on the basis of the foregoing definition and are hereby stipulated above as to the Demised Premises, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Demised Premises for occupancy so long as such work is done substantially in accordance with the approved plans.

     2. Term. The term of this lease shall commence on the date hereof (the "Lease Date") and shall end Sixty (60) months after the "Rent Commencement Date," as hereinafter defined and which is sometimes referred to as "Lease Term" or "Term". The "Rent Commencement Date" shall be the 1st day of August 1987 or the date Tenant actually commences occupancy of the Demised Premises, whichever is earlier. In the event the Rent Commencement Date is a date other than the first day of a calendar month, the term of the lease shall run for the number of months set forth above from the first day of the calendar month following the Rent Commencement Date. Landlord and Tenant hereby agree to execute a Commencement Agreement specifying the Rent Commencement Date hereof.

     If the Landlord is unable to give possession of the Demised Premises on the date of the commencement of the aforesaid Lease Term by reason of the holding over of any prior tenant or tenants or for any other reasons except as provided in paragraph 35, an abatement or diminution of the rent to be paid hereunder shall be allowed Tenant under such circumstances until possession is given to Tenant, but nothing herein shall operate to extend the initial Term of the lease beyond the agreed expiration date, and said abatement in rent shall be the full extent of Landlord's liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the Premises. There shall be no delay in the commencement of the Term of this Lease and/or payment of rent where Tenant fails to occupy premises when same are ready for occupancy, or when Landlord shall be delayed in substantially completing such Demised Premises as a result of:

     (a) Tenant's failure to promptly furnish working drawings and plans as required or

     (b)  Tenant's failure to approve cost estimates within one (1) week or

     (c) Tenant's failure to promptly select materials, finishes, or installation or

     (d) Tenant's changes in plans notwithstanding Landlord's approval of any such changes, or

     (e) Any other act of omission by Tenant or its agents, or failure to promptly make other decisions, necessary to the preparation of the Demised Premises for occupancy.

     The commencement of the Term and the payment of rent shall not be affected, delayed or deferred on account of any of the foregoing. For the purpose of this paragraph, the Demised Premises shall be deemed substantially completed and ready for occupancy by Tenant when Landlord's Supervising Architect certifies that the work required of Landlord, if any, has been substantially completed in accordance with said approved plans and specifications.

     Taking possession of the Demised Premises by Tenant shall be conclusive evidence as against Tenant that the Demised Premises were in good and satisfactory condition when possession was so taken. This Lease does not grant any right to light or air over or about the Demised Premises or Building.

     If Tenant, with Landlord's consent, shall occupy the Demised Premises prior to the beginning of the Lease Term as specified hereinabove, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and rent for such period shall be paid by Tenant at the same rate herein specified.

     3. Rent. Tenant agrees to pay Landlord a total unadjusted Base Rent of _____________________ ($_______________) (being an annual "Initial Base Rent" of
$_______________) in equal monthly installments of ($______________), which is computed at an initial Base Rent Rate of $___________ per Net Rentable Square Foot. All such monthly installments of rent shall be payable to Landlord or its designated agent in advance, without previous notice of monthly installment to be due XXX XXX XXX Rent Commencement Date and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rent Commencement Date during the term hereof. If the Rent Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day.

     4.

          a) [Intentionally Omitted.]

          b) [Intentionally Omitted.]

     (c) For all purposes of this Lease the term Lease Year shall be defined to mean a period of twelve full calendar months. The first Lease Year shall commence on the Rent Commencement Date for on the first day of the first calendar month following the Rent Commencement Date. If said date is other than the first day of a calendar month and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.

     5. Increases in Annual Operating Costs. Tenant agrees to pay to Landlord as additional rent its Pro-Rata Share (as hereinafter defined) of any increases in Annual Operating Costs (as hereinafter defined) above the Budgeted Annual Operating Cost of $4.75 based on 161,594 per Square Foot of Usage Area in the Building within ninety (90) days following each December 31 during the term hereof Landlord shall furnish to Tenant a statement (the Annual Statement) in reasonable detail of the actual Annual Operating Costs for the twelve month period ending December 31 of each year (the "Fiscal Year").

     (a)  [Intentionally Omitted]

     (b) In the event the Rent Commencement Date is subsequent to December 31, 1987 Tenant shall pay to Landlord monthly during the term hereof, as additional rent, without notice or demand therefor and without any deduction or setoff whatsoever, an amount equal to one-twelfth (1/12th) of its Pro-Rata Share of the increase, if any, as determined by reference to the most recent Annual Statement next preceeding the Lease Date. Thereafter, upon receipt of each succeeding Annual Statement, Tenant's monthly payments during the period covered by said Annual Statement shall be adjusted to the actual increase in the Annual Operating Cost, and such adjustment shall be paid within thirty (30) days of the date of said Statement. The amount of the actual increase calculated by reference to said Annual Statement shall be used as the basis for calculating Tenant's monthly payments for the next succeeding twelve (12) month period.

     (c) For the purposes of the sub-paragraphs (a) and (b) of this paragraph 5, the following provisions shall control:

          (i) All monthly payments as may be required thereunder for the period January 1 through the date of the Annual Statement shall be payable in full on the first day of the calendar month next following the date of said Annual Statement. Failure of the Landlord to provide any Annual Statement within the said ninety (90) days period shall not constitute a waiver by Landlord of its rights to payments due pursuant to this paragraph, and the obligations hereunder shall survive the expiration or other termination of this lease.

          (ii) For any applicable Fiscal Year that begins prior to the Rent Commencement Date or ends after the expiration date of this Lease, the increase for that Fiscal Year shall be apportioned on a per diem basis so that only that portion of such increase as is attributable to the portion of such Fiscal Year that occurs during the term of this Lease, shall be payable by Tenant.

     (d) The Tenant's Pro-Rata Share as used herein shall mean 1.96 calculated by dividing Tenant's 3478 Net Rentable Square Feet by 177,845 Building Net Rentable Area.

     (e) Annual Operating Costs as used herein shall include all costs of Operation, Management and Maintenance and Repair of the Building and its appurtenances, and shall include the following by way of illustration but not limitation: Real Estate Taxes (as herein defined), personal property taxes, insurance, and the cost of labor, materials and services for the operation, maintenance and repair of the Building and its appurtenances (including parking areas and the Building's pro-rata share of the operating, maintenance and repair expenses of landscaping and the public areas, facilities and amenities of the Office Park), including but not limited to, water and sewer charges, garbage and waste disposal, license, permit and inspection fees, heat, light, power and other utilities, air conditioning and ventilation, elevator services, plumbing services, janitorial and cleaning services, maintenance and service contracts, landscaping (including upgrades and replacements thereto), watchmen, guards and any personnel engaged in the operation, maintenance or repair of the Building and its appurtenances together with payroll taxes and employee benefits applicable thereto, advertising and promotion expenses, management expenses, legal and accounting fees, and a reserve for asphalt and roof repairs of two cents ($.02) per square foot of rentable area. In addition, Annual Operating Costs shall include depreciation for capital expenditures made by Landlord to reduce operating expenses if Landlord shall have reasonably determined that the annual reduction in operating expenses shall exceed depreciation therefor; depreciation shall be determined by dividing the original costs of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

     (f) The term "Real Estate Taxes" means all taxes, rates, and assessments, general and special, levied or imposed with respect to the land, buildings and improvements of which the Demised Premises are a part, including all taxes, rates and assessments, general and special, levied or imposed for schools, public betterment, general or local improvements and operations and taxes imposed in connection with any special taxing district. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, buildings and improvements and/or Landlord in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction where the Building is located, then any such new tax or levy shall be included within the term "Real Estate Taxes." Should any governmental taxing authority acting under any regulation, levy, assess, or impose a tax, excise and/or assessment however described (other than an income or franchise tax) upon, against, on account of, or measured by, in whole or in part, the rent expressly reserved hereunder, or upon the rent expressly reserved under any other leases or leasehold interests in the Property, as a substitute (in whole or in part) or in addition to any existing real estate taxes on land and buildings and otherwise, such tax or excise on rents shall be included within the term "Real Estate Taxes." In the event Landlord is required by the taxing authority to pay real estate taxes in advance, Tenant agrees that Landlord shall immediately be reimbursed Tenant's Pro-Rata share upon billing Tenant therefor. Reasonable expenses (consisting of attorney's fees, consulting fees, expert witness fees and similar costs) incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this paragraph, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this paragraph 5 and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund. Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion to abandon any contest with respect to the amount of any Real Estate Taxes without consent or approval of the Tenant.

     6. Additional Rent. Any amounts required to be paid by Tenant hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered additional rental payable in the same manner and upon the same terms and conditions as the rent reserved hereunder. Any failure on the part of Tenant to pay such additional rental when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of rent.

     7. Security Deposit. Tenant has deposited with the Landlord the sum of Five Thousand Three Hundred Sixty-One Dollars and Ninety-Two Cents Dollars ($ 5,361.92) as security for the full and faithful performance of every provision of this lease to be performed by Tenant. If Tenant defaults with respect to any provision of this lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any Rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a breach of this Lease. Landlord shall not, unless otherwise required by law, be required to keep this security deposit separate from its general funds, nor pay interest to its Tenant. If Landlord is required to maintain said deposit in an interest bearing account, Landlord will retain the maximum amount permitted under applicable law as a bookkeeping and administrative charge. If Tenant shall fully and faithfully perform every provision of this lease to be performed by it, the security deposit or any balance shall be returned to Tenant by Landlord (or to the last transferee of Tenant's interest hereunder) at the expiration of the lease term and upon Tenant's vacation of the Premises. In the event the Building is sold, the security deposit will be transferred to the XXXXXX. The XXX hereunder is not and shall not be classified or deemed a prepayment or advance payment of any rent or reimbursable expense described hereunder.

     8. Laws and Ordinances. Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws and/or regulations of the municipality, county and/or state in which the Demised Premises are located, whether required of Landlord or otherwise, in the conduct of Tenant's business, except that Landlord shall comply with any orders affecting structural walls and columns unless due to Tenant's particular business or use of the premises. Tenant will indemnify and save Landlord harmless from all penalties, claims and demands resulting from Tenant's failure or negligence in this respect.

     9.   Furniture; Fixtures; Electrical Equipment.

          (a) Tenant shall not place a load upon the floor of the Demised Premises exceeding eighty (80) pounds per square foot without Landlord's prior written consent. Business machines, mechanical equipment and material belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other Tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Tenant shall not keep within or about the Demised Premises any dangerous, inflammable, toxic or explosive material. Tenant shall indemnify Landlord and hold it harmless against any and all damage, injury or claims resulting from the moving of Tenant's equipment, furnishings and/or materials into or out of the Demised Premises or from the storage or operation of the same. Any and all damage or injury to the Demised Premises, the Building or the Property caused by such moving, storage or operation shall be repaired by Tenant at Tenant's sole cost.

          (b) Landlord shall at its expense XXXX XXXXXXXX electrical facilities to the Premises and electricity to XXXXXXXXX and small business machinery XXXXXX typewriters, dictating machines, adding machines, calculators, small copiers, postage machines, XXXXXXXX and any other small office equipment XXXXXXXXXXXX XXXXXXXXXXX XXXXXXXX. Tenant will not use any electrical equipment which in Landlord's opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not without Landlord's prior written consent in each instance, connect any additional items XXXXX electric heaters, vending equipment, printing or duplicating machines, computers, word processors, terminals, auxillary air conditioners and computer related equipment required therefor shall be installed by Landlord and the costs of installation equipment and metering device shall be paid by Tenant within five (5) days of receipt of bill. The consumption of electricity for such additional equipment shall be paid monthly by Tenant to Landlord at the prevailing utility company rates. Landlord and Tenant agree that in the event Tenant adds additional equipment which in Landlord's opinion produces enough heat to cause a comfort problem in the Building or any part thereof, then Landlord may install a supplemental air conditioner and Tenant agrees to pay Landlord for such equipment installation and consumption of electricity for supplemental air conditioner. Landlord shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of any equipment in connection with the furnishing of services referred to in this paragraph.

     10. Alterations. Tenant shall make no alterations or changes structural or otherwise, to any part of the Demised Premises either exterior or interior without Landlord's written consent. In the event of any such approved changes, Tenant shall have all work done at its own expense. Request for such consent shall be accompanied by plans stating in detail precisely what is to be done. Tenant shall comply with the building codes, regulations and laws now or hereafter to be made or enforced in the municipality, county and/or state in which said premises are located and which pertain to such work. Any addition, improvements, alterations and/or installations made by Tenant (expect only office furniture and business equipment) shall become and remain a part of the Building and be XXX remain Landlord's property upon the termination of Tenant's occupancy of said premises, provided, however, that if Landlord gives written notice to Tenant XXX the expiration or other termination of this Lease to such effect, it may require Tenant to restore said Demised Premises to their original condition at Tenant's sole cost and expense. Tenant shall save Landlord harmless from and against all expenses, liens, claims and damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations. Landlord reserves the right to change, increase or reduce, from time to time, the number, composition, dimensions or location of any parking areas, signs, the Building name, service areas, walkways, roadways XX other common areas or make alterations or additions to the Building in its sole discretion.

     11. Damage. If the Demised Premises shall be damaged by fire or other cause, without the fault or neglect of Tenant, its servants, employees, agents, visitors or licensees, the damage shall by diligently repaired within a reasonable time by and at the expense of Landlord, and the rent until such repairs shall have been made shall abate pro-rata according to the part of the Demised Premises which is unusable by Tenant. Due allowance shall be made for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Landlord and/or Tenant, and for personal delay on account of labor "troubles" or any other cause beyond Landlord's control. If, however, the Demised Premises are rendered wholly untenantable by fire or other cause and Landlord shall decide not to rebuild the same, or if the entire Building be so damaged that Landlord shall decide to demolish it or not to rebuild it, then or in any of such events, Landlord may, as its option, cancel and terminate this lease by giving Tenant, within thirty (30) days from the date of such damage, notice in writing its intention to cancel this lease, whereupon the term of this lease shall cease and determine upon a period not to exceed thirty days after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord; in neither of the certain contingencies in this paragraph mentioned shall there be any liability on the part of Landlord to Tenant covering or in respect of any period during which the occupation of said Demised Premises by Tenant may not be possible because of the matters hereinabove stated.

     12. Condemnation. If the Demised Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of such taking, and this lease shall terminate as to the portion of the Demised Premises taken by the condemning authority and rental shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the building or part thereof so taken.

          If the nature, location or extent of any proposed condemnation affecting the Building is such that Landlord elects in good faith to demolish the building, then Landlord may terminate this lease by giving at least sixty
(60) days' written notice of termination to Tenant at any time after such condemnation and this lease shall terminate on the date specified in such notice.

     13. Use of Demised Premises. The Demised Premises shall be used and occupied by Tenant solely for the purpose of general office use, and for no other purpose whatsoever. Tenant shall permit Landlord to transmit heat, air conditioning and electric current through the Demised Premises at all times at Landlord's discretion. The premises shall not be used for any illegal purpose or in violation of any valid regulation of any governmental body, or in any manner to create any nuisance or trespass; (ii) annoy or embarrass Landlord or any other tenant of the Property; (iii) violate any insurance; or (iv) alter the classification or increase the rate of insurance on the Property.

          If there now is or shall be installed in the Building a "sprinkler system" and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of the Tenant, Tenant's agents, servants, employees, licensees or visitors, the Tenant shall forthwith restore the same to good working conditions at its own expense, and if the Board of Fire Underwriters of Fire Insurance Exchange or any bureau, department or official of the state or city government, require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the Tenant's business, or the location of partitions, trade fixtures, or other contents of the Premises, or for any other reason, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any fire insurance company, Tenant shall at the Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler head or other equipment.

     14. Repairs by Tenant. Tenant agrees to maintain the Demised Premises and the fixtures therein (including any special heating, ventilating and air conditioning equipment or other special installations for Tenant's fixtures and equipment) in good order and condition during the term of this lease at its sole cost and expense, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same and all keys, locks and other fixtures connected therewith (except only office furniture and business equipment) in like good order and condition, as the same is now or shall be at the Rent Commencement Date, ordinary wear and tear expected.

     15. Repairs by Landlord. Landlord shall have no duty to Tenant to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability, and then only if not brought about by any act or neglect of Tenant, its agents, employees or invitees. Landlord shall not be liable for any damage caused to the person or property of Tenant, its agents, employees or invitees, due to the Property or the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, or from any other cause whatsoever. Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Demised Premises known to Tenant which Landlord is required to repair, and a failure to so report shall make Tenant liable to Landlord for any expense, damage or liability resulting from such defects.

     16. Roof Rights. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the building for any purposes.

     17. Landlord's Remedies Upon Default. In the event Tenant shall default in the payment, when due, of any installment of rent or other charges or money obligation to be paid by Tenant hereunder (all of which monetary obligations of Tenant shall bear interest at the highest rate allowable by law, not to exceed Eighteen Percent (18%) per annum, from the date due until paid in full) and fails to cure said default within five (5) days after the same shall become due: if Tenant shall default in performing any of the covenants, terms or provisions of this lease (other than the payment when due, of any of Tenant's monetary obligations hereunder) or any of the Rules and Regulations now or hereafter established by Landlord to govern the operation of the Building and fails to cure XXXXXXXXXXXXXXXXXX if a permanent receiver is appointed for Tenant's property, of if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law whereby the rent or any part thereof, is or is proposed to be reduced or payment thereof defered, or if Tenant makes an assignment for the benefit of creditors; or if Tenant's property or effects should be levied upon or attached under process against Tenant not satisfied or resolved within 10 days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord, at its option may issue any one or more of the following remedies without any notice or demand whatsoever.

          (a) Landlord, at its option, may at once, or at any time thereafter terminate this lease by written notice to Tenant whereupon this lease shall end on such termination by Landlord. Tenant will at once surrender possession of the Demised Premises to Landlord and remove all of Tenant's effects therefrom and Landlord may forthwith re-enter the premises and repossess himself thereof, and remove all persons and effects therefrom using such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

          (b) Landlord may without terminating this lease enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the premises or any part thereof without being liable for prosecution or any claim for damages therefor and if Landlord so acts, make such alterations and repairs as, in Landlord's judgment, may be necessary to relet the Premises, and relet the premises and any part thereof for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor. Upon each such reletting, all rent received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, including interest thereon; second to the payment of any loss and expenses of such reletting, including brokerage fees, attorneys fees and the cost of such alterations and repairs; third to the payment of rent due and unpaid hereunder together with X thereon is ??? provided and the residue ?? shall be ???? by Landlord and applied in payment of future rent as the ????? become due and ????? ???? to Landlord on demand any deficiency in ????? occasion of such reletting. Notwithstanding any such reletting without termination Landlord may at any time thereafter elect to terminate this lease for such prior default.

     (c) In the event Landlord terminates this Lease in accordance with the provisions of this paragraph 17 Landlord may in addition to any other remedy it may have, recover from Tenant all damages and expenses Landlord may suffer or incur by reason of Tenant's default hereunder including without limitation, the cost of recovering the Premises, reasonable attorneys' fees and the worth at the time of such termination of the ?????. If any of the amount of rent and charges equivalent to the rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which sums shall become immediately due and payable by Tenant to Landlord upon demand of Landlord.

     (d) If the Rent agreed to be paid, including all other sums of money which under the provisions hereto are declared to be rent shall be in arrears in one or in part for five (5) or more days, Landlord may at its option of such arrearage remains unpaid after ten (10) days written notice to Tenant ??? declare ???? hereunder converted into a tenancy from month to month and upon giving written notice to Tenant of the exercise of such option, Landlord shall herewith be entitled to all provisions of law relating to summary of eviction of monthly tenants in default in rent.

          Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies herein or at law or in equity provided ?? shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenants violation of any of the covenants and provisions of this lease.

          Anything in this Lease to the contrary notwithstanding, in order to cover the extra expense involved in handling delinquent payments. Tenant shall pay a late charge of 5% when any installment of rent (Base Rent or any other sum which may be considered additional rental under this Lease) is paid more than five (5) days after the due date thereof. It is hereby understood that this charge is for extra expenses incurred by the Landlord in processing the delinquency.

          Tenant hereby appoints the person indicated in Paragraph 39 as its agent to receive service of all dispossessory or restraint proceedings and notices hereunder and under this lease, and if no person is then in charge of the premises, such service or notice may be made by attaching the same to the main entrance of the premises, provided that a copy of any such proceedings or notices shall be mailed to Tenant in the manner set forth in Paragraph 39 hereof.

     18. Services of Landlord. Landlord shall furnish reasonably adequate electric current, water and lavatory supplies during normal business hours, and normal and usual cleaning and janitorial service after business hours. Landlord further agrees to furnish elevator services and heat and air conditioning in judgment sufficient to reasonably cool or heat the Demised Premises from 8:00 a.m. to 6:00 p.m., Mondays through Fridays inclusive; and from 9:00 a.m. to ??:00 p.m. Saturdays (said services not being furnished on Sundays or legal holidays as observed by the Landlord), provided, however, that Landlord shall not be liable for failure to furnish or for suspension in delay in furnishing such services due to breakdown, maintenance, or repair work, strike, riot, civil commotion, governmental action or any other cause beyond the reasonable control of Landlord.

     19. Waiver of Certain Claims. The Tenant, to the extent permitted by law, waives all claims it may have against the Landlord, and against the Landlord's agents and employees for damage to person or property sustained by the Tenant or by any occupant of the Premises, or by any other person, resulting from any part of the Property or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Property or resulting directly or indirectly from any act or neglect of any Tenant or occupant of any part of the Property or of any other person, unless such damage is a result of the negligence or contributory negligence of Landlord, or Landlord's agents or employees. If any damage results from any act or neglect of the Tenant, the Landlord may, at the Landlord's option, repair such damage and the Tenant shall thereupon pay to the Landlord the total cost of such repair. All personal property belonging to the Tenant or any occupant of the Premises that is in or on any part of the Property shall be there at the risk of the Tenant or of such other person only, and the Landlord, its agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof unless such damage, theft or misappropriation is a result of the negligence or contributory negligence of Landlord or Landlord's agents or employees. The Tenant agrees to hold the Landlord harmless and indemnified against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the property, due to any act of negligence or default under this lease by the Tenant, its contractors, agents or employees.

          To the extent that the Tenant carries hazard insurance on any of its property in the Premises and to the extent that the Landlord carries hazard insurance on the Property, each policy of insurance shall contain, if obtainable from the insurer selected by the Tenant or the Landlord, as the case may be, without additional expense, a provision waiving subrogation against the other party to this lease. If such provision can be obtained only at additional expense, the obligation to obtain such provision shall continue if the other party, on notice shall pay the amount of such additional expense. Each of the parties hereto hereby releases the other with respect to any liability which the other may have for any damage by fire or other casualty with respect to which the party against whom such release is claimed shall be insured under a policy or policies of insurance containing such provision waiving subrogation.

     20.  Insurance.

     (a) Tenant agrees it will indemnify and save Landlord harmless from any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses of any kind (including attorneys' fees) (i) relating to or arising from or in connection with the possession, use, occupation, management, repair, maintenance or control of the Demised Premises or any portion thereof, or (ii) arising from or in connection with any act or omission of Tenant or Tenant's agents, employees or invitees, or (iii) resulting from any default, violation or injury to person or property or loss of life sustained in or about the Demised Premises. To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this lease for the protection of Landlord and Tenant herein, public liability insurance with limits of at least One Million Dollars ($1,000,000.00) for each occurrence and Five Hundred Thousand Dollars ($500,000.00) for each separate injury, and property damage insurance in the amount of One Hundred Thousand Dollars ($100,000.00), with an approved insurance company and deliver to Landlord a copy of said policy or certificate showing the same to be in full force and effect.

     (b) Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Demised Premises, shall (i) be issued in form acceptable to Landlord by insurance companies qualified to do business in the State in which the Demised Premises is located with a current Best (or comparable insurance industry rating service) rating of not less than "A"; (ii) be issued in the names of Landlord, Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant; (iii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (iv) provide for 10 days' prior written notice to Landlord of any cancellation or other expiration of such policy or any defaults thereunder; and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this lease.

     21. Property at Tenant's Risk. It is understood and agreed that all personal property in the Demised Premises of whatever nature, whether owned by Tenant or any other person, shall be and remain at Tenant's sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing, or leaking of the roof or of water, sewer, or steam pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever.

     22. Assignment; Subletting. Landlord hereby grants the right to possess and enjoy the use of the Demised Premises to Tenant, but no estate shall pass out of Landlord; it being understood and agreed that Tenant has only a usufruct not subject to levy or sale. Tenant will not assign, transfer, mortgage or encumber this Lease or sublet or rent (or permit occupancy or use of) the Demised Premises, or any part thereof, without obtaining the prior written consent of Landlord; nor shall any assignment or transfer of this lease be effectuated by operation of law or by transfer of any interest in Tenant or otherwise without the prior written consent of Landlord. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of, or Tenant's liability under, any covenant or obligation under this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting.

     23. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows of exterior walls of the Premises or on any public area of the Building, except the directories and the office doors, and then only in such places, numbers, sizes, color and style as are approved by Landlord and which conform to all applicable laws and/or ordinances. Any and all permitted signs shall be installed and maintained by Landlord at Tenant's sole expense.

     24.  Certain Rights Reserved to the Landlord.

          The Landlord reserves the following rights:

     a) To name the Building and to change the name or the street address of the Building.

     b) To install and maintain a sign or signs on the exterior or interior of the Building.

     c) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering and like services used on the Premises or in the Building.

     (d) During the last ninety (90) days of the term or during or prior to the time the Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, without affecting Tenant's obligation to pay rental for the Premises.

     (e) To constantly have pass keys to the Premises.

     On reasonable prior notice to the Tenant to exploit the Premises to prospective tenants during the last twelve (12) months of the term and to any prospective XXXXX XXXXX XXXXX XXXXX XXXXX and to other having a legitimate interest at any time during the term
     xxxxxx xxxxxxxxx xxxxxxxxx xxxxxxxxxx xxxxxxx xxxx xxxx xxx xxxxxxx xxxxxx xxxxxx xxxxx xxxxxxxx

     xxxxxxxx to install vending machines of all kinds in the Premises and to provide more vending service therefor and to receive all of the revenue xxxxxx therefrom provided, however, that no vending machines shall be installed by Landlord on any premises nor shall any xxxx vending services so provided therefor, unless Tenant so requests.

     25. Rules and Regulations. Tenant shall at all times comply with the rules and regulations set forth as published on Exhibit B attached hereto and with any conditions thereto and modifications thereof adopted from time to time by Landlord and each such rule or acquisition shall be deemed to be a xxxx xxxx to be performed and observed by Tenant.

     26. Parking. Landlord grants Tenant the non-exclusive, unassigned, right to use parking spaces in the parking area or areas designated by the Landlord from time to time. Tenant hereby agrees to comply with all traffic and parking rules and regulations imposed by Landlord from time to time.

     27. Landlord Access. Landlord may enter the Demised Premises upon notice at reasonable hours to exhibit the same to prospective purchasers, mortgagees, tenants, to inspect the premises to see that Tenant is complying with all its obligations hereunder, to make repairs required of Landlord under the terms hereof or to make repairs to Landlord's adjoining property.

     28.  Subordination.

     (a) This Lease is subject and subordinate to the lien of any mortgages or deeds to secure debt which may now or hereafter affect or encumber the building or the real property of which the Demised Premises form a part and to all renewals, modifications, consolidations, replacements or extensions thereof. This paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of any such subordination, Tenant shall execute with five (5) days after receipt any certificate that Landlord may reasonably so request. Tenant covenants and agrees to attorn to Landlord or to any successor to Landlord's interest in the Demised Premises whether by sale, foreclosure or otherwise.

     (b) Notwithstanding the foregoing, in the event any mortgagee or the holder of any deed to secure debt shall elect to make the lien of this lease or to the lien of its mortgage or deed to secure debt, then, upon such party giving Tenant written notice to such effect, this lease shall be deemed to be prior in xxxxx to the lien of such mortgage or deed to secure debt, whether dated prior or subsequent thereto.

     29. Mortgagee Protection. Tenant agrees to give any mortgagees and/or trust deed holders, by Registered Mail, a copy of any Notice of Default xxxxx upon Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days, within which to cure such default or if xxxxx default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee and the trust deed xxxxx has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Tenant agrees that in the event of the sale of the Property, by foreclosure or deed in lieu thereof, the purchaser at such sale shall only be responsible for the return of xxxxxx security deposit paid by Tenant to Landlord in connection with the Lease to the extent that such purchaser actually receives such security deposit.


     30.  [Intentionally Omitted]


     31. Held-Over. If Tenant shall not immediately surrender the Demised Premises on the day after the end of the term hereby created, then Tenant shall by virtue of this agreement, become a Tenant by the month at one and one half times the rental agreed by said Tenant to be paid as aforesaid, commencing said monthly tenancy with the first day next after the end of the term above demised; and said Tenant, as a monthly Tenant, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenancy. Each party hereto shall give to the other at least thirty (30) days written notice to quit the Demised Premises, except in the event of non-payment of rent in advance or of the other additional rents provided for herein when due, or of xxxxx breach of any other covenant by the said Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit XXX expressly waived; provided, however, that in the event that Tenant shall hold over after expiration of the term hereby created, and if Landlord shall desire to gain possession of said Premises promptly at the expiration of the term aforesaid, then at any time prior to the acceptance of the rent by Landlord from Tenant, a monthly Tenant hereunder. Landlord at its election or option may re-enter and take possession of the Demised Premises forthwith, without process, or by any legal action or process in-force in the State in which the Demised Premises is located.

     32. Brokerage. Tenant represents and warrants that is has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than The Simpson/Antonio Group, Inc. xxxxx Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this section shall survive the termination of this lease.

     33. Estoppel Certificate. Tenant agrees, at any time and from time to time, upon not less than five (5) days' prior written notice by Landlord to execute, acknowledge and deliver to Landlord or to such persons(s) as may be designated by Landlord, (i) a statement in writing (ii) certifying that Tenant is in possession of the Demised Premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder. (iii) Certifying that this Lease XXX unmodified and in full force and effect for if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications xxxxx stating the dates to which the rent and other charges hereunder have been paid by Tenant and (iv) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this lease, and,if so, xxxxxx each such default of which notices to Landlord should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Building or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

     34. Quiet Enjoyment. Landlord warrants that it has the right to make this Lease for the term aforesaid and that it will put Tenant into complete and exclusive possession of the Demised Premises. Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall at all times during the term hereof peaceably and quietly have xxxx and enjoy the Demised Premises, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.

     35. Delay. If Landlord cannot deliver possession of Demised Premises resulting from force majeure causes on or before October 1, 1987 Tenant may terminate Lease without further liability of either Landlord or Tenant, in the event Landlord for any other reason is unable to deliver possession XXX the Demised Premises to Tenant on or before the Rent Commencement Date, at Landlord's option this lease shall remain in full force and effect and Tenant shall have no claim against Landlord by reason of any such delay but no rent shall be payable during the xxxxxxxx of any such delay, or upon xxxxxxxxxx xxxx. Landlord may terminate this Lease and, except for the return of any security deposit or prepaid rent, Landlord shall have no further obligation or liability XXX Tenant in the event that Landlord does not so terminate this lease, at such time as Landlord tenders possession of the Demised Premises to Tenant in writing. Tenant shall commence payment of rent pursuant to paragraph 3 hereof.

     36. Relocation of Tenant. It is understood and agreed that Landlord shall have the right, at its sole cost and expense, to relocate the Tenant to other premises of equal or greater kind and quality within the River Ridge Complex xxxx in the same Building or in another building (if at the time of the relocation a controlling interest in such other building in Office Park ready for occupancy is xxxx by Landlord or a wholly-owned subsidiary of Landlord), provided the Demised Premises is less than 5,000 rentable square feet or such relocation is necessary in order for Landlord to accommodate a Tenant whose space requirements equal or exceed fifty percent (50%) of the total rentable square feet contained within the full floor upon which the Demised Premises is located or the floors immediately above or below the floor upon which the Demised Premises is located in no event shall any relocation accomplished pursuant to this paragraph result in an increase in the rent payable under this lease. Should Tenant refuse to permit Landlord's move Tenant to such new space Landlord shall have the right among other remedies defined in paragraph 17 herein to cancel and terminate this lease effective ninety (90) days from the date of original notification by Landlord. If Landlord moves Tenant to such new spaces, this lease xxx each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space and such new space xxxx thereafter be deemed to be the Premises as though Landlord and Tenant had entered into an express written amendment of this lease with respect thereto.

     37. Modifications Due to Financing. In connection with obtaining temporary or XXXXXXXXXXXX shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or deter the execution of an amendment or modification of this Lease, provided such modifications do not increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Demised Premises.

     38. Attorneys' Fees: Homestead. If any rent owing under this lease is collected by or through an Attorney-at-Law Tenant agrees to pay any costs expenses, including attorneys' fees, incurred by Landlord. Tenant waives all homestead rights and exemptions which he may have under any law as against any obligation owing under this lease and assigns same to Landlord.

     39. Notices. All notices required or desired to be given hereunder by either party to the other and in all instances wherein there is a potential XX XX all be sent postage prepaid by certified or registered mail. All rents and other monetary obligations arising hereunder and all notices to the respective parties shall be addressed and sent as follows:


To Landlord:   General Electric Real Estate       with a copy to    Investment Manager
               Credit Corporation                                   9040 Roswell Road, Suite 680
               9040 Roswell Road, Suite 280                         Atlanta, GA 30338
               Atlanta, GA 30338

                                                  Copy to:          Verifone, Inc.
To Tenant      Verifone, Inc.                                       One Lagoon Drive
               9040 Roswell Road, Suite 250                         Suite 280
               Atlanta, GA 30338                                    Redwood City, CA 94065

     40. Remedies Cumulative: No Waiver. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

     41. Modification. This writing is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between XX parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

     42. Waiver of Jury Trial. Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Demised Premises.

     43. Headings. Captions and headings are for convenience and reference only.

     44. Applicable Law. This Lease shall be construed under the laws of the State in which the Demised Premises is located.

     45. No Option. The submission of this lease for examination does not constitute a reservation of or option for the Demised Premises, and this lease becomes effective only upon execution and delivery thereof by Landlord.

     46. Gender, Assigns and Successors. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The term "Landlord" as stated in this lease, means only the owner for the time being of the Landlord's interest in this lease; and, in the event of the sale, assignment or transfer by such owner of the Landlord's interest in this lease, such owner shall thereupon be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing. Except as provided in the preceding sentence, all of the covenants, agreements, terms, conditions, provisions and undertakings in this lease shall inure to the benefit of, and shall extend to and be binding upon, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns, to the same extent as if they were in every case named and expressed.

     47. Severability. If any term, covenant or condition of this lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this lease shall be valid and enforced to the fullest extent permitted by law.

     48. Special Stipulations. Special Stipulations are attached to Lease if they are required. The Lease is modified, amended and/or supplemented as set forth in the Special Stipulations. Where there is a conflict, even though not expressly referred to between the Lease and/or the Special Stipulations, the Special Stipulations shall control.


          ATTACHED


          IN WITNESS WHEREOF, the parties hereto have executed this lease under seal on the day and year first above written.

ATTEST:                                      TENANT:

         /s/ [ILLEGIBLE]n                              VERIFONE INC.
---------------------------                  ------------------------------

                                             By:  /s/ [ILLEGIBLE]
                                                 --------------------------

ATTEST:                                      LANDLORD:

         /s/ [ILLEGIBLE]                     GENERAL ELECTRIC ESTATE
---------------------------                  CREDIT CORPORATION

                                             By:  /s/ [ILLEGIBLE]
                                                 --------------------------
                                                 Its Authorized Signatory

                             SPECIAL STIPULATIONS
                             --------------------

1. Landlord hereby grants to Tenant rights of expansion with respect to 1,065 rentable square feet of space adjacent to the Demised Premises on the northeast corner of the second (2nd) floor of the Building, as shown on exhibit A-1 attached hereto by this reference made a part hereof (the "Expansion Space").

    Prior to leasing all or any portion of the Expansion Space to any third party or parties for any period of time following the Commencement Date, Landlord shall offer to lease such space at a rental rate and upon such other terms and conditions as Landlord shall, in its sole discretion, determine. Tenant shall have five (5) business days in which to accept or reject in writing Landlord's offer with respect to the Expansion Space (or any part thereof) in question. In the event that Tenant rejects such offer, Landlord shall have the right to lease such offered space to any tenant of Landlord's choosing, on terms and conditions not materially more favorable to such tenant than Landlord's offer to Tenant. In the event that (i) Landlord fails to lease such space within six (6) months after Tenant rejects such offer, or (ii) Landlord desires to rent such space to a tenant on terms materially more favorable to such tenant than those terms offered to Tenant, Tenant's right of first refusal shall be reinstated. Upon such reinstatement of Tenant's right of first refusal and Landlord's offer of such space to Tenant, Tenant again shall have five (5) business days in which to accept or reject such offer, Tenant may accept or reject any offer made by Landlord under this paragraph with respect to all or any portion of the Expansion Space. With respect to each applicable portion of the Expansion Space, the rights granted to Tenant pursuant to this Paragraph shall terminate upon the earlier to occur of (a) Tenant's leasing of such space, (b) Landlord's leasing such space to a third party after Tenant's rejection of all offers required by Landlord hereunder, or (c) the expiration, or earlier termination of this Lease, pursuant to the terms hereof.

2. Tenant shall have one (1) five (5) year renewal option on Tenant's demised premises. With 180 days' written notification to Landlord, Tenant shall have the right to exercise this renewal option. The renewal rate will be at the then market rate for River Ridge. In no event will the rate be less than the then escalated rate on Tenant's demised premises under original Lease agreement.

3. Landlord shall clean marks on wallcovering in reception area and relocate marker board in conference room to end wall.

                                   EXHIBIT A



 [Floor plan of 3,478 square feet of leased space on the second floor of 9040
                 Roswell Road, Atlanta, Georgia appears here.]

                                   EXHIBIT B

                             RULES AND REGULATIONS

The following Rules and Regulations, hereby accepted by Tenant are prescribed by Landlord to enable Landlord to provide XX to the best of Landlord's ability, orderly, clean and desirable Premises, Building and Parking facilities for the Tenants therein at as economical a cost as reasonably possible and in as efficient a manner as reasonably possible, to assure security for the protection of Tenant's for as reasonably possible and to regulate conduct in and use of said Premises, Building and Parking facilities in such manner as XX interference by others in the proper use of same by Tenant.

Tenant, its officers, agents, servants and employees shall not block or obstruct any of the XX, passages, doors, elevators, elevator doors, hallways or stairways of Building or garage, or place empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Leased Premises, Building or Parking facilities shall be restricted to time, method and routing of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, Premises and Building in such movement. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Building, Leased Premises or parking facilities without having first obtained a written permit from Landlord twenty-four (24) hours in advance.
XX, large tiles, electronic data processing equipment and other heavy equipment or machines shall be moved into Leased Premises, Building or Parking facilities only with Landlord's written consent and placed where directed by Landlord. If at any time the building is in charge of a night watchman, every person entering and leaving the building is expected to be confronted by him as to his purpose in the building. If unknown to the night watchman, and shall sign his or her name on a form provided by the building for registering such persons. Passenger elevators in the premises are not to be used by the Tenants, or their agents, for moving furniture into the premises, incident to the initial occupancy, or moving furniture out incident to vacating. The service elevator is the only elevator to be used for this purpose, at any time as approved, in writing, by Landlord.

No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors, or invitees in or on any part of the outside or inside of the Building, garage facilities or Leased Premises without prior written consent of Landlord and then only of such color, size, character, style and materials and in such places as shall be approved and designed by Landlord. Signs on doors and entrances to Leased Premises shall be placed thereon by a contractor designated by Landlord and paid for by Tenant. Landlord will post on the directory of its building one name to be designed by Tenant at no charge. All additional names which Tenant shall desire put upon said directory must be first consented to by Landlord, and if so approved, a charge will be made for such additional listing to be paid to Landlord by Tenant.

Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from Leased Premises, Building or parking facilities regardless of how or when loss occurs.

No additional locks shall be placed on any door or changes made to existing locks in Building without the prior written consent of Landlord. Landlord will furnish two keys to each lock on doors in the Leased Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant's expense. Landlord may at all times keep a pass key to the Leased Premises. All keys shall be returned to Landlord promptly upon termination of this Lease. A $25 charge shall be paid by Tenant for each key not returned to Landlord.

Tenant, its officers, agents, servants or employees shall do no painting or decorating in Leased Premises, nor mark, paint or cut into, drive nails or screw into or in any way deface any part of Leased Premises or Building without the prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, work shall be done at expense of Tenant, with the approval and under the direction of Landlord.

Parking facilities supplied by Landlord for tenants shall be used by vehicles that may occupy a standard parking area only. Moreover, the use of such parking facilities shall be limited to normal business parking and shall not be used for a continuous parking for any other vehicle regardless of size. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall park their vehicles only in those parking areas designated by Landlord. Tenant shall not leave any vehicle in a state of disrepair (including but not limited to flat tires, out of date inspection stickers or license plates) within Landlord's property. If vehicles are parked in areas other than the designated parking areas or are left in a state of disrepair, Landlord shall have the right to remove such vehicles at Tenant's expense.

Landlord reserves the right to: (i) close the Building at 6:00 P.M., subject, however, to Tenant's right to admittance under regulations and procedures, as prescribed by Landlord, and to require the persons entering the Building to identify themselves, establish their right to enter, and "sign in", or leave the Building; (ii) close all parking, except visitor, areas between the hours of 6:00 P.M. and 7:00 A.M. during weekdays; (iii) close all parking, except visitor, areas on weekends and holidays.

Landlord will provide Tenant with ten Security Cards at no charge.

Security Card required by Tenants to enter the building during non business hours. There will be a charge of $15.00 for each additional security card requested. These cards remain the property of and must be returned to the Landlord upon expiration of the Lease, or upon Landlord's request. If any card is not returned, or is lost or damaged by Tenant, there will be an additional charge of $50.00 per card, at Landlord's discretion.

If Tenants desire blinds (other coverings or drapes not being permitted) over the windows, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected only with Landlord's consent and at the expense of the Tenant desiring them. No awnings shall be placed on the Office Building.

Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound producing instruments or device which may be heard outside Leased Premises, Building or parking facilities, or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in Building.

Tenant, its officers, agents, servants, and employees shall, before leaving Leased Premises unattended, close and lock all doors and shut off all utilities: damage resulting from failure to do so shall be paid by Tenant. Each Tenant before the closing of the day and leaving the said Leased Premises, shall see that all blinds are in full down and open position.

All plate and other glass in Leased Premises or Building which is broken, through cause attributable to Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at expense of Tenant under the direction of the Landlord.

Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of Leased Premises.

The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant who shall or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall have caused it.

All contractors and/or technicians performing work for Tenant within the Leased Premises, Building or parking facilities shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceiling, equipment or any other physical feature of the Building, Leased Premises or parking facilities. None of this work shall be done by Tenant without Landlord's prior written approval.

No showcases or other XX shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or XX without the prior written consent of Landlord.

     Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by the Tenant and Tenant shall not permit, erect and/or place drapes, furniture fixtures, shelving, display cases or XXXXX lights or signs and advertising devices in front of or in proximity to interior and exterior windows, glass panels, or glass doors providing a view into the interior of the Leased Premises unless same shall have first been approved in writing by Landlord.
     Corridor doors when not in use shall be kept closed.

     There shall not be used in any space or in the public halls of the Building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     The work of Landlord's janitors or cleaning personnel shall not be hindered by Tenant after 5:30 PM and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging his obligation regarding cleaning service. In this regard, Tenant shall also empty all glasses, cups and other containers holding any type of liquid whatsoever.

1. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant with Landlord's assistance to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of Building or Parking facilities, excepting Tenant's own Premises, for disposal.

2. Tenants are cautioned in purchasing furniture and equipment that the size is limited to such as can be placed on the elevator and will pass through the doors of the Leased Premises. Large pieces should be made in parts and set up in the Leased Premises. Landlord reserves the right to refuse to allow to be placed in the Building any furniture or equipment of any description which does not comply with the above conditions.

3. Tenant will be responsible for any damage to the Leased Premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects or spills of any type of liquid.

4. If the Premises demised to any Tenant become infested with vermin, such Tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

5. Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Building, without Landlord's prior approval in writing, and upon such terms and conditions as may be specified by Landlord in each and every instance.

6. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, or use the name of the Building for any purpose other than that of the business address of Tenant or use any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without Landlord's express consent in writing.

7. Tenant, its officers, agents, employees, servants, patrons, customers, licensees, invitees and visitors shall not solicit business in the Building's parking facilities or Common Areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the Building's parking facilities. Canvassing, soliciting and peddling in the Building or parking facilities is prohibited and each Tenant shall cooperate to prevent the same. In this respect, Tenant shall promptly report such activities to the Building Management Office.

8. Tenant shall not conduct its business in such manner as to create any nuisance, or interfere with, annoy or disturb any other tenant in the Building, or Landlord in its operation of the Building or commit waste or suffer or permit waste to be committed in the Leased Premises, Building or parking facilities. In addition, Tenant shall not allow its officers, agents, employees, servants, patrons, customers, licensees and visitors to conduct themselves in such manner as to create any nuisance or interfere with, annoy or disturb any other tenant in the Building or Landlord in its operation of the Building or commit waste or suffer or permit waste to be committed in the Leased Premises, Building or parking facilities.

9. Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating, heating, or air conditioning apparatus or carry on any mechanical operation or bring into Leased Premises, Building or garage facilities any inflammable fluids or explosives without written permission of Landlord, except typical refrigerator and microwave oven.

10. Tenant, its officers, agents, servants or employees shall not use Leased Premises, Building or parking facilities for housing, lodging or sleeping purposes or for the cooking or preparation of food without the prior written consent of the Landlord.

11. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into parking facilities, Building or Leased Premises or keep on Leased Premises any fish, fowl, reptile, insect, or animal or any bicycle or other vehicle without the prior written consent of Landlord, wheel chairs and baby carriages excepted.

12. Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building without the written consent of the Landlord.

13. Tenants employing laborers or others outside of the Building shall not have their employees paid in the Building, but shall arrange to pay their payrolls elsewhere.

14. No Tenant shall do or permit to be done in its Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Office Building, or on property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department, or any part thereof, or conflict with any of the rules and ordinances of the Board of Health. No part of the Office Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices.

15. Employees of Landlord shall not receive XXX XXXXX for or to Tenant or any other person, nor contract with or render free or paid services XXXXXX Tenant or Tenant's agents, employees, customers, licensees, invitees, visitors or guests.

16. Landlord reserves all vending and sale of liquor and/or alcoholic beverage rights. Request for such services should be made to Building Management Office.

17. Tenant and its employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the premises surrounding the Building. Landlord shall not be responsible for any damage to any vehicle towed because of non compliance with parking regulations.

18. Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further reasonable rules and regulations as in Landlord's sole judgment shall from time to time be necessary for the safety, protection, care and cleanliness of the Building. The operation thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which Rules and Regulations when made and notice thereof given to a tenant shall be binding upon such tenant in like manner as it originally prescribed. The Landlord shall not be responsible to the Tenant for the non observance or violation of any of the Rules and Regulations by any other occupant or Tenant. Failure of the Landlord to recognize and/or enforce any one or more of the Rules and Regulations shall in no way affect their binding and continuing enforceability.

                                   EXHIBIT C

                             TENANT SPECIFICATIONS

XX construction work

PART 1    GENERAL

1.   XX work described elsewhere

     A.   Tenant Construction Guidelines (applicable only if XX work)

     B.   Tenant Construction Finishes (to be part of Workletter)

     C. Riverside (River Ridge) Office Park Project No. 8346XXX and specifications as prepared by Houseman Macgregor Architects Inc. Date October 1, 1984 including all XXX, bulletins and revisions.

2.   Documents

     A. Before any construction work shall commence on tenant space, plans sometimes referred to as (Working Drawings) must be prepared and approved, in writing, by Landlord. The following items must appear on each set of plans submitted for review and approval.

           1.   Key Plan indicating Tenant location on the floor
           2.   North Arrow
           3.   Scale
           4.   Suite Number
           5.   Square Footage
           6.   Occupancy Type
           7.   Construction Type
           8.   Floor Plan
           9.   Electric Plan
          10.   HVAC Plan
          11.   Reflected Ceiling Plan
          12.   Plumbing Plan
          13.   Finish Schedule

3.   Specifications

     A. The following minimum construction specification requirements must be shown on the plans. Tenant's architect/designer may reproduce these specifications (if he so desires) and place them on the plans.

          1.   General Requirements

               a. All construction must meet all codes as noted in Tenant Construction Guidelines.

               b. The General Contractor and Subcontractors shall guarantee all work executed under this contract, both material and workmanship, for minimum 12 months from the date of Substantial Completion, and shall assign all other warranties and guarantees from manufacturers and or subcontractors. Prior to final payment, each contractor must have submitted, to the Landlord, a written guarantee (copies are available from the Landlord).

               c. Contractor must take precautions so as to not disrupt any adjacent tenants (including above or below). When work involves an adjacent tenant's space, the respective contractor or subcontractor will be required to perform the work prior to 7:00 A.M. or after 6:00 P.M., Monday through Friday, or after 1:30 P.M. on Saturday. No penetration of demising walls or floor slabs will be permitted without Landlord's prior approval. During construction, contractor will insure that care has been taken to adequately protect existing spaces during delivery of materials and actual construction. Contractor shall use the service elevator, an exterior crane or a materials lift for the delivery of material to the tenant space. No material or workmen shall use the public elevators.

               d. Material Delivery -- deliveries must be scheduled with the Landlord/Project Manager and, unless otherwise arranged, conducted during the hours of 10:00 A.M. to 4:00 P.M., Monday through Friday. Contractor and subcontractors are to enter building through the loading dock and service elevator only and are to observe any and all "check in" procedures as designated by the Landlord/Project Manager.

               e. Service Elevator -- Usage by Contractor will be governed by the rules and regulations set forth by the Landlord/Project Manager.

               f. Clean-up areas under construction shall be free of accumulation of rubbish and removed from the building on a daily basis. All demolition and rubbish removal shall be after 6:00 P.M. Construction mats are to be utilized and maintained by Contractor where deemed necessary by Landlord. Contractor shall not utilize building compactor and trash dumpster. A separate construction trash compactor shall be provided by the Contractor for removal of Construction debris. Contractor shall coordinate with the Landlord/Project Manager.

               g. Locks -- Contractor will utilize locksmith approved by Landlord. Landlord shall supply Tenant with keys to suite entry doors prior to move-in.

               h. Tenant Identification Signage -- Any variances from building standard signage for tenant suite identification shall be approved in writing by the Landlord.

               i. Workman Conduct -- Workmanlike and responsible conduct shall be exhibited by all trades while on the premises. All personnel shall be fully clothed at all times. No radio, tape machines nor other apparatus for sound transmission shall be permitted.

               j. Overtime Work -- Landlord/Project Manager shall be notified 24 hours in advance of any overtime and shall receive compensation for building staff and utility charges which may be required during contractor work.

               k. Contractor to supply Landlord with complete set of as-built drawings upon completion.

          2.   Doors, Frames, Hardware

               a. Entry Doors -- 3'0" x 8'10" x 1 1/4" solid core Mahogany stain grade.

               b. Entry Door Frame -- 16 gauge steel hollow metal frame with joints full welded, dressed and ground smooth plus temporary spreaders. Frames shall be reinforced for closer and hinges in accordance with SDI 107 and painted solid color.

               c.   Entry door hardware

                    1. Hinges -- 2 pair 4 1/2 x 4 1/2 ball bearing T B 2714 U S 26 by McKinney Manufacturing Co.

                    2. Mortice Lockset -- 8125 LNA by Sargent and Co 2 1/4" backset armored front adjustable 1.8" XX 2" and XXX with XXX minimum throw Wrought box strikes and UL approved fire stops at all lever units U S 26 finish

                    3. Closer -- EN 1250 series by Sargent and Co. with standard or parallel arm as required U S 26 finish

                    4.   Door Stops -- Tumco 1211 E S floor mounted

                    5. Finish Bolts (required) -- Tumco # 3912 with throw Furnish dust proof bottom strike and 100 strike plates

               d.   Tenant Frame -- hollow metal frames painted solid color

               e.   Tenant Doors -- xxxx solid color birch stain grade

               f.   Door-Hardware

                    XXXX

                    XXXX

          3.   XXXX

          4.   XXXX

XXX

     5.   Painting -- See Section 09900 Painting (Riverside Office Park)

          a.   Ferrous Metals -- prime plus finish, coat of semi gloss enamel

          b.   Gypsum wallboard -- two coats (See Section 09900)

          c.   Wood (painted) -- prime plus finish coat of enamel

          d.   Wood (stained) -- stain plus sealer coat plus two coats varnish.

          e. Wall covering (if required) -- oil base sealer or enamel under coat. Prime and seal substrates in accordance with wall covering manufacturer's recommendations. Apply surface sealer to gypsum XXX which will permit subsequent removal of wall covering without damage to paper facing. Provide materials indicating the hazard classification of wall covering as determined by ASTM E 84.
               Flame spread not more than 25
               Flame contributed not more than 15
               Smoke developed not more than 25

     6. Floor Covering -- An allowance of nine dollars ($9.00) per square yard has been established by the Landlord for purchase and installation of any floor covering. Base shall be rubber core base type, FS.SS.W.40 type 1. (See Sections 09650. Riverside Office Park.)

     7. Venetian Blinds -- Ball-Architect by Marathon Carey-McFall Co., 1" wide aluminum, dove gray, XXX operation, XXX cords standard brackets and XXX limiter. Blinds shall be provided and installed at interior windows by Landlord as an optional expense to Tenant.

     8. Heating and Air-Conditioning Requirements: (See Division 15 Riverside Office Park Specifications.)

          a. All duct openings through fire rated walls must have U.S. approved dampers.

          b. At completion of installation, system must be balanced with proper C.F.M. and temperature readings to each room and balancing report submitted to the Landlord.

          c. All valves must be tagged and installed in an accessible area above the ceiling with ceiling access doors installed where necessary (sheetrock railings, spline ceilings, etc.)

          d. All rectangular ducts shall have a duct liner meeting NFPA . 90A requirements.

          e. All flexible ducts shall comply with NFPA 25 flame spread and 50 smoke developed rating. Maximum length 12' and free of short bands.

          f. All piping must be insulated.

          g. HVAC plans and specifications must be reviewed and approved by Landlord/Project Manager prior to commencement of construction. Contractor to provide Landlord with a copy of as built drawings upon completion.

          h. See 11.1 below.

     9.   Plumbing Requirement:

          a. All plumbing fixtures must have shut-off valve.

          b. All hot water heaters must have U.S. label pressure relief valve and be piped to floor drain.

          c. Piping: water-type "L" copper, waste and vent service weight C.I.

          d. All water piper must be insulated.

          e. All water line joints must be silver braised or, if soldered, have the tensile strength of 15,000 pounds PSI. All connections must be pressure tested at rough-in stage of construction.

          f. All piping must have a valved "T" at risers to provide for future connection when main shutoff valves are installed.

          g. No penetration of demising walls or floor slabs will be permitted without Landlord's prior written approval.

          h. See 11.1 below.

     10. Fire Protection System - A calculated wet pipe sprinkler system has been provided throughout the building. The contractor shall contract with the Fire Protection subcontractor for any relocation of or additional sprinkler head locations. The Fire Protection subcontractor is responsible for providing adequate number and proper location of sprinkler heads in order to comply with all building codes and Landlord/Owner's insurance requirements. (See 11.1 below)

     11. Electrical Requirements: (See Division 16. Electrical Riverside Office Park Specifications)

          a. All panel boxes and circuit breakers shall be Square "O" and General Electric.

          b. All wiring shall be in metal conduit, except telephone lines above ceiling which may be installed without conduit if it is U.S approved wire (i.e. teflon coated.)

          c. Minimum wire size shall be 12 THW. THNN Copper with 600 volt insulation, and/or in accordance with the 1984 National Electric Code.

          d. All XXX must be labeled.

          e. All 120 volt convenience outlets shall be grounded type 20 amp NEMA Standard 5.15R and all 220 volt convenience outlets shall be grounded type 20 amp NEMA Standard 6.20R.

          f. Telephone system shall have empty box with pull wire to top of wall. All abandoned telephone wiring and conduits to be removed prior to new installation

          g. Clean and XXX entire suite with energy savings lamps and ballasts.

          h. All Door outlets shall be tombstone type with manufacturer's requirement /or fire shield

          i. No penetration of demising walls or floor slabs will be permitted without Landlord's prior written approval

          j. Any and all damaged ceiling tiles shall be replaced by Landlord at Contractor's expense

          k. Tenant standard light fixtures shall be 2 X 4 fluorescent fixtures and shall be equal to lithonia 2Gc 340 A 12 with standard active lenses. Fluorescent lamps shall be cool white color model #F40 CW 1/2RS. WM 35 watt. Wall meter or equal Ballasts shall be General Electric MaxiMizer

Engineering and Construction

XXX

XXX

                           AMENDMENT OF OFFICE LEASE
                           -------------------------

     This Amendment is made and entered into as of this ____ day of ____________, 19__, by and between ______________________ ("Landlord") and
________________ ("Tenant").


                             W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain Office Lease (the "Lease"), dated as of _________________, 19__, with respect to those certain premises located at ______________________________________________;

     WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of TEN AND NO/100 DOLLARS ($10.00), the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Except as expressly modified hereby, each and every provision of the Lease shall remain in full force and effect.

     2.   ______________________________________________________________________
________________________________________________________________________________
_____________________________________________________________________________.

     3.   ______________________________________________________________________
________________________________________________________________________________
_____________________________________________________________________________.

     4.   ______________________________________________________________________
________________________________________________________________________________
_____________________________________________________________________________.

     5.   ______________________________________________________________________
________________________________________________________________________________
_____________________________________________________________________________.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal on the day and year first above written.


                                                       TENANT:

                                             ____________________________


                                   By: _________________________________________
                                       Its: ____________________________________



                                                       LANDLORD:

                                             ____________________________


                                   By: _________________________________________
                                       Its: ____________________________________

                           AMENDMENT OF OFFICE LEASE
                           -------------------------

     This Amendment (the "Amendment") is made and entered into as of this XXXX day of September, 1987, by and between GENERAL ELECTRIC REAL ESTATE CREDIT CORPORATION ("Landlord") and VERIFONE, INC. ("Tenant").

                             W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain Office Lease (the "Lease"), with a Commencement Date as of August 1, 1987, with respect to those certain premises located on the second floor of the Building (as defined in the Lease), and outlined on Exhibit "A" of the Lease.
                        -----------

     WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter set forth:

     NOW, THEREFORE, for and in consideration of TEN AND NO/100 DOLLARS ($10.00), the mutual convenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Except as expressly modified hereby, each and every provision of the Lease shall remain in full force and effect.

     2.   The premises described and shown on Exhibit "A-2" attached hereto and
                                              -------------
by this reference made a part hereof, comprising 4,786 rentable square feet (the "Additional Space") are being added to the 3,478 rentable square feet of the Premises described in the Lease prior to this Amendment (the "Initial Space") and shall hereafter be included as a part of the Premises for the purposes of the Lease.

     3. The Rent Commencement Date in Paragraph 2 of the Lease shall be November 1, 1987, with respect to the Additional Space; provided, however, the expiration of the term of the Lease with respect to the Additional Space shall be coterminous with the lease term for the Initial Space.

     4. The "Initial Base Rent" with respect to the Additional Space, as described in Paragraph 3 of the Lease, shall be XXXXXX and shall be paid in equal monthly installments of XXXXX

     5.   Paragraph 5(d) of the Lease is hereby amended to change the numbers
1.96 and 3,478, appearing in line one thereof, to 4.65% and 8,264, respectively.

     6. Landlord shall provide Tenant with a construction allowance of up to $60,890.50 (4,273 usable square feet, multiplied by $14.25 per square foot) for the construction of improvements to the Additional Space; provided however, Tenant shall receive no credit for the amount, if any, by which $60,890.50 exceeds the actual cost of such improvements.

     7. Landlord shall make all such improvements in and to the Additional Space as are designated on the Tenant's layout and specifications labeled Exhibit "C" of the Lease, and in accordance with attached construction
-----------
documents. Any improvements other than as shown on Exhibit "C" shall be subject
                                                   -----------
to Landlord's prior written approval, shall be, at Tenant's sole expense, and shall be constructed by Landlord. It is hereby agreed that the cost of any improvements exceeding the allowance described in Paragraph 6 hereof shall be made at the sole expense of Tenant. Landlord's overhead expenses and contractor's fee incurred in connection with said improvement shall be paid by Tenant, as additional rent, within ten (10) days of presentation of a bill therefor.

     8. Tenant shall have the right to install a Echo Star 4000 and sensor antenna model XXXXXXX or equivalent, as hereinafter knows as (the "System"). Landlord shall have the right to approve the components of the System and to designate a list of approved contractors to install the System. All costs of installation, operation and maintenance of the System shall be paid by Tenant including without limitation the costs of repair for any damage to the Building caused by such installation, operation and maintenance.

     Upon the expiration of the Term, or earlier in the event Tenant desires or is required to remove the System or in the event that Tenant defaults in performance of its obligations under the Lease, all costs of removal of the system shall be paid by Tenant including without limitation the costs of repair for any damage to the Building caused by such removal. In the event that Tenant fails to remove the System and make the repairs required above, Landlord shall have the right to remove the System or make such repairs and upon written request from LandLord, Tenant shall reimburse Landlord for any costs incurred by Landlord as a result of such removal or repair, with ten (10) days after Landlord's request for such reimbursement.

     Tenant hereby agrees to indemnify and hold Landlord harmless from any damage, liability or cost (including increased insurance premiums) resulting from the installation, operation, maintenance, or removal of such System and its components, including without limitation any damage to the roof or any other part of the Building caused by the antenna portion of the System.

     Tenant shall at all times own the System and shall insure the System against hazard and for liability. Tenant shall keep the System and the Building free of mechanics liens arising out of the installation thereof. Tenant shall at all times maintain a service contract with respect to the System, upon such terms (and with a vendor) reasonably acceptable to Landlord.

     9. Landlord hereby grants to Tenant rights of expansion with respect to 3,087 rentable square feet of space adjacent to the Demised Premises on the second (2nd) floor of the Building, as shown on Exhibit "A-3" attached hereto
                                                ------------
and by this reference made a part hereof (the "Additional Expansion Space").

     Subject to the provisions of the last paragraph of this Section 9, prior to leasing all or any portion of the Additional Expansion Space to any third party or parties (other than the current tenant) for any period of time following the date of this Amendment, Landlord shall offer to lease such space at a rental rate upon such other terms and conditions as Landlord shall, in its sole discretion, determine. Tenant shall have five (5) business days in which to accept or reject in writing Landlord's offer with respect to the Additional Expansion Space (or any part thereof) in question. In the event that Tenant rejects such offer, Landlord shall have the right to lease such offered space to any tenant of Landlord's choosing, on terms and conditions not materially more favorable to such tenant than Landlord's offer to Tenant. In the event that (i) Landlord fails to lease the space in six (6) months after Tenant rejects such offer, or (ii) Landlord desires to rent such space to a tenant on terms materially more favorable to such tenant than those terms offered to Tenant, Tenant's right of first refusal shall be reinstated. Upon such reinstatement of Tenant's right of first refusal and Landlord's offer of such space to Tenant, Tenant shall have five (5) business days in which to accept or reject such offer. Tenant may accept or reject any offer made by Landlord under this paragraph with respect to all or any of the Additional Expansion Space. With respect to each applicable portion of the Additional Expansion Space, the rights granted to Tenant pursuant to this paragraph shall terminate on the earlier to occur of (a) Tenant's leasing of such space, (b) Landlord's leasing such space to a third party after Tenant's rejection of all offers required by Landlord hereunder, or (c) the expiration or earlier termination of this Lease, pursuant to the terms hereof.

          Notwithstanding any provision of this Section 9 to the contrary, Tenant acknowledges and agrees that Landlord has granted to B.P. Oil, Inc. a first right of refusal with respect to 6116 rentable square feet of the
                                       ----
Additional Expansion Space as shown on Exhibit "A-4" attached hereto by this
                                       -------------
reference made a part hereof (the "B.P. Oil Option Space"). Landlord shall have no obligation to offer to Tenant for lease, all or any portion of the B.P. Oil Option Space comprising a portion of the Additional Expansion Space unless and until B.P. Oil, Inc.'s option to lease the B.P. Oil Option Space expires, or otherwise terminates.

          10. Except as expressly provided to the contrary herein, each and every provision of the Lease shall apply to the Additional Space.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal on the day and year first above written.


                                        TENANT: VERIFONE, INC.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------

                                        Its: Vice President, Administration
                                            ------------------------------------

                                        LANDLORD: GENERAL ELECTRIC REAL ESTATE
                                                       CREDIT CORPORATION

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------

                                        Its: Authorized Signatory
                                            ------------------------------------

          11. Notwithstanding the provisions of Paragraph 2 of the Lease, the term of the Lease shall end 63 months after the Rent Commencement Date.

          12. Notwithstanding the provisions of Paragraph 22 of the Lease, Landlord shall not unreasonably withhold its consent to the subletting of the Demised Premises.

                                                                     EXHIBIT "A"

 [Floor Plan of 3,478 square feet of leased space on the second floor of 9040
                 Roswell Road, Atlanta, Georgia appears here.]

                                                                   EXHIBIT "A-2"


[Floor plan of 4,786 square feet of leased space added to the original leasehold by this amendment appears here.]

                                                                   EXHIBIT "A-3"


  [Floor plan for 3,087 square feet of leased space subject to the right of expansion Tenant received under this amendment appears here.]

                                                                   EXHIBIT "A-4"


  [Floor plan for the 6,116 square feet of space for which B.P. Oil received rights of first refusal appears here.]

                           SECOND AMENDMENT OF LEASE
                           -------------------------

     THIS SECOND AMENDMENT OF LEASE made this _____ day of ___________, 1989 by and between DOA 87 LIMITED PARTNERSHIP ("Landlord") and VERIFONE, INC. ("Tenant").

                             W I T N E S S E T H:

     WHEREAS, Landlord's predecessor in interest, General Electric Real Estate Credit Corporation, and Tenant entered into a certain undated Office Lease having a commencement date of August 1, 1987, with respect to 3,478 square feet on the second floor of a building known as River Ridge, 9040 Roswell Road, Atlanta, Georgia (the "Building", with said 3,478 square feet being hereinafter referred to as the "Initial Space"); and

     WHEREAS, Landlord's predecessor in interest, General Electric Real Estate Credit Corporation, and Tenant amended the lease by Amendment of Office Lease dated September 14, 1987, pursuant to which an additional 4,786 square feet of space on the second floor of the Building were added to the lease (said 4,786 square feet of space hereinafter being referred to as the "Additional Space", with said Office Lease, as amended by the Amendment of Office Lease being hereinafter referred to as the "Lease"); and

     WHEREAS, Landlord and Tenant wish to further amend the Lease to add thereto an additional 3,189 square feet of space on the second floor of the Building, which 3,189 square feet of space is shown on Exhibit A attached hereto and shall be hereinafter referred to as the "New Space", and an additional 622 square feet of space on the second floor of the Building, which 622 square feet of space is shown on Exhibit B attached hereto and shall be hereinafter referred to as the "Other Space."

     NOW, THEREFORE, in consideration of Ten and 00/100 Dollars ($10.00) and the mutual covenants hereafter contained, Landlord and Tenant hereby agree that the Lease is hereby amended as follows:

     1. The New Space and the Other Space shall be added to the Premises as of April 15, 1989.

     2. The term with respect to the New Space and the Other Space shall be coterminous with the term for the balance of the Premises, i.e. shall terminate on July 31, 1992.

     3. There shall be no Base Rent, or additional rent pursuant to Paragraph 5 of the Lease, payable with respect to the New Space or the Other Space for the six month period commencing on April 15, 1989.

     4. Paragraph 3 of the Lease is hereby amended to provide that, for the period from April 15, 1989 through July 31, 1992, Base Rent shall be payable in the following amounts:

          April 15, 1989 - September 30, 1989
          October 1, 1989 - October 31, 1989
          November 1, 1989 - September 30, 1990
          October 1, 1990 - September 30, 1991
          October 1, 1991 - July 31, 1992

          5. As of April 15, 1989, Paragraph 5(d) of the Lease shall be amended to change the numbers 4.65% and 8,264, appearing in line one thereof, to 6.79% and 12,075, respectively. From January 1, 1990 through July 31, 1992, Tenant shall pay, with respect to the New Space and the Other Space only, its pro rata share of increases in Annual Operating Costs above the amount of Operating Costs incurred by Landlord during the calendar year 1989. As of January 1, 1990, the pro rata percentage with respect to the Initial Space and the Additional Space will be 4.65% (based on 8,264 square feet), the pro rata percentage with respect to the New Space will be 1.79% (based on 3,189 square feet) and the pro rata percentage with respect to the Other Space will be 0.35% (based on 622 square feet); the total pro rata percentage with respect to the New Space and the Other Space will be 2.14 (based on 3,811 square feet).

          6. Notwithstanding anything contained in Paragraph 5 of the Lease to the contrary, Tenant shall pay to Landlord as additional rent one-twelfth (1/12) of Tenant's share of the increases in Annual Operating Costs for each year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimate from time to time. Within sixty (60) days of the end of each calendar year, Landlord shall furnish Tenant with a statement (herein called "Landlord's statement) showing a comparison of the Annual Operating Costs for such year to the Budgeted Annual Operating Costs or the 1989 base year amount, as appropriate, and Tenant's share of the increase in Annual Operating Costs. Landlord's statement shall also be furnished to Tenant within ninety (90) days of the Lease expiration. If the actual increase in Annual Operating Costs is greater than the estimated Annual Operating Costs paid by Tenant for such year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual increase in Annual Operating Costs within thirty (30) days after the receipt of Landlord's statement and if the total amount paid by Tenant for any such year shall exceed the actual increase in Annual Operating Costs for such year, such excess shall be credited against the next installments of Annual Operating Costs due from Tenant to Landlord.

          7. Landlord will provide Tenant with a construction allowance of (2,806 useable square feet, multiplied by X per useable square foot) for the construction of improvements to the New Space. Landlord shall pay said amount to Tenant upon the execution of this Amendment.

               Landlord shall construct and finish the Other Space in accordance with the layout shown on the plan that is attached hereto as Exhibit B and in a turnkey manner consistent with building standard finishes, except as shown on said plan.

          8. Landlord shall make all such approvements in and to the New Space as are designated on a layout plan and specification to be prepared by Tenant and submitted to Landlord for its approval ("Tenant's Plans and Specifications"). Upon approval of Tenant's Plans and Specifications by Landlord, Landlord shall notify Tenant of its estimate for the cost of completing the same, and Tenant shall pay to the Landlord one-half of such estimate. Landlord shall not be required to commence the improvements required by Tenant's Plans and Specifications until it has received said payment from Tenant. Tenant shall pay to the Landlord the balance of the actual cost of said improvements upon completion of the same. Said expenses may include Landlord's overhead expenses and a contractor's fee, provided that the amount of such overhead expenses and contractor's fee shall not exceed (in the aggregate) ten percent (10%) of the cost of the improvements. Tenant shall have the right to obtain one (1) bid from a responsible general contractor and Landlord will accept such bid if it is the lowest, provided that Landlord shall, in such event, still be entitled to its overhead and contractor's fee as aforesaid.

     9. (a) That portion of the second floor of the building that is shown on Exhibit C attached hereto (the "CES Space") is presently leased to Computer Entry Systems, Inc ("CES"). Pursuant to CES's lease, its term expires on January 31, 1992. Tenant is hereby granted an option to lease the CES Space as of February 1, 1992, provided that Tenant so notifies the Landlord in writing on or before September 1, 1991.

          (b) Notwithstanding the foregoing, in the event that the CES Space becomes available before January 31, 1992, Landlord shall notify Tenant and Tenant shall have ten (10) business days after receipt of such notice in which to notify Landlord that it wishes to lease the CES Space (such right shall be hereinafter referred to as the "Right of First Offer"). If Tenant does not respond within said ten (10) business day period, it shall be deemed to have elected not to lease the CES Space. If, prior to December 31, 1989, Tenant elects not to lease the CES Space pursuant to its Right of First Offer, it shall thereafter be entitled to a right of first refusal (to be exercised within ten (10) business days after receipt of written notice from Landlord of the terms and conditions upon which Landlord proposes to enter into a lease of the CES Space with another tenant) with respect to any lease with another tenant that would commence on or before December 31,1989.

          (c) If Tenant does not exercise its Right of First Offer within the ten (10) business day period after such Space becomes available, and/or if Tenant does not exercise any right of first refusal thereafter, its right to lease the CES Space as of January 31, 1992 shall be null and void and of no effect.

          (d) In the event Tenant exercises its Right to First Offer, the CES Space shall become a part of the Premises leased to Tenant pursuant to the Lease as of the date CES vacates its Space.

          (e) In the event that Tenant exercises this right of first refusal as aforesaid, the CES Space shall become a part of the Premises leased to Tenant pursuant to the Lease as of the later of the date CES vacates its Space or ten
(10) business days after Tenant exercises the right of first refusal.

          (f) In the event that Tenant exercises its option to lease the CES Space as of February 1, 1992, then the CES Space shall, as of the later of February 1, 1992, or the date that CES vacates its space, become a part of the Premises leased to Tenant pursuant to the Lease.

          (g) In the event that Tenant elects to lease the CES Space as of February 1, 1992, then upon such Space becoming part of the Premises, it shall be subject to all the terms and conditions of the Lease except as follows:

               (i) Tenant shall accept the CES Space in a strictly "as is" condition Landlord having made absolutely no representations or warranties with respect thereto, and Landlord having no construction or finishing obligations therein; and

               (ii) The Base Rent for the period from the date on which the CES Space is added to the Premises, through the termination date of the Lease (i.e., July 31, 1992), shall be increased by an amount or amounts equal to 3,814 square feet multiplied by the per square foot rental rates applicable to the balance of the Premises (as the same increases pursuant to Paragraph 4 hereof). In addition, the numbers appearing in the first line of Paragraph 5(d) of the Lease shall, for the same period, be changed to 8.93% and 15,889, respectively.

          (h) In the event that Tenant exercises its Right of First Offer prior to January 1, 1990, then the CES Space shall, upon such Space becoming part of the Premises, be subject to all of the terms and conditions of the Lease, except as follows:

               (i) Tenant shall accept the CES Space in a strictly "as is" condition, Landlord having made absolutely no representations or warranties with respect thereto, and Landlord having no construction or finishing obligations therein but Landlord shall pay Tenant a cash allowance in the amount of xxxxxxxxxxxxxxxxxxxxxxx and xxxxxxxxxxxxxxxxxxx, and

               (ii) The Base Rent for the period from four (4) months after the date on which the CES Space is added to the Premises (i.e., there shall be no Base Rent payable for the first four (4) months that the CES Space is part of the Premises), through the termination date of the Lease (i.e., July 31, 1992), shall be increased by an amount or amounts equal to 3,814 square feet multiplied by the per square foot rental rates applicable to the balance of the Premises (as the same increases pursuant to Paragraph 4 hereof). In addition, the numbers appearing in the first line of Paragraph 5(d) of the Lease shall, as of the date the CES Space becomes part of the Premises, be changed to 8.93% and 15,889, respectively.

          (i) In the event that Tenant exercises its Right of First Offer on or after January 1, 1990, then the CES Space shall, upon such Space becoming part of the Premises, be subject to all of the terms and conditions of the Lease, except as follows:

               (i) Tenant shall accept the CES Space in a strictly "as is" condition, Landlord having made absolutely no representations or warranties with respect thereto, and Landlord having no construction or finishing obligations therein but Landlord agrees to negotiate in good faith with Tenant, after the exercise, for a tenant improvement allowance to be paid by Landlord to Tenant towards the cost of such work; and

               (ii) The Base Rent for the period from the date on which the CES Space is added to the Premises, through the termination date of the Lease (i.e., July 31, 1992), shall be increased by an amount or amounts equal to 3,814 square feet multiplied by the per square foot rental rates applicable to the balance of the Premises (as the same increases pursuant to Paragraph 4 hereof). In addition, the numbers appearing in the first line of Paragraph 5(d) of the Lease shall, for the same period, be changed to 8.93% and 15,889, respectively.

          (j) In the event that Tenant elects to exercise its right of first refusal as aforesaid, then upon such Space becoming part of the Premises, it shall be subject to all the terms and conditions of the Lease except as follows:

               (i) The specific terms and conditions contained in Landlord's notice to Tenant shall apply to the CES Space.

               (ii) The numbers appearing in the first line of Paragraph 5(d) of the Lease shall, for the period from the date the CES Space is added to the Premises through the termination date of the Lease, be 8.93% and 15,899, respectively.

          (k) Notwithstanding the foregoing, in the event that Tenant has exercised its option to lease the CES Space as of February 1, 1992, and, as of the time of exercise, or at any time prior to November 1, 1991. CES notifies Landlord that it wishes to extend the term of the CES Lease, then Landlord shall so notify Tenant and, in order for Tenant to exercise such option contained herein or, if previously exercised in order for the exercise to remain effective, Tenant shall be required to extend the term of the Lease, as it applies to all of the Premises demised to Tenant thereunder, to July 31, 1994. If Tenant so notifies Landlord within thirty (30) days after receipt of Landlord's notice to Tenant indicating that CES desires to extend the term of its lease, then the option shall be deemed exercised on that basis. If Tenant fails to respond to Landlord within said thirty (30) day period, then, if it has previously exercised such option, the exercise shall be deemed void, and if it has not previously exercised such option, then Tenant shall be deemed to have waived its right to exercise such option.

          (l) In the event that the option is exercised on the basis of the term being extended to July 31, 1994, then Landlord and Tenant shall exercise an amendment to the Lease reflecting that change. In such event, all the terms and conditions of the Lease, as the same would have been amended to reflect the inclusion of the CES Space for the period from February 1, 1992 through July 31, 1992, shall continue to apply from the extended period from August 1, 1992 through July 31, 1994, except that Base Rent for the entire premises (Initial, Additional and New) during said period from August 1, 1992 through July 31, 1994 shall be the then market rate for River Ridge.

     10. As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have set their hands as of the date first above written.

                                        DOA 87 LIMITED PARTNERSHIP

                                        By__________________________

                                          Its

                                        VERIFONE, INC.

                                        By /s/ [ILLEGIBLE]
                                          --------------------------

                                          Its

                                   EXHIBIT A


 [Floor plan of 3,189 square feet of additional space on the second floor of
   9040 Roswell Road, Atlanta, Georgia added to leasehold by this amendment appears here.]

                                   Exhibit B
                                   ---------

*  Preliminary plan for suite 260.

*  Some upgrades to be added in large office.

*  Floor Plan to be Redesigned.


[Floor plan of 622 square feet of space on second floor of 9040 Roswell Road,
                        Atlanta, Georgia appears here.]

                                   EXHIBIT C


[Floor plan of space leased to Computer Entry Systems, Inc. that Tenant had an option to lease as of February 1, 1992 appears here.]

                           THIRD AMENDMENT OF LEASE

     THIS THIRD AMENDMENT OF LEASE, dated as of the first day of October, 1991 by and between DOA 87 LIMITED PARTNERSHIP ("Landlord") and VERIFONE, INC. ("Tenant").

     WHEREAS, Landlord's predecessor in interest, General Electric Real Estate Credit Corporation, and Tenant entered into that certain undated Office Lease have a commencement date of August 1, 1987 with respect to certain premises located in the building commonly known as River Ridge, 9040 Roswell Road, Atlanta, Georgia (the "Building"), which premises are more particularly described in such lease; and

     WHEREAS, such lease was amended pursuant to that certain Amendment of Office Lease between General Electric Real Estate Credit Corporation and Tenant dated September 14, 1987 and further amended by that certain Second Amendment of Lease between Landlord and Tenant dated _______, 1989 (the foregoing Lease, as so amended, is hereinafter referred to as the "Lease"); and

     WHEREAS, Landlord and Tenant wish to further amend the Lease to, among other things, add certain additional premises to the premises presently demised pursuant to the Lease and extend the term of the Lease. Tenant shall be entitled to a credit of excess rent with respect to such space which has been received by landlord subsequent to the effective date of this Amendment.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, Landlord and Tenant agree as follows:

     1. Landlord and Tenant acknowledge that as of the date hereof, 15,889 rentable square feet of space are presently demised pursuant to the Lease.

     2. Landlord shall deliver to Tenant the certain premises (the "Substitute Additional Premises") comprising 6,897 rentable square feet of space, as more particularly described on Exhibit A hereto, which delivery shall occur on or
                          ---------
prior to March 1, 1992. Tenant shall occupy such Substitute Additional Premises pursuant to the terms of the Lease until such time as Landlord delivers to Tenant the 6,775 rentable square feet of space (the "First Additional Premises"), which are more particularly described on Exhibit B attached hereto.
                                                     ---------
The First Additional Premises shall be delivered on or before May 1, 1992. Tenant shall have no obligation to pay Base Rent (as that term is defined in the lease; all other capitalized terms not otherwise defined hereunder shall have the meanings set forth in the Lease) or other additional charges with respect to the Substitute Additional Premises or the First Additional Premises until the first anniversary of the date of delivery of the Substitute Additional Premises. Both the Substitute Additional Premises and the First Additional Premises shall be delivered to Tenant in their present "as is" condition, reasonable wear and tear accepted, provided, however, that the Landlord shall, at the Landlord's expense, wire the Substitute Additional Premises for Tenant's telephone and data communications network pursuant to the plans and specifications set forth in Exhibit C hereto. Tenant has inspected such premises and acknowledges that
---------
Landlord makes no representations or waranties with respect to such premises except expressly set forth herein.


     3. Landlord shall deliver to Tenant the certain premises (the "Second Additional Premises"), comprising 1,682 rentable square feet of space as more particularly described in Exhibit D attached hereto, on or before May 1, 1992.
                          ---------
Tenant shall take possession of such Second Additional Premises upon delivery, but shall have no obligation to pay any Base Rent or additional charges with respect to such Second Additional Premises until the first anniversary of the date of the substantial completion of the refurbishment of the Second Additional Premises contemplated pursuant to Paragraph 10 hereof. The Second Additional Premises shall be delivered to Tenant in its present, "as is" condition, reasonable wear and tear accepted. Tenant has inspected such premises and acknowledges that Landlord makes no representations or warranties with respect to such premises except as expressly set forth herein.

     4. Upon delivery of the Substitute Additional Premises, the First Additional Premises and the Second Additional Premises, such premises shall be demised from Landlord to Tenant pursuant to the terms of the Lease, as amended hereby, automatically and without any further documentation and, subject to the abatements set forth above. Tenant agree to fulfill all of its obligations pursuant to Lease with respect to such premises.

Premises shall cease to be a part of the Demised Premises, and all of Tenant's future obligations with respect to the Substitute Additional premises shall cease. Landlord and Tenant hereby agree to execute and deliver to each other a mutually agreeable memorandum setting forth the effective delivery dates of each of the respective First and Second Premises simultaneously with the delivery of such premises. For all purposes pursuant to the Lease, upon the delivery of such additional premises, the Substitute Additional Premises, the First Additional Premises and the Second Additional Premises shall, as the case may be, be deemed to be included within the Demised Premises, as defined in the Lease. Notwithstanding the foregoing, Tenant shall not be obligated to pay Base Rent or Additional Rent with respect to the First Additional Premises or the Second Additional Premises until the substantial completion of the refurbishment contemplated pursuant to Paragraph 10 hereof, provided, however, that Tenant shall provide Landlord with design plans and specifications for such refurbishment within fifteen (15) days of notice by Landlord that such space is to be delivered to Tenant, and provided further that in the event that such plans and specifications are not timely delivered or any subsequent changes requested by Tenant in such plans and specifications result in a delay in completing such refurbishment. Tenant shall be liable to Landlord for Base Rent and Additional Rent in a per diem amount equal to the number of days of such delay.

     5. The Lease shall terminate on September 30, 2001. Notwithstanding the foregoing, Tenant shall have the right, upon twelve (12) months prior written notice, time being of the essence, to terminate the Lease effective September 30, 1996, provided that in the event that such right is not timely exercised by Tenant, Tenant shall have no further right whatsoever to terminate the Lease.

     6. Commencing October 1, 1991, the Base Rent payable pursuant to the Lease for all space comprising the Demised Premises shall be as follows:

     October 1, 1991 - September 30, 1992             per rentable square foot
     October 1, 1992 - September 30, 1993             per rentable square foot
     October 1, 1993 - September 30, 1994             per rentable square foot
     October 1, 1994 - September 30, 1995             per rentable square foot
     October 1, 1995 - September 30, 1996             per rentable square foot
     October 1, 1996 - September 30, 1997             per rentable square foot
     October 1, 1997 - September 30, 1998             per rentable square foot
     October 1, 1998 - September 30, 1999             per rentable square foot
     October 1, 1999 - September 30, 2000             per rentable square foot
     October 1, 2000 - September 30, 2001             per rentable square foot

     7. Tenant shall not be required to pay any Annual Operating Costs during the period of October 1, 1991 through December 31, 1992. Effective January 1, 1993 and continuing throughout the term of the Lease, Tenant shall pay, with respect to the entire Demised Premises, its pro rata share of increases in annual Operating Costs above the amount of Operating Costs incurred by Landlord during the calendar year 1992, provided, however, that in the event that the Building is not fully occupied during all or any part of any year, including, without limitation, 1992. Operating Costs for such year shall be calculated as if the Building were fully occupied during such year. The pro rata percentages for determining Tenant's share of annual operating costs set forth in the Lease shall be amended to provide that in any lease year or any portion thereof, the applicable percentage shall be a fraction, the numerator of which shall be the number of square feet in the Demised Premises, and the denominator of which shall be 177,845.

     8. Landlord shall provide Tenant with a construction allowance of per rentable square foot of the presently occupied 15,889 rentable square feet and per rentable square foot of the First Additional Premises and the Second Additional Premises, which allowance shall applied by the Tenant for general refurbishment and improvement of such existing premises, including, without limitation, the installation of a dedicated power supply system. Landlord, at its expense, shall provide all required space planning and architectural services required for such refurbishment and improvement, provided, however, that Landlord shall not be obligated to incur more than the cost of an initial space plan with one Tenant XXXX XXXX XXXX XXXX construction and engineering drawings to complete the construction. Landlord shall solicit competitive bids from general contractors, including itself and any of its affiliates, which bids shall be subject to Tenant's review and approval, which shall not be unreasonably withheld or delayed. Tenant shall enter into a standard A.I.A. Owner-Contractor agreement with the designated general contractor for the performance of such work. In the event that Landlord or any of its affiliates serve as such general contractor, Landlord or such affiliate shall be compensated for its work, including compensation for overhead and profit as a general contractor, provided, however, that (i) the amount of such compensation shall not exceed the market rate for such services in the vicinity of the building, and (ii) Landlord shall not be entitled to any fees for construction management. Tenant shall be required to immediately remit to Landlord any expense incurred by Landlord in connection with the foregoing work which exceeds the designated general contractor for the performance of such work. In the event that Landlord or any of its affiliates serve as such general contractor, Landlord or such affiliate shall be compensated for its work, including compensation for overhead and profit as a general contractor, provided, however, that (i) the amount of such compensation shall not exceed the market rate for such services in the vicinity of the building, and (ii) Landlord shall not be entitled to any fees for construction management. Tenant shall be required to immediately remit to Landlord any expense incurred by Landlord in connection with the foregoing work which exceeds the foregoing allowance, provided, however, that Landlord shall not incur any expenses which exceed such allowance without Tenant's prior written approval. In the event that Landlord or one of its affiliates acts as the general contractor, the allowance shall be disbursed by Landlord to itself, as general contractor, and its subcontractors and suppliers as work progresses, and Landlord shall provide Tenant with an accounting of such disbursements. If a third party acts as the general contractor, the allowance shall be disbursed by Landlord to Tenant as the work progresses. Provided Tenant is not then in default pursuant to the Lease, any unused amount of the allowance shall be credited against future rent payments, with the amount of such credit, if any, to be determined by Landlord within sixty (60) days of completion of the work. Finally, Landlord, in addition to the foregoing work, shall install, at its expense, building standard mini-blinds on all window walls adjoining the atrium of the building.

     9. In addition to the foregoing work, Landlord shall, at its expense, up to a total cost of One Dollar ($1.00) per rentable square foot of the Demised Premises, install a card reader security system for the presently demised premises, which system shall be expanded, also at Landlord's expense, to include the Substitute Additional Premises, the First Additional Premises and the Second Additional Premises as those respective spaces are added to the Demised Premises. (Landlord shall also provide a stairwell and elevator lock-out system for each floor of the Building occupied solely by Tenant.) Such systems shall be deemed to be fixtures and shall remain Landlord's property upon the termination or other expiration of the Lease. The systems shall conform to plans and specifications provided by the Tenant and subject to the Landlord's reasonable approval. Further, provided that Tenant is not then in default hereunder. Tenant shall be entitled to use the second floor lobby area set forth on Exhibit E
                                                                  ---------
attached hereto for the purposes of Tenant's reception area at no additional expense to Tenant, provided that Tenant's use of such space otherwise conforms to the terms and conditions set forth in the Lease with respect to the Demised Premises. Such area shall be separated from the existing two-story atrium by glass walls, which shall be installed by Landlord at Landlord's sole cost and expense, pursuant to plans and specifications also set forth on Exhibit F.
                                                                ---------

     10. Provided Tenant is not then in default pursuant to the Lease, and subject to existing leases and rights to renew, Landlord shall offer to lease to Tenant upon the same terms and conditions set forth in the Lease, including, without limitation, the per square foot rental rate and termination date set forth above (but specifically excluding any rent abatements and construction allowances other than as expressly set forth below), any space which Landlord is prepared to offer to third party tenants on the third or fourth floors of the building, including, without limitation, the respective spaces set forth in Exhibit G-1 and Exhibit G-2 hereto. Tenant shall have ten (10) business after
-----------     -----------
receipt of notice that any of the foregoing space is available for lease within which to notify Landlord that it wishes to lease such space, time being of the essence. If Tenant does not elect to so lease such space within such period, it shall be deemed to have elected not to lease such space, Tenant shall have no further rights with respect to such space, and Landlord may lease such space to a third party or parties, provided, however, that if any of the spaces described in Exhibit G-1 remain unleased for a period of twelve (12) consecutive months
   -----------
following Tenant's failure to elect to lease such space following Landlord's offer as set forth above, Landlord shall, in the event that it is prepared to offer such space for lease to third party tenants, be obligated to re-offer such space to Tenant pursuant to the foregoing terms. In the event Tenant elects to lease such space (the "Expansion Space"), the Expansion Space shall be deemed to be included within the definition of Demised Premises for all purposes, and Tenant shall commence to fulfill all of its obligations under the Lease with respect to the Expansion Space, including, without limitation, payment of rental, upon the delivery of the Expansion Space to Tenant, provided that there shall be an abatement of Base Rent of up to twelve (12) months with respect to the Expansion Space as is set forth below. The rent abatement for the Expansion Space shall be determined by multiplying twelve (12) months by a fraction, the numerator of which shall be the number of full calendar months remaining before October 1, 1995 as of the date that the Expansion Space is added to the Demised Premises and the denominator of which shall be forty-eight (48). Any such premises shall be delivered to Tenant in their then "as is" condition.

     The Expansion Space shall be provided with a tenant improvement allowance of up to ____ per rentable square foot of the Expansion Space as set forth below. The terms and conditions for such disbursements shall be the same as set forth in Paragraph 8 above for the refurbishment of the present Demised Premises, including, without limitation, the application of any unused credit against future rental obligations. The credit shall be determined by multiplying by the number of rentable square feet in the Expansion Space and further multiplying such amount by a fraction, the numerator of which shall be the number of full calendar months remaining before October 1, 1995 as of the date that the Expansion Space is added to the Demised Premises and the denominator of which shall be forty-eight (48).

     11. Tenant shall have the right to measure the Demised Premises and any additional space which becomes part of the Demised Premises within the first six
(6) months of the date hereof or, in the event of the measurement of additional premises, within the six (6) month period following the effective date that such premises become part of the Demised Premises, provided that such measurement is performed by an architect reasonably acceptable to both Landlord and Tenant, and provided that such measurement is performed pursuant to B.O.M.A. standards. Tenant shall pay for any such measurement unless such measurement discloses a discrepancy of more than five percent (5%) between the actual square footage of the Premises and the measurement set forth herein, in which case Landlord shall pay for the measurement. Both Landlord and Tenant agree that any adjustments to the Lease, including, without limitation, adjustments for Base Rent and Tenant's pro rata share of Annual Operating Costs, shall be promptly made based upon such measurement.

     12. On October 1, 1996, provided Tenant is not then in default pursuant to the Lease, Tenant shall be entitled to a tenant improvement allowance equal to $5.00 per rentable square foot of the Demised Premises, which allowance shall be payable upon the same terms and conditions as set forth in Paragraph 8 above for the refurbishment of the present Demised Premises, provided, however, that Tenant shall not be entitled to any such allowance for any space added to the Demised Premised subsequent to September 30, 1994.

     13. Landlord shall provide, at Landlord's expense, signage as set forth in Exhibit H hereto.
---------

     14. Subject to the rights of other tenants pursuant to other leases of space in the Building, which predate this Lease, Landlord shall provide for Tenant's use a storage area of up to one square foot per 100 square feet of Demised Premises at no expense to Tenant during the term of the Lease, as it becomes available.

     15. Paragraph 7 of the Lease is hereby deleted. Upon the execution of this Third Amendment of Lease, Landlord shall return to Tenant the security deposit of $5,361.92.
   ---------

     16. Article 22 of the Lease is hereby deleted. Tenant shall have the right to assign the Lease or sublet all or any portion of the Demised Premises at any time during the term of the Lease upon the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, provided (i) Tenant shall remain liable under all terms and conditions of the Lease; (ii) Landlord's consent, which may be withheld in Landlord's sole discretion, shall be required for any further sublet or assignment by any such sublessee or assignee; (iii) at no time shall the Demised Premises be occupied by more than three (3) tenants in addition to Tenant and any subsidiaries or affiliates of Tenant; (iv) Landlord's consent shall not be required for any sublease to any subsidiary or affiliate of Verifone, Inc. fifty percent (50%) or more of which is owned or controlled by Verifone, Inc.; and (v) Tenant shall remit to Landlord upon receipt fifty percent (50%) of the gross consideration which Tenant received from any such assignee or sublessee in connection with such assignment or sublet, including, without limitation, payments in consideration for brokerage commissions, tenant improvements and administrative expenses, net of Tenant's obligations under the Lease with respect to such space and reasonable expenses incurred in connection with such sublease or assignment, including, without limitation, brokerage commissions, rent concessions or improvement allowances.

     17.  Section 36 of the Lease is hereby deleted.

     18. Tenant's obligations pursuant to Paragraph 28(a) of the Lease are subject to the delivery by Landlord and its present and any future mortgagee of a Subordination. Non-Disturbance and Attornment Agreement in substantially the form annexed hereto as Exhibit I within ninety (90) days of the date upon which
                       ---------
this Third Amendment of Lease is executed and delivered by Landlord.

     19. (a) Provided that Tenant is not then in default hereunder. Tenant may elect to renew the term of the Lease for one (1) term of five (5) years upon all of the same terms and conditions as set forth herein, except:

               (1) the annual Base Rent for such renewal term shall be as set forth in subparagraph (b) below; and

               (ii) Tenant shall not be entitled to more than one (1) such renewal term.

               Tenant shall notify Landlord in writing of its election to renew this Lease not less than mine (9) months nor more than twelve (12) months prior to the expiration of the term written notice of its election to renew. In the event that Tenant shall fail to timely notify Landlord of its election to renew as provided above, the renewal option shall be null, void and of no further force or effect. The foregoing sentence shall be automatic and require no documentation, but Tenant hereby agrees that upon its failure to timely elect to renew the Lease, it shall promptly execute, in recordable form, a notice prepared by Landlord evidencing that it has waived its renewal option.

          (b) Annual Base Rent for each of the lease years of the renewal term shall be the fair market annual rental value ("Market Rate") of the Premises, determined in accordance with rents in building comparable to the Building in the northern Atlanta suburban office market, at the commencement of the renewal term. If Landlord and Tenant are unable to agree on the Market Rate, the Market Rate shall be determined in accordance with subparagraph (d) below.

          (c) If Landlord and Tenant are unable to agree on the Market Rate for the renewal term, then Tenant shall pay to Landlord monthly one hundred twenty-five percent (125%) of the annual Base Rent for the Lease Year immediately preceding the first lease year of the renewal term until the Market Rate shall have been determined pursuant to subparagraph (d) below. If, after the Market RAte has been determined, the annual Base Rent for the first lease year of the renewal term is greater than the monthly rent which Tenant had been paying pursuant to the immediately preceding sentence, then Tenant shall, within thirty
(30)days after receiving a statement from Landlord, remit to Landlord the difference between the annual Base Rent for the elapsed time of such lease year and the monthly rent actually paid from the beginning of such lease year. If the annual Base Rent is less than the amount which Tenant had been paying pursuant to the first sentence of this section, then, provided that Tenant is not then in default hereunder, Landlord shall credit Tenant against future rent payments with the difference between the rent actually paid from the beginning of such lease year of the renewal term and the annual Base Rent for the elapsed time of such year of the renewal term. Tenant shall thereafter pay the annual Base Rent calculated in accordance with subparagraph (b) above.

     (d) (i) If pursuant to subparagraph (b) above Landlord and Tenant are unable to agree on the Market Rate, either party may give notice to the other party designating by name and address, a person to act as appraiser on its behalf. Within ten (10) days after receipt of such notice, the other party shall give notice to the first party designating, by name and address, a person to act as appraiser on its behalf. If the second party fails to notify the first party of the appointment of its appraiser within or by the time specified above, then the first party may apply to a court of competent jurisdiction for the appointment of the second appraiser, and the other party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment. The appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and if within thirty (30) days after such meeting, sid two appraisers shall be unable to agree upon to agree upon the Market Rate, they, themselves, shall appoint within five (5) days after such thirty (30) day period, the third appraiser shall be selected by the parties themselves, if they can agree thereon within a further period of ten (10) days. If the parties do not so agree, then either party may apply to a court of competent jurisdiction for the appointment of such third appraiser, and the other party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment. In the event of the failure, refusal or inability of any appraiser to act, is successor shall be appointed within ten (10) days by the party who originally appointed him out in the case of the third appraiser his successor shall be appointed as provided above.

               (ii) Each appraiser appointed shall be a member of the American Institute of Real Estate Appraisers who shall have had at least ten (10) years experience in the greater Atlanta area in a calling connected with the leasing of office space in buildings reasonably comparable to the Building and the third appraiser shall be impartial.

               (iii) The decision of the appraisers shall, if possible, be given within a period of thirty (30) days after the appointment of the third appraiser. The decision of the appraisers shall be binding and conclusive upon the parties. In the event that the three appraisers are unable to agree upon the Market Rate, then the rates determined by each of the appraisers shall be averaged to a establish the Market Rate.

               (iv) Each party shall pay the fee and expenses of the appraiser designated by it and both shall share the fee and expenses of the third appraiser, if any. The fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective parties engaging such counsel or calling such witnesses.

      20. The Landlord agrees that for the interior control of cockroaches, ants, flies and other pests, the Landlord shall use only an Integrated Pest Management method of control which utilizes prevention techniques as the primary method of control, and resorts to organic chemicals only as such chemicals may be required. Landlord shall not spray or cause to be sprayed any pest control chemicals on the interior of the Demised Premises without first obtaining the written consent of the Tenant. In the event that such consent is not obtained prior to the application of chemicals in the interior of the Demised Premises, then Tenant may terminate this Lease. If the Landlord cannot obtain the services of a qualified Integrated Pest Management vendor, interior pest control shall be managed by the Tenant.

      21. As modified hereby, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

Signed, Sealed and Delivered
in the Presence of:                            DOA 87 LIMITED PARTNERSHIP

                                               By:
----------------------------                      -----------------------------

----------------------------                      Its


                                               VERIFONE, INC.

                                               By: /s/ XXXX
----------------------------                      -----------------------------

----------------------------                      Its VP Finance

STATE OF CONNECTICUT )
                     ) ss.
COUNTY OF            )

     On this ___ day of _______, 1991, personally appeared ____________________, as _____________________________ of DOA 87 LIMITED PARTNERSHIP, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said limited partnership, before me.


                                                  ------------------------------
                                                  Notary Public/Commissioner of
                                                  the Superior Court

STATE OF CALIFORNIA)
                   ) ss.
COUNTY OF SAN MATEO)

        On this 27th day of February, 1992, personally appeared Thomas W. Hubbs, as C.E.O. of VERIPHONE, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said corporation, before me.

[NOTARY SEAL]                         Linda M. Zirk
                                      ---------------------------------
                                      Notary Public/Commissioner of the
                                      Superior Court

                                   EXHIBIT A



[Diagram of 6,897 square feet of space at 9040 Roswell Road, Atlanta, Georgia to be used by Tenant until other space has been delivered by Landlord, defined in the amendment as the "Substitute Additional Premises."]

                                   EXHIBIT B


[Diagram of 6,775 square feet of space at 9040 Roswell Road, Atlanta, Georgia to be occupied by Tenant after Landlord delivers it, defined in the amendment as
the                          "First Additional Premises."]

                                   EXHIBIT C


     [Diagram of plans and specifications for Tenant's telephone and data communications network.]

                                   EXHIBIT D



[Diagram of 1,682 square feet of space at 9040 Roswell Road, Atlanta, Georgia to be delivered to Tenant on or before May 1, 1992, defined in the amendment as
the                         "Second Additional Premises."]

                                   EXHIBIT E

[Diagram of second floor lobby space at 9040 Roswell Road, Atlanta, Georgia.]

                                   EXHIBIT F

To furnish and install 1/2" clear tempered glass from the top of existing hand rail to the ceiling, using 1" X 2" bronze channel at top and brushed aluminum 1" X 1" "U" channel to match existing rail at bottom.

The approximate opening size is 288" wide and 74" high.

Glass wall to be installed on both sides of the second floor lobby as shown on Exhibit - 1.

[Diagram of plans and specifications for installation of glass walls by Landlord in two-story atrium at 9040 Roswell Road, Atlanta, Georgia.]

                                  EXHIBIT G-1

 [Diagram of space on third floor at 9040 Roswell Road, Atlanta, Georgia that Landlord agrees to offer to Tenant before offering to third party tenants.]

                                  EXHIBIT G-2

 [Diagram of space on fourth floor at 9040 Roswell Road, Atlanta, Georgia that Landlord agrees to offer to Tenant before offering to third party tenants.]

                                   EXHIBIT H

                 [Graphic of signage displaying Tenant's name
                   to be provided by Landlord appears here.]

Tenant name shall be affixed to the building pylon sign as indicated in the drawing above, pursuant to the following specifications:

        All letters and characters shall be aluminum cast and similar in size, style and color to existing "XXX" letters, as further defined below.

        a)      Large letters shall be 10 1/2" high
        b)      Small letters shall be 5 1/2" high
        c)      Color shall be building standard - Valcan Bronze
        d) Tenant name shall be located on (2) 5' panels as indicated above.

For reference purposes, said building pylon sign is located at the main (south) property entrance.

                           FOURTH AMENDMENT OF LEASE

     THIS FOURTH AMENDMENT OF LEASE dated this 27th day of June 1995 by and between DOA 87 LIMITED PARTNERSHIP ("Landlord") and VERIFONE, INC. ("Tenant")

                                  WITNESSETH:

     WHEREAS, Landlord's predecessor-in-interest, General Electric Real Estate Credit Corporation, and Tenant entered into that certain undated Office Lease having a commencement date of August 1, 1987 with respect to certain premises located in a building commonly known as River Ridge, 9040 Roswell Road, Atlanta, Georgia (the "Building"), which premises are more particularly described in such lease, and

     WHEREAS, such lease was amended pursuant to that certain Amendment to Office Lease between General Electric Real Estate Credit Corporation and Tenant dated September 14, 1987, and further amended by that certain Second Amendment of Lease between Landlord and Tenant dated ________, 1989, and further amended by that certain Third Amendment of Lease between Landlord and Tenant dated as the first day of October, 1991 (the aforesaid lease, as so amended, is hereinafter referred to as the "Lease"); and

     WHEREAS, Landlord and Tenant wish to further amend the Lease to, among other things, add certain additional premises to the premises presently demised pursuant to the Lease

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

     1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, as of the Added Space Commencement Date, certain space on the third floor of the Building, which space (the "Added Space") is shown on Exhibit A
                                                                   ---------
attached hereto, consists of 2,619 rentable square feet of space and is commonly known as Suite 350.

     2. Landlord shall deliver the Added Space to Tenant upon the full execution of this Fourth Amendment of Lease. All of the terms and conditions of the Lease shall apply to the Added Space upon delivery thereof to Tenant, except that Tenant's obligation to pay Base Rent (as that term is defined in the lease; all other terms not otherwise defined herein shall have meaning set forth in the Lease) and additional charges with respect to the Added Space shall not commence until a date (the "Added Space Commencement Date") that is the earlier of (a) the date on which the Tenant first commences business operations in the Added Space, or (b) the date that is forty-five (45) days after the Added Space is delivered by Landlord to Tenant.

     3. The Added Space shall be delivered to Tenant in its present "as is" condition. Landlord shall not be obligated to perform any work in or with respect to the Added Space, and Tenant agrees that Landlord has made no representations or warranties with respect to the Added

Space or its condition. Nothing herein shall limit Landlord's obligations set forth in the Lease, with respect to the Added Space, subsequent to the Added Space Commencement Date.

     4. Base Rent and all additional charges shall commence to accrue with respect to the Added Space as of the Added Space Commencement Date. Base Rent shall be payable with respect thereto at the same per rentable square foot rates as are in effect from time to time pursuant to Paragraph 6 of the Third Amendment of Lease.

     5. With respect to the Added Space only, Tenant shall pay its pro rata share of increases in annual Operating Costs above the amount of Operating Costs incurred by Landlord during the calendar year of 1995. The pro rata percentage applicable to the Added Space shall be 2,619 divided by 177,845, or 1.47 percent.

     6. Landlord shall provide Tenant with a construction allowance in the amount of X which allowance shall be applied by Tenant for general refurbishment and improvement of the Added Space. Such allowance shall be paid by Landlord to Tenant on a monthly progress payment basis, upon receipt of invoices from Tenant's contractor, together with a certificate for payment from Tenant's architect, together with such other information as Landlord shall reasonably require.

     Landlord hereby approves of the refurbishments and improvements planned to be made by Tenant to the Added Space as described on Exhibit B attached hereto
                                                     ---------
and incorporated herein by reference.

     7. Paragraph 12 of the Third Amendment of Lease shall not apply to the Added Space, but Tenant may use any portion of the allowance referenced therein toward the cost of refurbishing and improving the Added Space, at any time after the Added Space is delivered to Tenant. In such event, the portion of the allowance shall be disbursed to Tenant on a monthly progress payment basis consistent with the procedure set forth in Paragraph 6 above. Any amounts so utilized by Tenant with respect to the Added Space shall reduce the amount available for Tenant's use on October 1, 1996.

     8. Tenant's right to terminate the Lease, effective September 30, 1996, which is set forth in Paragraph 5 of the Third Amendment of Lease, is hereby deleted in it entirety.

     9. Paragraph 9 of the Third Amendment of Lease shall not apply to the Added Space. However, Landlord approves of Tenant's installation of a card reader system in the Added Space, at Tenant's cost and expense. Such installation may, at Tenant's option, be made as part of the initial improvements to be made to the Added Space by Tenant.

     10. Landlord and Tenant acknowledge that as of the date hereof, 24,346 rentable square feet of space are presently demised pursuant to the Lease, and that after inclusion of the Added Space, 26,965 rentable square feet of space will be demised pursuant to the Lease.

     11. Tenant was represented in this transaction by a licensed real estate broker, CB Commercial Real Estate Group, Inc. Landlord shall pay all leasing commissions of finders fees owing to such broker and to any other brokers used by Landlord in connection with this transaction and shall indemnify and hold Tenant harmless against any claim or liability in connection with any such connection or fee. Tenant shall indemnify and hold Landlord harmless against any claim or liability in connection with any leasing commission or finders fee due to any real estate broker that Tenant dealt with in connection with this transaction other than CB Commercial Real Estate Group, Inc.

     12. As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

Signed, Sealed, and Delivered
in the Presence of:                       DOA 87 LIMITED PARTNERSHIP

                                          By:
----------------------------------           ---------------------------
                                            Its
----------------------------------

                                          VERIFONE, INC.

                                          By:  /s/ Joseph M. Zaelit
----------------------------------           ----------------------------
                                             Its VP FINANCE/CFO
----------------------------------

STATE OF CONNECTICUT )
                     ) ss.
COUNTY OF            )

     On this ___ day of _____________, 1995, personally appeared
_______________________, as _______________of DOA 87 LIMITED PARTNERSHIP,
signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said partnership, before me.

                                      ----------------------------------
                                      Notary Public/
                                      Commissioner of the Superior Court

State of California
                        ss.
County of San Mateo

On June 2, 1995 before me, XXXX notary public, personally appeared Joseph Zaelit, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                     WITNESS my hand and official seal.

                     /s/ XXXX
                     -----------------------------------
                     Signature of Notary Public
       (Seal)


Witness  /s/ Andrea XXXX
         -----------------------

Witness  /s/ Sharon Schwartz
         -----------------------

                                   EXHIBIT A


[Diagram of 2,619 square feet of space in Suite 350 on the third floor of 9040
  Roswell Road, Atlanta, Georgia, defined in the amendment as the "Added
  Space."]

                                   EXHIBIT B

                            DRAWING SHOWING CHANGES
                            TO BE MADE TO SUITE 350
                                  BY TENANT


[Drawing showing refurbishments and improvements Tenants plans for Suite 350.]

                           FIFTH AMENDMENT OF LEASE

     THIS FIFTH AMENDMENT OF LEASE dated this 18th day of January, 1996 by and between DOA 87 LIMITED PARTNERSHIP ("Landlord") and VERIFONE, INC. ("Tenant").

                                  WITNESSETH:

     WHEREAS, Landlord's predecessor-in-interest, General Electric Real Estate Credit Corporation, and Tenant entered into that certain undated Office Lease having a commencement date of August 1, 1987 with respect to certain premises located in a building commonly known as River Ridge, 9040 Roswell Road, Atlanta, Georgia (the "Building"), which premises are more particularly described in such lease; and

     WHEREAS, such lease was amended pursuant to that certain Amendment of Office Lease between General Electric Real Estate Credit Corporation and Tenant dated September 14, 1987, and further amended by that certain Second Amendment of Lease between Landlord and Tenant dated ___________, 1989, and further amended by that certain Third Amendment of Lease between Landlord and Tenant dated as of the first day of October, 1991 and further amended by Fourth Amendment of Lease dated June 2, 1995 (the aforesaid lease, as so amended, is hereinafter referred to as the "Lease"); and

     WHEREAS, Landlord and Tenant wish to further amend the Lease to, among other things, add certain additional premises to the premises presently demised pursuant to the Lease.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

     1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, as of the Second Added Space Commencement Date, certain space on the fourth floor of the Building, which space (the "Second Added Space") is shown in Exhibit A attached hereto, consists of 3,983 rentable square feet of space and
---------
is commonly known as Suite 470.

     2. Landlord shall delivery the Second Added Space to Tenant upon the full execution of this Fifth Amendment of Lease. All of the terms and conditions of the Lease shall apply to the Second Added Space upon delivery thereof to Tenant, except that Tenant's obligation to pay Base Rent (as that term is defined in the Lease; all other terms not otherwise defined herein shall have the meaning set forth in the Lease) and additional charges with respect to the Second Added Space shall not commence until a date (the "Second Added Space Commencement Date") that is the earlier of (a) the date on which Tenant first commences business operations in the Second Added Space, or (b) the date that is forty-five (45) days after the date the Second Added Space is delivered by Landlord to Tenant. Each Second Added Space Lease Year shall be the successive twelve (12) month periods commencing on the Second Added Space Commencement Date, provided that if such date is not the first day of a month, then the first Second Added Space Year shall be the period from the Second Added Space Commencement Date to the last day of the twelfth (12th) full month thereafter and each successive Second Added Lease Year shall be the successive twelve (12) month periods thereafter, provided, further, that the sixth Second Added Space Lease Year shall be a partial Lease Year ending on September 30, 2001.

     3. The Second Added Space shall be delivered to Tenant in its present "as is" condition Landlord shall not be obligated to perform any work in or with respect to the Second Added Space, and Tenant agrees that Landlord has made no representations or warranties with respect to the Second Added Space or its condition. Nothing herein shall limit Landlord's obligations set forth in the Lease, with respect to the Second Added Space, subsequent to the Second Added Space Commencement Date.

     4. Base Rent and all additional charges shall commence to accrue with respect to the Second Added Space as of the Second Added Space Commencement Date. Base Rent for the Second Added Space shall be as follows (pro rated for any partial Second Added Space Lease Year or month).

         (a)  first Second Added Space Lease Year.

         (b)  second Second Added Space Lease Year.

         (c)  third Second Added Space Lease Year.

         (d)  fourth Second Added Space Lease Year.

         (e)  fifth Second Added Space Lease Year.

         (f)  sixth Second Added Space Lease Year (i.e., through September 30,
              2001): X per month).

     5. With respect to the Second Added Space only, Tenant shall pay its pro rata share of increases in annual Operating Costs above the amount of Operating Costs incurred by Landlord during the calendar year of 1996. The pro rata percentage applicable to the Second Added Space shall be 3,983 divided by 177,845, or 2.24 percent.

     6. Landlord shall provide Tenant with a construction allowance in the amount of X which allowance shall be applied by Tenant for general refurbishment and improvement of the Second Added Space and/or for architectural and design fees in connection therewith. Any portion of such allowance Tenant does not use for the Second Added Space may be used by Tenant towards refurbishment or improvement of the balance of the premises demised to Tenant under the Lease. Such allowance shall be paid by Landlord to Tenant on a monthly progress payment basis, upon receipt of invoices from Tenant's contractor, together with a certificate for payment from Tenant's architect, together with such other information as Landlord shall reasonably require. Landlord approves of Tenant's plans and specifications for the refurbishments and improvements to be made by Tenant to the Second Added Space as described in Exhibit B attached hereto and incorporated herein by reference.

        7. Paragraph 12 of the Third Amendment of Lease shall not apply to the Second Added Space.

        8. Paragraph 9 of the Third Amendment of Lease shall not apply to the Second Added Space. However, Landlord approves of Tenant's installation of a card reader system in the Second Added Space, at Tenant's cost and expense. Such installation may, at Tenant's option, be made as part of the initial improvements to be made to the Second Added Space by Tenant.

        9. Landlord and Tenant acknowledge that as of the date hereof, 26,965 rentable square feet of space are presently demised pursuant to the Lease, and that after inclusion of the Second Added Space, 30,948 rentable square feet of space will be demised pursuant to the Lease.

        10. Tenant was represented in this transaction by a licensed real estate broker, CB Commercial Real Estate Group, Inc. Landlord shall pay all leasing commissions of finders fees owing to such broker and to any other brokers used by Landlord in connection with this transaction and shall indemnify and hold Tenant harmless against any claim or liability in connection with any such connection or fee. Tenant shall indemnify and hold Landlord harmless against any claim or liability in connection with any leasing commission or finders fee due to any real estate broker that Tenant dealt with in connection with this transaction other than CB Commercial Real Estate Group, Inc.

        11. As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

        IN WITNESS THEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

Signed, Sealed, and Delivered
in the Presence of:                             DOA 87 LIMITED PARTNERSHIP

/s/ XXXX                                        By: /s/ XXXX
-----------------------------                      -----------------------
                                                   Its XXXX
/s/ XXXX
-----------------------------


                                                VERIFONE, INC.

-----------------------------                   By: /s/ XXXX
                                                   ---------------------
-----------------------------                      Its  VP FINANCE/CFO

STATE OF CONNECTICUT
                       ss.
COUNTY OF XXXX

     On this 24th day of XXXX, 1995, personally appeared XXXX as XXXX of DOA 87 LIMITED PARTNERSHIP signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said partnership, before me.


                                     /s/ Joen D. Guenther
                                     -------------------------------
                                     Notary Public/
                                              JOEN D. GUENTHER
                                                Notary Public
                                     MY COMMISSION EXPIRES FEB. 28, 1999


STATE OF CALIFORNIA   )
                      )ss.
COUNTY OF SAN MATEO   )

     On January 19, 1996 before me, Darlene M. XXXX, notary public, personally appeared Joseph M. Zaelit, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                          WITNESS my hand and official seal.

                                          /s/ Darlene M. XXXX
                                          ---------------------------
                                          Signature of Notary Public


Witness /s/ XXXX                                   [SEAL]
        --------------------

Witness /s/ XXXX
        --------------------

                                   EXHIBIT A


  [Diagram of 3,983 square feet of space in Suite 470 at 9040 Roswell Road, Atlanta, Georgia defined in the amendment as the "Second Added Space."]


                                   EXHIBIT B

                        Site Plan of Sublease Premises
                        ------------------------------



     [Diagram of Tenant's plans and specifications for refurbishments and improvements to Suite 470.]

                             EXHIBIT B TO SUBLEASE



 [Graphic displaying 3,983 square feet of space in Suite 470 at 9040 Roswell
                           Road, Atlanta, Georgia.]

                             EXHIBIT C TO SUBLEASE

                               SUBLEASE CONSENT

     The undersigned Master Lessor under the Master Lease hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Master Lessor hereby approves of Sublessee's installation of an interior wall to divide conference room number 403 in the Sublease Premises, as shown in Exhibit D, provided the installation
                                          ---------
is performed in accordance with the terms of the Master Lease. *

Master Lessor

[ILLEGIBLE]
---------------------

By:/s/ [ILLEGIBLE]
   ------------------
Title:[ILLEGIBLE]
      ---------------
Date:[ILLEGIBLE]
     ----------------

*The Landlord's acceptance of this sublease agreement shall in no way diminish or alter the obligations of the Tenant under the Master Lease.

                [LETTERHEAD OF WISE & SHEPARD LLP APPEARS HERE]




                               January 31, 1997

VIA FEDERAL EXPRESS
-------------------

Mr. Robert Molinet
Smith, Gambrell & Russell, LLP
3343 Peachtree Lane, Suite 1800
Atlanta, Georgia 30326

     Re:  Sublease by and between VeriFone, Inc., and HALIS, Inc.
          -------------------------------------------------------

Dear Rob:

     Enclosed please find one (1) fully executed original of the above-referenced Sublease.

     Also enclosed is a Consent to Sublease as executed by DOA 87 Limited Partnership.

     Per our discussion, HALIS will be reimbursed by VeriFone, Inc. for the amount of rent payable by HALIS to its current landlord subsequent to its occupancy date in the Sublease Premises until March 15, 1997. Per the invoice you enclosed in your January 13, 1997 letter to me, the rent payable to the current landlord is $2,137.07 for 15 days, which represents $712.00 for 5 days. The $712.00 may be deducted from the security deposit, such that the amount of the security deposit is reduced from $37,340.63 to $36,629.63. Therefore, please submit to me no later that Wednesday, February 5, 1997, the cashier's checks for the reduced security deposit of $36,629.63 and the prepaid rent of $6,223.44.

     Also enclosed please find two (2) originals of a First Amendment to Sublease which reflects the new Security Deposit amount and the revised furniture dates as we discussed. Assuming you find the changes acceptable, please have your client sign the First Amendments and return both sets to me for the signature of VeriFone, Inc. After obtaining VeriFone, Inc.'s signature, I will return one (1) fully executed original to you.

     If you have any questions or comments, please give me a call.

                                   Very truly yours,

                                   /s/ Lisa B Armando
                                   ------------------
                                   Lisa Barton Armando
                                   of WISE & SHEPARD LLP

LBA:ke
cc: J. Bernie (w/enclosure)

                             EXHIBIT D TO SUBLEASE

                  [PLAN FOR INSTALLATION OF INTERIOR WALL IN
               CONFERENCE ROOM NUMBER 403 IN SUBLEASE PREMISES]



     [After exercising due diligence to obtain Exhibit D, Accord has been unable to locate a copy of that diagram.]

                          FIRST AMENDMENT TO SUBLEASE

     THIS FIRST AMENDMENT TO SUBLEASE ("First Amendment") is entered into by and between VeriFone, Inc., a Delaware corporation ("Sublessor") and HALIS, Inc., a Georgia corporation ("Sublessee"), dated effective January 24, 1997. This First Amendment amends the Sublease entered into by and between the parties dated January 10, 1997 ("Sublease"). In the event of a conflict between the terms and conditions of the Sublease and this First Amendment, this First Amendment shall prevail and be controlling.

1    SECURITY DEPOSIT

     Section 7 of the Sublease is hereby amended to reduce the amount of the security deposit from Thirty-Seven Thousand Three Hundred Forty Dollars and Sixty-Three Cents ($37,340.63) to Thirty-Six Thousand Six Hundred Twenty-Nine Dollars and Sixty-Three Cents ($36,629.63).

2.   FURNITURE

     Section 9 of the Sublease is hereby amended to (i) change the January 15, 1997 date to February 15, 1997; and (ii) change the January 31, 1997 date to February 28, 1997.

"SUBLESSOR"                             "SUBLESSEE"

VeriFone, Inc.                          HALIS, Inc.
a Delaware corporation                  a Georgia corporation

By:_______________________________      By:__________________________________

Title:____________________________      Title:_______________________________

                          EXHIBIT B TO EXHIBIT 10.10

                                   PREMISES


[Plan showing 11,773 square feet of space on the fourth floor of 9040 Roswell
                           Road, Atlanta, Georgia.]

                          EXHIBIT C TO EXHIBIT 10.10

                      Schedule of Payments for Base Rent

                      Total Rent
                    Obligation for         Payment to           Payment to
                       SUBTENT            SUBLANLORD-B           LANDLORD
Payment Period         (Accord)            (Verifone)        (GMH Management)
--------------      --------------        ------------       ----------------
     Jan-00           $     0.00           $    0.00            $     0.00
     Feb-00           $11,891.34           $6,638.33            $ 5,253.01
     Mar-00           $18,150.04           $6,804.29            $11,345.75
     Apr-00           $18,150.04           $6,804.29            $11,345.75
     May-00           $18,150.04           $6,804.29            $11,345.75
     Jun-00           $18,150.04           $6,804.29            $11,345.75
     Jul-00           $18,150.04           $6,804.29            $11,345.75
     Aug-00           $18,150.04           $6,804.29            $11,345.75
     Sep-00           $18,150.04           $6,804.29            $11,345.75
     Oct-00           $18,150.04           $6,804.29            $11,345.75
     Nov-00           $18,150.04           $6,804.29            $11,345.75
     Dec-00           $18,150.04           $6,804.29            $11,345.75
     Jan-01           $18,531.04           $6,804.29            $11,726.75
     Feb-01           $18,531.04           $6,804.29            $11,726.75
     Mar-01           $18,531.04           $6,970.75            $11,560.29
     Apr-01           $18,531.04           $6,970.75            $11,560.29
     May-01           $18,531.04           $6,970.75            $11,560.29
     Jun-01           $18,531.04           $6,970.75            $11,560.29
     Jul-01           $18,531.04           $6,970.75            $11,560.29
     Aug-01           $18,531.04           $6,970.75            $11,560.29
     Sep-01           $18,531.04           $6,970.75            $11,560.29
     Oct-01           $18,531.04           $    0.00            $18,531.04
     Nov-01           $18,531.04           $    0.00            $18,531.04
     Dec-01           $18,531.04           $    0.00            $18,531.04
     Jan-02           $18,885.85           $    0.00            $18,885.85
     Feb-02           $18,885.85           $    0.00            $18,885.85
     Mar-02           $18,885.85           $    0.00            $18,885.85
     Apr-02           $18,885.85           $    0.00            $18,885.85
     May-02           $18,885.85           $    0.00            $18,885.85
     Jun-02           $18,885.85           $    0.00            $18,885.85
     Jul-02           $18,885.85           $    0.00            $18,885.85
     Aug-02           $18,885.85           $    0.00            $18,885.85
     Sep-02           $18,885.85           $    0.00            $18,885.85
     Oct-02           $18,885.85           $    0.00            $18,885.85
     Nov-02           $18,885.85           $    0.00            $18,885.85
     Dec-02           $18,885.85           $    0.00            $18,885.85
     Jan-03           $19,258.67           $    0.00            $19,258.67
     Feb-03           $19,258.67           $    0.00            $19,258.67
     Mar-03           $19,258.67           $    0.00            $19,258.67
     Apr-03           $19,258.67           $    0.00            $19,258.67
     May-03           $19,258.67           $    0.00            $19,258.67
     Jun-03           $19,258.67           $    0.00            $19,258.67
     Jul-03           $19,258.67           $    0.00            $19,258.67
     Aug-03           $19,258.67           $    0.00            $19,258.67
     Sep-03           $19,258.67           $    0.00            $19,258.67
     Oct-03           $19,258.67           $    0.00            $19,258.67
     Nov-03           $19,258.67           $    0.00            $19,258.67
     Dec-03           $19,258.67           $    0.00            $19,258.67